Exhibit 10.29

FIRST AMENDMENT TO LOAN FACILITY AGREEMENT

THIS FIRST AMENDMENT TO LOAN FACILITY AGREEMENT dated December 9, 2014 (this “Amendment”) is entered into among Aaron’s, Inc., a Georgia corporation (the “Sponsor”), the Guarantors, the Participants party hereto and SunTrust Bank, as Servicer. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Loan Facility Agreement (as defined below).

RECITALS

WHEREAS, the Sponsor, the Participants and SunTrust Bank, as Servicer, entered into that certain Third Amended and Restated Loan Facility Agreement dated as of April 14, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Facility Agreement”);

WHEREAS, the Sponsor has requested certain amendments to the Loan Facility Agreement;

WHEREAS, the Participants agree to such requested amendments subject to the terms and conditions of this Amendment;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments to Loan Facility Agreement. The Loan Facility Agreement is hereby amended as follows:

(a) The cover page of the Loan Facility Agreement is amended by adding the following at the bottom of such cover page:

SUNTRUST ROBINSON HUMPHREY, INC.,

as Joint Lead Arranger and Sole Bookrunner

and

BANK OF AMERICA, N.A.,

FIFTH THIRD BANK

and

REGIONS CAPITAL MARKETS,

a division of Regions Bank,

as Joint Lead Arrangers

(b) The following definitions are added in the appropriate alphabetical order to Section 1.1 of the Loan Facility Agreement:

“First Amendment Effective Date” means December 9, 2014.

“First Amendment to Loan Facility Agreement” means that certain First Amendment to Loan Facility Agreement dated as of the First Amendment Effective Date, by and between the Sponsor, the Servicer, the Participants party thereto and the Guarantors party thereto.

“Material Domestic Subsidiary” means any Domestic Subsidiary of the Sponsor that has not already become a Guarantor that (a) at any time (i) accounted for five percent (5.0%) of Consolidated EBITDA for any period of four (4) Fiscal Quarters ended or (ii) holds assets with an aggregate book value equal to or greater than five percent (5.0%) of the aggregate fair market value of the total assets of the Sponsor and its Subsidiaries on a consolidated basis or (b) when taken together with other Domestic Subsidiaries that are not already Guarantors, (x) accounted for ten percent (10.0%) of Consolidated EBITDA for any period of four (4) Fiscal Quarters ended or (y) holds assets with an aggregate book value equal to or greater than ten percent (10.0%) of the aggregate fair market value of the total assets of the Sponsor and its Subsidiaries on a consolidated basis. Upon the acquisition of a new Domestic Subsidiary or the merger or consolidation of any Person with or into an existing Domestic Subsidiary (or the acquisition of other assets by an existing Domestic Subsidiary), the qualification of the affected Domestic Subsidiary as a “Material Subsidiary” pursuant to the foregoing requirements of this definition shall be determined on a pro forma basis as if such Domestic Subsidiary had been acquired or such merger, consolidation or other acquisition had occurred, as applicable, at the beginning of the relevant period of four consecutive Fiscal Quarters.

“Sanctions” shall mean economic or financial sanctions or trade embargoes administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

(c) The following definitions in Section 1.1 of the Loan Facility Agreement are amended as follows:

(i) The definition of “Anti-Terrorism Order” is deleted in its entirety.

(ii) The definition of “Applicable Margin” is amended by replacing the last sentence of such definition with the following sentence:

Notwithstanding the foregoing, the Applicable Margin from the First Amendment Effective Date until the financial statements and Compliance Certificate for the Fiscal Quarter ending on December 31, 2014 are delivered shall be at Level III.

(iii) The definition of “Applicable Percentage is amended by replacing the last sentence of such definition with the following sentence:

Notwithstanding the foregoing, the Applicable Percentage for the commitment fee from the First Amendment Effective Date until the financial statements and Compliance Certificate for the Fiscal Quarter ending on December 31, 2014 are delivered shall be at Level III.

(iv) The definition of “Canadian LIBOR” is amended by adding the following proviso at the end of such definition:

; provided, that, if Canadian LIBOR would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

(v) The definition of “Canadian Loan Agreement” is amended to read as follows:

“Canadian Loan Agreement” shall mean a Loan Agreement setting forth the terms and conditions, as between a Canadian Borrower and the Servicer, under which the Servicer has established a Canadian Loan Commitment to make Advances to such Canadian Borrower pursuant to the Canadian Loan Commitment, substantially in the form of Exhibit B, with such changes as may be mutually agreed by the Sponsor and the Servicer (it being understood that the Servicer will not unreasonably withhold or delay its agreement to any such changes requested by the Sponsor).

(vi) The definition of “Consolidated EBITDA” is amended by deleting the “and” immediately prior to clause (vii) and adding the following after clause (vii):

, (viii) one-time fees, costs and expenses (including without limitation legal and other professional fees) in connection with (x) the retirement and severance of Ronald W. Allen and David Buck and (y) the bid by Vintage Capital Management to acquire the Sponsor, and other proxy contests and shareholder proposals, including costs, expenses and fees relating to responding to, defending and settling such matters, in each case to the extent such fees, costs and expenses were incurred prior to the First Amendment Effective Date, and (ix) transaction closing costs, fees and expenses actually incurred during such period in connection with the negotiation and closing of the First Amendment to Loan Facility Agreement, and the related amendments to the Credit Agreement and the Note Agreements and the related transaction documents, in each case paid during such period to Persons that are not Affiliates of the Sponsor or any Subsidiary.

(vii) The definition of “Fee Letter” is amended to read as follows:

“Fee Letter” shall mean that certain letter agreement, dated as of the First Amendment Effective Date, by and between the Sponsor and the Servicer, setting forth certain fees applicable to the loan facility described herein, either as originally executed or as hereafter amended or modified.

(viii) The definition of “Sanctioned Country” is amended to read as follows:

“Sanctioned Country” shall mean, at any time, a country or territory that is, or whose government is, the subject or target of any Sanctions.

(ix) The definition of “Sanctioned Person” is amended to read as follows:

“Sanctioned Person” shall mean, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union or any EU member state, (b) any Person located, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.

(x) The definition of “Servicing Agreement” is amended to read as follows:

“Servicing Agreement” shall mean that certain Fifth Amended and Restated Servicing Agreement, dated as of December 9, 2014, by and between the Sponsor and the Servicer, as amended, restated, supplemented or otherwise modified from time to time.

(xi) The definition of “US LIBOR” is amended by adding the following proviso at the end of the proviso of such definition:

; provided, further, that, if US LIBOR would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

(xii) The definition of “US Loan Agreement” is amended to read as follows:

“US Loan Agreement” shall mean a Loan and Security Agreement setting forth the terms and conditions, as between a US Borrower and the Servicer, under which the Servicer has established a US Loan Commitment to make Advances to such Borrower pursuant to the US Loan Commitment, substantially in the form of Exhibit C, with such changes as may be mutually agreed by the Sponsor and the Servicer (it being understood that the Servicer will not unreasonably withhold or delay its agreement to any such changes requested by the Sponsor); provided, however, that any loan agreement or line of credit agreement executed by any Borrower and the Servicer prior to the Effective Date shall be substantially in the form required under the Existing Loan Facility Agreement (with such changes as may be mutually agreed by the Sponsor and the Servicer, it being understood that the Servicer will not unreasonably withhold or delay its agreement to any such changes requested by the Sponsor).

(d) Section 2.1(a) of the Loan Facility Agreement is amended by replacing “December 11, 2014” with “December 11, 2015”.

(e) Section 3.1(b) of the Loan Facility Agreement is amended to read as follows:

(b) The forms of Loan Agreements, Canadian Security Agreement and Notes used by the Servicer as documentation for each Loan on and after the First Amendment Effective Date shall be substantially in the forms attached hereto with such changes as may be mutually agreed by the Sponsor and the Servicer (it being understood that the Servicer will not unreasonably withhold or delay its agreement to any such changes requested by the Sponsor).

(f) Sections 5.17 and 5.18 of the Loan Facility Agreement are deleted in their entirety and replaced with the following Section 5.17:

Section 5.17. Anti-Corruption Laws and Sanctions. The Sponsor has implemented and maintains in effect policies and procedures designed to ensure compliance in all material respects by the Sponsor, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Sponsor, its Subsidiaries and their respective officers (in such capacity), employees (in such capacity) and, to the knowledge of the Sponsor, its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions. None of (a) the Sponsor, any Subsidiary or any of their respective officers (in such capacity) or employees (in such capacity), or (b) to the knowledge of the Sponsor, any director or agent of the Sponsor or any Subsidiary is a Sanctioned Person. No Borrowing or Letter of Credit, use by the Sponsor or any Subsidiary of the proceeds thereof or other transactions contemplated hereby will violate Anti-Corruption Laws or applicable Sanctions.

(g) Section 6.1(g) of the Loan Facility Agreement is amended by (i) adding “, in each case, on a quarter by quarter basis for such forecasted Fiscal Year information;” at the end of such Section and (ii) deleting the period at the end of such Section.

(h) Section 6.3 of the Loan Facility Agreement is amended by adding the following language immediately prior to the proviso appearing in said Section:

, including but not limited to the business of leasing and selling furniture, consumer electronics, computers, appliances and other household goods and accessories inside and outside of the United States of America, through both independently-owned and franchised stores, providing lease-purchase solutions, credit and other financing solutions to customers for the purchase and lease of such products, the manufacture and supply of furniture and bedding for lease and sale in such stores, and the provision of virtual rent-to-own programs inside and outside of the United States of America (including but not limited to point-of-sale lease purchase programs).

(i) Section 6.9 of the Loan Facility Agreement is amended by adding the following as a new paragraph to such Section:

The Sponsor shall ensure that the Borrowers and their respective directors, officers, employees and agents shall not use the proceeds of any Loans (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

(j) Section 6.10(a) of the Loan Facility Agreement is amended to read as follows:

(a) Within ten (10) Business Days (or such later date as the Servicer may agree in its sole discretion) after any Domestic Subsidiary is acquired or formed, the Sponsor shall (i) notify the Servicer and the Participants thereof, (ii) if such Domestic Subsidiary is a Material Domestic Subsidiary, cause such Subsidiary to become a Guarantor by executing agreements in the form of Annex I to the Subsidiary Guarantee Agreement and (iii) if such Subsidiary is a Material Domestic Subsidiary, cause such Domestic Subsidiary to deliver simultaneously therewith similar documents applicable to such Domestic Subsidiary described in

Section 3.1 as reasonably requested by the Servicer. In the event that any Domestic Subsidiary that is not already a Guarantor becomes a Material Domestic Subsidiary at any time after its formation or acquisition, the Sponsor shall have up to (10) Business Days (or such later date as the Servicer may agree in its sole discretion) to cause it to (x) become a Guarantor by executing agreements in form and substance reasonably satisfactory to the Servicer and (y) deliver simultaneously therewith similar documents applicable to such Domestic Subsidiary described in Section 13.1 as reasonably requested by the Servicer.

(k) The first sentence of Section 6.10(b) of the Loan Facility Agreement is amended to read as follows:

The Sponsor may, after the Effective Date, acquire (subject to Section 8.4) or form additional Foreign Subsidiaries.

(l) Section 7.1 of the Loan Facility Agreement is amended to read as follows:

Section 7.1 Total Debt to EBITDA Ratio. The Sponsor and its Subsidiaries shall maintain, as of the last day of each Fiscal Quarter, a Total Debt to EBITDA Ratio of not greater than (a) with respect to the Fiscal Quarter ending December 31, 2014 and each Fiscal Quarter ending thereafter through and including December 31, 2015, 3.25:1.00, and (b) for each Fiscal Quarter ending thereafter, 3.00:1.00.

(m) Section 7.2 of the Loan Facility Agreement is amended to read as follows:

Section 7.2 Fixed Charge Coverage Ratio. The Sponsor and its Subsidiaries shall maintain, as of the last day of each Fiscal Quarter, a Fixed Charge Coverage Ratio of not less than (a) with respect to the Fiscal Quarter ending December 31, 2014 and each Fiscal Quarter ending thereafter through and including December 31, 2015, 1.75:1.00, and (b) for each Fiscal Quarter ending thereafter, 2.00:1.00.

(n) Section 15.1(b) of the Loan Facility Agreement is amended by adding the following new clauses (iii) and (iv):

(iii) The Sponsor agrees that the Servicer may, but shall not be obligated to, make Communications (as defined below) available to the Participants by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar Electronic System.

(iv) Any Electronic System used by the Servicer is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System. In no event shall the Servicer or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any

Credit Party, any Participant or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Credit Party’s or the Servicer’s transmission of Communications through an Electronic System. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Credit Party pursuant to any Operative Document or the transactions contemplated therein which is distributed by the Servicer or any Participant by means of electronic communications pursuant to this Section, including through an Electronic System.

(o) Schedule 1.1(b) of the Loan Facility Agreement is amended to read as Schedule 1.1(b) attached hereto.

(p) Exhibits B and C of the Loan Facility Agreement are amended to read, respectively, as Exhibits B and C attached hereto.

2. Participant Joinder.

(a) Each participant party hereto that does not have a Participating Commitment and/or Funded Participation under the Loan Facility Agreement prior to the First Amendment Effective Date (each, a “New Participant”) hereby agrees to provide a Participating Commitment in an amount set forth on Schedule 1.1(b) attached hereto.

(b) Each New Participant (i) represents and warrants that (1) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and to become a Participant under the Loan Facility Agreement, (2) from and after the date hereof, it shall be bound by the provisions of the Loan Facility Agreement as a Participant thereunder and shall have the obligations of a Participant thereunder, (3) it has received a copy of the Loan Facility Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and, based on such information, has made such analysis and decision independently and without reliance on the Servicer or any other Participant and (4) it has delivered to the Sponsor and/or the Servicer, as applicable, any documentation required to be delivered by it pursuant to the terms of the Loan Facility Agreement, duly completed and executed by such New Participant (including, but not limited to, completion, execution and delivery of applicable Internal Revenue Service tax withholding exemption forms); and (ii) agrees that it will (1) independently and without reliance on the Servicer or any other Participant, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Operative Documents and (2) perform in accordance with their terms all of the obligations which by the terms of the Operative Documents are required to be performed by it as a Participant.

(c) Each of the Credit Parties, the Participants (including the New Participants) and the Servicer agrees that, as of the First Amendment Effective Date, each New Participant shall (i) be a party to the Loan Facility Agreement, (ii) be a “Participant” for all purposes of the Loan Facility Agreement and the other Operative Documents and (iii) have the rights and obligations of a Participant under the Loan Facility Agreement and the other Operative Documents.

3. Participating Commitments. The Servicer and the Participants agree that the Participating Commitments of each of the Participants immediately prior to the effectiveness of this Amendment shall be reallocated (and to the extent necessary with respect to each Participant, increased or decreased) among the Participants such that, immediately after the effectiveness of this Amendment in accordance with its terms, the Participating Commitments of each Participant shall be as set forth on Schedule 1.1(b) attached hereto. In order to effect such reallocations, assignments shall be deemed to be made among the Participants in such amounts as may be necessary, and with the same force and effect as if such assignments were evidenced by the applicable Assignments and Acceptances (but without the payment of any related assignment fee), and no other documents or instruments shall be required to be executed in connection with such assignments (all of which such requirements are hereby waived). Further, to effect the foregoing, each Participant agrees to make cash settlements in respect of any outstanding Funded Participations, either directly or through the Servicer, as the Servicer may direct or approve, such that after giving effect to this Amendment, each Participant holds Funded Participations equal to its Pro Rata Share (based on the Participating Commitment of each Participant as set forth on Schedule 1.1(b) attached hereto).

4. Conditions Precedent. This Amendment shall be effective upon satisfaction of the following conditions precedent in each case in a manner reasonably satisfactory to the Servicer and each Participant:

(a) Amendment. Receipt of a counterpart of (i) this Amendment signed by each of the Credit Parties, the Participants and the Servicer, (ii) the Fifth Amended and Restated Servicing Agreement signed by the Sponsor and the Servicer and (iii) the Fee Letter signed by the Sponsor and the Servicer.

(b) Opinion of Counsel. Receipt of a favorable written opinion of Kilpatrick Townsend & Stockton LLP, counsel to the Credit Parties, addressed to the Servicer and each of the Participants, and covering such matters relating to the Credit Parties, the Operative Documents and the transactions contemplated therein as the Servicer or the Participants shall reasonably request.

(c) Organization Documents, Resolutions, Etc. Receipt by the Servicer of the following:

(i) a certificate of the Secretary or Assistant Secretary of each Credit Party attaching and certifying copies of its bylaws or operating agreement, as applicable, and of the resolutions of its board of directors (or equivalent governing body), authorizing the execution, delivery and performance of this Amendment and certifying the name, title and true signature of each officer of such Credit Party executing this Amendment; and

(ii) certified copies of the articles of incorporation or other charter documents of each Credit Party, together with certificates of good standing or existence, as may be available from the Secretary of State of the jurisdiction of incorporation of such Credit Party.

(d) Material Adverse Effect. Since December 31, 2013, there shall have been no change which has had or could reasonably be expected to have a Material Adverse Effect.

(e) No Default. As of the First Amendment Effective Date, no Credit Event or Unmatured Credit Event shall exist.

(f) Representations and Warranties. As of the First Amendment Effective Date, all representations and warranties of each Credit Party set forth in the Operative Documents shall be true and correct in all material respects (other than those representations and warranties that are expressly qualified by Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects); provided, that to the extent such representation or warranty relates to a specific prior date, such representation or warranty shall be true and correct in all material respects (other than those representations and warranties that are expressly qualified by Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects) only as of such specific prior date.

(g) Closing Certificate. Receipt by the Servicer of a certificate, dated the First Amendment Effective Date and signed by a Responsible Officer, (i) confirming compliance with the conditions set forth in Sections 2(d), (e) and (f), and (ii) certifying that (x) all consents, approvals, authorizations, registrations and filings and orders required or advisable to be made or obtained under any applicable laws, or by any contractual obligation of each Credit Party, in connection with the execution, delivery, performance, validity and enforceability of this Amendment or any of the transactions contemplated hereby, and such consents, approvals, authorizations, registrations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired, and (y) no known investigation or inquiry by any Governmental Authority regarding the Commitments or any transaction being financed with the proceeds thereof shall be ongoing.

(h) OFAC, Patriot Act, Etc. Receipt by the Servicer and any requesting Participant of all documentation and other information with respect to the Credit Parties that the Servicer or such Participant, as applicable, has requested of the Sponsor and which the Servicer or such Participant, as applicable, reasonably believes is required by regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act.

(i) Amendments to Credit Documents. The Credit Agreement and the other Credit Documents shall have been amended in a manner reasonably satisfactory to the Servicer.

(j) Amendments to Note Agreements. The Note Agreements shall have been (or shall be substantially simultaneously herewith) amended in a manner reasonably satisfactory to the Servicer.

(k) Fees and Attorney Costs. Receipt by the Servicer and the Participants of all fees and other amounts due and payable on or prior to the First Amendment Effective Date, including reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel to the Servicer) required to be reimbursed or paid by the Sponsor hereunder, under any other Operative Document and under any agreement with the Servicer.

5. Miscellaneous.

(a) This Amendment shall be deemed to be, and is, an Operative Document.

(b) Each Credit Party (i) acknowledges and consents to all of the terms and conditions of this Amendment, (ii) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Loan Facility Agreement or the other Operative Documents or any certificates, documents, agreements and instruments executed in connection therewith, (iii) affirms all of its obligations under the Operative Documents, (iv) affirms that each of the Liens granted in or pursuant to the Operative Documents are valid and subsisting and (v) agrees that this Amendment shall in no manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Operative Documents.

(c) Effective as of the First Amendment Effective Date, all references to the Loan Facility Agreement in each of the Operative Documents shall hereafter mean the Loan Facility Agreement as amended by this Amendment.

(d) Each of the Credit Parties hereby represents and warrants to the Servicer and the Credit Parties as follows:

(i) such Credit Party has taken all necessary action to authorize the execution, delivery and performance of this Amendment;

(ii) this Amendment has been duly executed and delivered by such Credit Party and constitutes such Credit Party’s legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (A) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity); and

(iii) no consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by any Credit Party of this Amendment.

(e) This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by telecopy, pdf or other similar electronic transmission shall be effective as an original and shall constitute a representation that an executed original shall be delivered.

(f) This Amendment shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of Georgia.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

SPONSOR:	AARON’S, INC.

	By:	/s/ Gilbert L. Danielson
	Name:	Gilbert L. Danielson
	Title:	Executive Vice President and Chief Financial Officer

GUARANTORS:	AARON INVESTMENT COMPANY,
as a Guarantor

	By:	/s/ Gilbert L. Danielson
	Name:	Gilbert L. Danielson
	Title:	Vice President and Treasurer

AARON’S PRODUCTION COMPANY,
as a Guarantor

	By:	/s/ Gilbert L. Danielson
	Name:	Gilbert L. Danielson
	Title:	Vice President and Chief Executive Officer

99LTO, LLC,
AARON’S LOGISTICS, LLC,
AARON’S PROCUREMENT COMPANY, LLC,
AARON’S STRATEGIC SERVICES, LLC,
each as a Guarantor

	By:	AARON’S, INC., as sole Manager

	By:	/s/ Gilbert L. Danielson
	Name:	Gilbert L. Danielson
	Title:	Executive Vice President, Chief Financial Officer

PROGRESSIVE FINANCE HOLDINGS, LLC,
as a Guarantor

	By:	/s/ Gilbert L. Danielson
	Name:	Gilbert L. Danielson
	Title:	Executive Vice President

FIRST AMENDMENT TO LOAN FACILITY AGREEMENT

AARON’S, INC.

Prog Finance Arizona, LLC
Prog Finance California, LLC
Prog Finance Florida, LLC
Prog Finance Georgia, LLC
Prog Finance Illinois, LLC
Prog Finance Michigan, LLC
Prog Finance New York, LLC
Prog Finance Ohio, LLC
Prog Finance Texas, LLC
Prog Finance Mid-West, LLC
Prog Finance North-East, LLC
Prog Finance South-East, LLC
Prog Finance West, LLC
NPRTO Arizona, LLC
NPRTO California, LLC
NPRTO Florida, LLC
NPRTO Georgia, LLC
NPRTO Illinois, LLC
NPRTO Michigan, LLC
NPRTO New York, LLC
NPRTO Ohio, LLC
NPRTO Texas, LLC
NPRTO Mid-West, LLC
NPRTO North-East, LLC
NPRTO South-East, LLC
NPRTO West, LLC, each as a Guarantor

By:		PROG LEASING, LLC, Sole Manager

	By:	PROGRESSIVE FINANCE
HOLDINGS, LLC, Sole Manager

By:		/s/ Gilbert L. Danielson
Name:		Gilbert L. Danielson
Title:		Executive Vice President

PANGO LLC, as a Guarantor

By:		PROGRESSIVE FINANCE HOLDINGS, LLC, Sole Manager

By:		/s/ Gilbert L. Danielson
Name:		Gilbert L. Danielson
Title:		Executive Vice President

FIRST AMENDMENT TO LOAN FACILITY AGREEMENT

AARON’S, INC.

PROG LEASING, LLC, as a Guarantor

By:	PROGRESSIVE FINANCE HOLDINGS, LLC, Sole Manager

By:	/s/ Gilbert L. Danielson
Name:	Gilbert L. Danielson
Title:	Executive Vice President

FIRST AMENDMENT TO LOAN FACILITY AGREEMENT

AARON’S, INC.

SERVICER:	SUNTRUST BANK,
as Servicer and as a Participant

	By	/s/ William David Hart
	Name:	William David Hart
	Title:	Managing Director

FIRST AMENDMENT TO LOAN FACILITY AGREEMENT

AARON’S, INC.

PARTICIPANTS:	BANK OF AMERICA, N.A.,
as a Participant

	By	/s/ Ryan Maples
	Name:	Ryan Maples
	Title:	Vice President

FIRST AMENDMENT TO LOAN FACILITY AGREEMENT

AARON’S, INC.

PARTICIPANTS:	Regions Bank,
as a Participant

	By	/s/ Gilbert H. Reese
	Name:	Gilbert H. Reese
	Title:	Senior Vice President

FIRST AMENDMENT TO LOAN FACILITY AGREEMENT

AARON’S, INC.

PARTICIPANTS:	Branch Banking and Trust Company,
as a Participant

	By	/s/ Bradley B. Sands
	Name:	Bradley B. Sands
	Title:	Assistant Vice President

FIRST AMENDMENT TO LOAN FACILITY AGREEMENT

AARON’S, INC.

PARTICIPANTS:	Citizens Bank, N.A.,
as a Participant

	By	/s/ Peter van der Horst
	Name:	Peter van der Horst
	Title:	Senior Vice President

FIRST AMENDMENT TO LOAN FACILITY AGREEMENT

AARON’S, INC.

PARTICIPANTS:	FIFTH THIRD BANK,
as a Participant

	By	/s/ Kenneth W. Deere
	Name:	Kenneth W. Deere
	Title:	Senior Vice President

FIRST AMENDMENT TO LOAN FACILITY AGREEMENT

AARON’S, INC.

PARTICIPANTS:	Synovus Bank,
as a Participant

	By	/s/ Mike Sawicki
Mike Sawicki
Corporate Banking

FIRST AMENDMENT TO LOAN FACILITY AGREEMENT

AARON’S, INC.

SCHEDULE 1.1(b)

PARTICIPANT COMMITMENTS

Participant	Participating Commitment
SunTrust Bank	$36,666,667.00
Bank of America, N.A.	$30,000,000.00
Fifth Third Bank, an Ohio banking corporation	$30,000,000.00
Regions Bank	$30,000,000.00
Branch Banking & Trust Company	$26,666,667.00
Citizens Bank	$13,333,333.00
Synovus Bank	$8,333,333.00

Total:	$175,000,000.00

EXHIBIT B

EXHIBIT B

TO

THIRD AMENDED AND RESTATED LOAN FACILITY AGREEMENT

AND GUARANTY

FORM OF CANADIAN LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”) dated as of                     , is made between                      (“Borrower”), a                                          [incorporated]/[formed]under the laws of                     , and SUNTRUST BANK (“Bank”), a Georgia banking corporation having its principal office in Atlanta, Georgia.

W I T N E S S E T H:

WHEREAS, Borrower engages in the business of leasing and selling furniture, electronics, appliances, and other household goods and is a franchisee of Aaron’s, Inc., a Georgia corporation formerly known as Aaron Rents, Inc. (“Aaron”);

WHEREAS, Borrower has requested and Bank has agreed to provide financing to Borrower;

WHEREAS, Borrower and Bank wish to enter into this Agreement to set forth the terms and conditions of Bank’s establishment of a credit facility for Borrower;

THEREFORE, upon the terms and conditions hereinafter stated, and in consideration of the mutual premises set forth above and other adequate consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1.	DEFINITIONS AND RULES OF CONSTRUCTION.

1.1 As used in this Agreement, the following terms shall have the meanings set forth below (terms defined in the singular to have the same meaning when used in the plural and vice versa):

“Aaron’s Proprietary System” means Aaron’s proprietary point of sale software system, as modified from time to time, used by Aaron and its franchisees, such as Borrower.

“Account” means any right of Borrower to payment for goods sold or leased or for services rendered which is not evidenced by an Instrument or Chattel Paper, whether or not earned by performance.

“Account Debtor” means any Person who is liable on an Account.

“Advance” means an advance of funds by Bank on behalf of Borrower pursuant to the Line of Credit or Revolving Note executed by Borrower.

“Agreement” means this Loan Agreement and all exhibits, riders and schedules at any time executed by the parties and made a part hereof by reference, either as originally executed or as hereafter amended, restated, modified or supplemented from time to time.

“Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to the Borrower and its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Anti-Terrorism Order” shall mean Executive Order 13224, signed by President George W. Bush on September 23, 2001.

“Applicable Law” means all laws, rules and regulations applicable to the Person, conduct, transaction, covenant or Loan Documents in question, including, without limitation, all applicable law and equitable principles; all provisions of all applicable state, provincial, territorial and federal constitutions, statutes, rules, regulations and orders of governmental bodies; and all orders, judgments and decrees of all courts and arbitrators.

“Approved Invoice” means an invoice for the aggregate purchase price of Merchandise purchased by Borrower with a purchase order approved by Aaron.

“Asset Disposition” means (i) all sales of Merchandise; (ii) all Merchandise which is determined to have been stolen; (iii) all Merchandise that is destroyed, lost or otherwise removed from the premises of Borrower other than pursuant to a Lease Contract or by outright sale or for repair work; and (iv) all “skipped” Merchandise which is Merchandise subject to a Lease Contract.

“Asset Disposition Prepayment” shall have the meaning set forth in Section 2.10(b) hereof.

“Bank” means SunTrust Bank and its successors and assigns.

“BIA” means the Bankruptcy and Insolvency Act (Canada), as it may be amended from time to time.

“Books and Records” means all of Borrower’s books and records evidencing or relating to its business, financial condition or the Collateral, including, but not limited to, all customer lists, ledgers, invoices, purchase orders, financial statements, computer tapes and disks.

“Borrowing Base” shall mean, on any date of determination, an amount equal to [        ] multiplied by Rental Revenue for the most recently ended three calendar months.

“Borrowing Base Report” shall have the meaning set forth in Section 2.5(iv) hereof.

“Business Day” means any day other than a Saturday, Sunday or a day on which commercial banks in Toronto, Ontario are authorized by law to close.

“Business PAD” shall have the meaning set forth in the Pre-Authorized Debt Rules.

“CCAA” means the Companies Creditors Arrangement Act (Canada), as it may be amended from time to time.

“Chattel Paper” shall have the meaning ascribed to it in the PPSA.

“Closing Date” means for (i) the Revolving Commitment, the date set forth in the Revolving Note on which all Loan Documents have been executed and delivered and the conditions precedent to funding an Advance thereunder have been satisfied, (ii) the Term Loan, the date set forth in the Term Note on which all Loan Documents have been executed and delivered and the conditions precedent to funding the loan have been satisfied, and (iii) the Line of Credit Commitment, the date set forth in the Line of Credit Note on which all Loan Documents have been executed and delivered and the conditions precedent to funding the loan have been satisfied.

“Closing Fee” shall have the meaning given to such term in Section 2.11 hereof.

“Collateral” shall have the meaning given to such term in the Security Agreement.

“Collateral Agreement” means an agreement executed by Borrower and any other Persons primarily or secondarily liable for all or part of the Loans or granting a security interest to Bank in specified Collateral as security for the Loans, including without limitation, this Agreement and any Guaranties.

“Commitment Fee” shall have the meaning set forth in Section 2.12 hereof.

“Debt” means (i) indebtedness for borrowed money or for the deferred purchase price of property or services (other than trade accounts payable on customary terms in the ordinary course of business), (ii) financial obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) financial obligations as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, and (iv) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or financial obligations of others of the kinds referred to in clauses (i) through (iii) above.

“Debt Service” means, for any particular period, the total required payments of principal (excluding any payments of principal required to be made as a result of any Asset Disposition), interest and fees made by Borrower with respect to its Debt (other than Debt of Borrower which is subordinated to the Loan Indebtedness owing to Bank pursuant to a subordination agreement in form and substance satisfactory to Bank) during such period to the extent that such Debt arises pursuant to this Agreement or any other financing arrangement with respect to Merchandise.

“Default Condition” means the occurrence of any event which, after satisfaction of any requirement for the giving of notice or the lapse of time, or both, would become an Event of Default.

“Default Rate” means the annual percentage interest rate applied to the principal of the Loans not paid when due under the terms of the applicable Loan Documents, which rate shall equal the sum of two percent (2%) per annum plus the Floating Rate.

“Delinquent Payment Fee” shall have the meaning set forth in Section 2.13 hereof.

“Environment” means the component of the Earth, and includes (i) land, water and air, including all layers of the atmosphere; (ii) all organic and inorganic matter and living organisms; and (iii) the interacting natural systems that include components referred to in paragraphs (i) and (ii).

“Environmental Laws” means federal, provincial, local and foreign laws, principles of common law, regulations and codes, as well as orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder relating to pollution, protection and presentation of the environment or occupational health and safety, including, but not limited to the release or threatened release of Hazardous Substances into the Environment or otherwise relating to the presence, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

“Equipment” means all machinery, equipment, furniture, fixtures, motor vehicles and other tangible personal property (other than Inventory) of Borrower, including, but not limited to, all items described on the Equipment Schedule (if attached) and all substitutions and replacements thereof.

“Event of Default” shall have the meaning set forth in Section 9 hereof.

“FCTA” means Borrower’s Foreign Currency Transaction Account held with Bank into which Bank shall deposit the Advances for the purpose of (i) paying, by means of SWIFT transfer (or such other method approved in writing by Aaron and acceptable to Bank), Approved Invoices arising from purchases of Merchandise from a supplier, including any freight charges to the extent Aaron consents thereto, (ii) paying, to Borrower’s own account (or, with the written consent of Aaron, such other account for which wiring instructions have been provided to the Bank) upon the consent of Aaron, state use taxes associated therewith, and (iii) paying, to Borrower’s own account (or, with the written consent of Aaron, such other account for which wiring instructions have been provided to the Bank) any other items to the extent expressly permitted to be paid hereunder.

“Floating Rate” means a rate of interest per annum equal to the Prime Rate plus an additional [four and three-quarters] percent ([4.75%]1) per annum, such rate to change as and when the Prime Rate changes.

“Franchise Agreement” means the written agreement between Aaron and Borrower whereby Borrower is authorized to establish an “Aaron’s” franchise.

“GAAP” means generally accepted accounting principles in Canada, consistently applied.

“Guarantor” means each Person who now or hereafter guarantees payment of the whole or any part of the Loan Indebtedness.

“Guaranty” means any guaranty agreement executed by each of the partners, shareholders, and where not prohibited by law, the spouses of such persons, of Borrower, or such other Persons as may be required by Bank, in favor of Bank with respect to the obligations of Borrower with respect to the Loans in the form provided by Bank, as the same may be amended, restated or supplemented from time to time.

“Hazardous Substances” means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or waste, petroleum or petroleum-derived substance or waste, or any constituent of any such substance or waste, including without limitation, any such substance regulated under or defined by any Environmental Law.

“Instrument” shall have the meaning ascribed to it in the PPSA.

“Inventory” means all inventory of Borrower, including, without limitation, all raw materials, work in process, finished goods, goods being leased pursuant to Lease Contracts, and other goods held by Borrower for sale or lease or furnished under contracts of service.

“Lease Contract” means a contract between Borrower and a customer to lease Merchandise in the form approved by Aaron (and which may include purchase options).

[1]	Note: This interest rate shall be as designated by Aaron’s in the applicable loan Funding Approval Notice.

“Lien” means any interest in property securing an obligation, whether such interest is based on the common law, statute or contract, including, without limitation, a security interest, lien or security title arising from a security agreement, mortgage, security deed, trust deed, pledge, hypothec or conditional sale, or a lease, consignment or bailment for security purposes.

“Line of Credit Commitment” means the committed line of credit facility established by Bank in favor of Borrower in the amount set forth in the Line of Credit Note and upon the terms described in this Agreement.

“Line of Credit Loan” means a loan or an advance made by Bank to Borrower under its Line of Credit Commitment.

“Line of Credit Note” means a note executed by Borrower in favor of Bank, substantially in the form of Exhibit A-1 attached hereto in the committed principal amount of Bank’s Line of Credit Commitment evidencing the obligation of Borrower to repay its Line of Credit Loans.

“Loan Account” means the internal bank loan account established by Bank for Borrower.

“Loan Documents” means this Agreement, the Notes, the Collateral Agreements, any other documents relating to the Loans delivered by Borrower or any guarantor or surety thereof to Bank and any amendments thereto.

“Loan Indebtedness” means all amounts due and payable by Borrower under the terms of the Loan Documents with respect to the Loans made thereunder, including, without limitation, outstanding principal, accrued interest, any late charges, and all reasonable costs and expenses of any legal proceeding brought by Bank to collect any of the foregoing (including without limitation, reasonable legal or attorneys’ fees).

“Loans” means the Line of Credit Loans, Revolving Loans or Term Loan.

“Loan Term” shall have the meaning set forth in Section 2.6(i) hereof.

“Material Adverse Effect” means any materially adverse change in (i) the business, results of operations, financial condition, assets or prospects of Borrower, taken as a whole, (ii) the ability of Borrower to perform its obligations under this Agreement, or (iii) the ability of the Guarantors (taken as a whole) to perform their respective obligations under the Guaranty.

“Maturity Date” means for (i) ) the Revolving Commitment, the date set forth in the Revolving Note, as it may be extended in accordance with the provisions of Section 2.8, (ii) the Term Loan, the date set forth in the Term Note and (iii) the Line of Credit Commitment, the date set forth in the Line of Credit Note.

“Merchandise” means goods distributed or sold to Borrower through Aaron.

“Net Book Value” means, for any item of Merchandise, the cost of such Merchandise less accumulated depreciation as calculated in accordance with the Aaron’s Proprietary System.

“Note” means the Line of Credit Note, the Revolving Note or the Term Note, as the case may be.

“Opening Date” means with respect to each store location, the date determined by Aaron to be the opening date of such location in accordance with its standard practice, as notified to Bank.

“PAD Authorization” means a pre-authorized debit authorization executed by Borrower authorizing Bank to cause a specified account of Borrower to be debited to pay amounts payable hereunder, such authorization to be in the form attached hereto as Exhibit F or such other form as Bank may require from time to time.

“Patriot Act” shall mean the USA PATRIOT Improvement and Reauthorization Act of 2005 (Pub. L. 109-177 (signed into law March 9, 2006)), as amended and in effect from time to time.

“Payment Date” means the last day of each calendar month; provided, however, if such day is not a Business Day, the next succeeding Business Day which is also a US Business Day.

“Permitted Liens” means Liens in favor of Bank or Aaron; Liens for taxes not yet due or payable; statutory Liens securing the claims of materialmen, mechanics, carriers and landlords for labor, materials, supplies or leases incurred in the ordinary course of Borrower’s business, but only if payment thereof is not at the time required and such Liens are at all times junior in priority to the Liens in favor of Bank; Liens shown on Exhibit B attached hereto (if any); and Liens hereafter consented to by Bank in writing.

“Person” means a corporation, an association, partnership, an organization, a business, a business trust, a limited liability company, an individual, a government or political subdivision thereof or a governmental agency.

“Personal PAD” shall have the meaning set forth in the Pre-Authorized Debit Rules.

“PPSA” means the Personal Property Security Act as in effect from time to time in the Province of Ontario.

“Pre-Authorized Debit Rules” means Rule H-1 of the Canadian Payments Association, as the same may be amended, modified, supplemented, restated, re-enacted or replaced from time to time.

“Prime Rate” means, on any date of determination, the higher of (a) the reference rate of interest, expressed as an annual rate, publicly announced or posted from time to time by Bloomberg on page BTMM for Canadian Money Market rates or (b) the average one month Bankers’ Acceptance rate quoted on Reuters Service, page CDOR, as at approximately 10:00 a.m. (Toronto, Ontario time) on such day plus 1% per annum.

“Quarterly Covenant Compliance Report” means that Quarterly Covenant Compliance Report substantially in the form of Exhibit D attached hereto.

“Rental Revenue” means, for any period, the gross revenues of Borrower from leases to the public of Borrower’s furniture inventory, computers, electronics, appliances and lease equipment including, without limitation, all customer deposits, advance lease payments, waiver fees, late fees, delivery fees, nonsufficient fund fees and reinstatement fees, but excluding all retail sales proceeds, goods and services tax, harmonized sales tax or provincial sales taxes.

“Revolving Commitment” means the committed revolving facility established by the Bank in favor of Borrower in the amount set forth in the Revolving Note and upon the terms described in this Agreement.

“Revolving Loan” means a loan or an advance made by the Bank to the Borrower under its Revolving Commitment.

“Revolving Note” means a note executed by Borrower in favor of Bank, substantially in the form of Exhibit A-3 attached hereto, in the committed principal amount of the Bank’s Revolving Commitment evidencing the obligation of the Borrower to repay its Revolving Loans.

“Sanctioned Country” shall mean, at any time, a country or territory that is, or whose government is, the subject or target of any Sanctions.

“Sanctioned Person” shall mean, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union or any EU member state, (b) any Person located, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.

“Sanctions” shall mean economic or financial sanctions or trade embargoes administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“Security Agreement” means a security agreement made by Borrower in favour of Bank substantially in the form attached hereto as Exhibit E attached hereto.

“Set Interval” shall have the meaning set forth in the Pre-Authorized Debit Rules.

“Solvent” means, as to any Person, such Person (i) is able to pay, and does pay, its debts as they mature and (ii) has a positive tangible net worth determined in accordance with GAAP.

“Sporadic” shall have the meaning set forth in the Pre-Authorized Debit Rules.

“Spousal Consent” means any agreement provided by the spouse of any Person executing a Guaranty to the extent such spouse has not personally executed a Guaranty, to be substantially in the form provided by Bank.

“Subsidiary” means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by Borrower.

“SWIFT” means Society for Worldwide Interbank Financial Telecommunication.

“Term Loan” means a single loan made by Bank to Borrower in an amount not to exceed the Term Loan Commitment.

“Term Loan Commitment” means the obligation of Bank to make a Term Loan in favor of Borrower in the amount set forth in the Term Note and upon the terms described in this Agreement.

“Term Note” means a note executed by Borrower in favor of Bank, substantially in the form of Exhibit A-2 attached hereto in the committed principal amount of Bank’s Term Loan Commitment evidencing the obligation of Borrower to repay its Term Loan.

“US Business Day” means any day other than a Saturday, Sunday or a day on which commercial banks in Atlanta, Georgia are authorized by law to close.

1.2 Accounting Terms and Determination. Accounting terms used in this Agreement such as “amortization,” “depreciation,” “interest expense,” and “tangible net worth” shall have the meaning normally given them by, and shall be calculated (both as to amounts and classification of items) in accordance with, GAAP. Any pronoun used herein shall be deemed to cover all genders. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations, and all references to any instruments or agreements, including, without limitation, references to any of the Loan Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

1.3 Interest Calculation and Payments. Unless otherwise stated, wherever in this Agreement reference is made to a rate of interest “per annum” or a similar expression is used, such interest will be calculated on the basis of a calendar year of 360 days, as the case may be, and using the nominal rate method of calculation and not the effective rate method of calculation or on any other basis that gives effect to the principle of deemed reinvestment of interest. Interest will continue to accrue after maturity and default and/or judgment, if any, until payment thereof, and interest will accrue on overdue interest, if any.

1.4 Interest Act (Canada). For the purposes of this Agreement, whenever interest to be paid hereunder is to be calculated on the basis of 360 days or any other period of time that is less than a calendar year, the yearly rate of interest to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360 or such other number of days in such period, as the case may be.

1.5 Currency. All references herein to currency or to $ are to lawful currency of Canada.

2.	LOAN; USE OF PROCEEDS.

2.1 Establishment of FCTA; Loan Account.

(i) Prior to the Closing Date, Bank shall (unless the Borrower has only a Term Loan) establish a FCTA for Borrower.

(ii) Prior to the Closing Date, Bank shall also establish on its books an internal loan account in Borrower’s name (the “Loan Account”) in which Bank shall record, in accordance with customary accounting practice, all charges, expenses and other items properly chargeable to Borrower; all payments made by Borrower on account of indebtedness evidenced by the Loan Account; all proceeds of Collateral which are finally paid to Bank at its office in cash or solvent credits; and other appropriate debits and credits. The debit balance of the Loan Account shall reflect the amount of Borrower’s Loan Indebtedness from time to time by reason of the Loans and other appropriate charges hereunder. At least once each month, Bank shall render a statement of account for the Loan Account, which statement shall be considered correct, and accepted by and conclusively binding upon Borrower, unless Borrower notifies Bank to the contrary within thirty (30) days after Bank’s sending of said statement to Borrower.

2.2 Establishment of Line of Credit Loan. Any Line of Credit Commitment now or hereafter committed to by Bank pursuant to which Borrower shall execute and deliver to Bank a Line of Credit Note shall be governed by and issued pursuant to the provisions, terms and conditions set forth herein.

2.3 Line of Credit Advances.

(i) Upon Borrower’s execution of this Agreement and a Line of Credit Note and compliance with the terms of this Agreement, and subject to Bank’s confirmation if requested by Aaron that Bank has a first priority security interest in the Collateral, Bank shall notify Borrower that Borrower may request Advances pursuant to the Line of Credit Commitment. Bank shall make such Advances into the FCTA (or, with the written consent of Aaron, such other account for which wiring instructions have been provided to Bank) for the sole purposes of (x) honoring requests from Borrower, made through Aaron by fax, email or other electronic form of notification to Aaron by 12:00 noon (Atlanta, Georgia time) on the last Business Day immediately prior to the 10th or the 25th day of each month, for SWIFT transfers to suppliers of Merchandise in payment of Approved Invoices, and (y) honoring requests from Borrower for Advances made via wire transfers (or such other method approved in writing by Aaron and acceptable to Bank) to the FCTA (or, with the written consent of Aaron, such other account of Borrower or of a third party for which wiring instructions have been provided to Bank) for working capital and for any other lawful purposes, in each case, to the extent approved in writing by Aaron. Borrower shall not use the FCTA for any other purpose. The maximum principal amount of Advances under the Line of Credit Commitment at any time outstanding shall not exceed the committed amount of the Line of Credit Commitment. Each Advance shall be in the amount of not less than $500.

(ii) Borrower shall submit purchase order requests for Merchandise to Aaron from time to time. In the event that the purchase order is authorized pursuant to the Franchise Agreement, Aaron will prepare the purchase order and submit the same to the appropriate supplier requested by Borrower. The supplier will be instructed to ship all Merchandise directly to Borrower and Borrower will be responsible for (a) inspecting all Merchandise and resolving all disputes regarding the Merchandise with such supplier and (b) paying all freight and other shipping and/or insurance charges arising in connection therewith with funds other than the proceeds of Loans, unless otherwise agreed by Aaron. The supplier will invoice Borrower for such Merchandise in accordance with normal industry practice. When Borrower wishes to pay such invoice, Borrower, subject to availability of the Line of Credit Commitment and the minimum borrowing threshold, shall pay such invoice by requesting, by way of fax, email or other electronic form of notification by 12:00 noon (Atlanta, Georgia time) on the last Business Day immediately prior to the 10th or the 25th day of each month, that Aaron direct Bank to pay such invoice by initiating a SWIFT transfer from Borrower’s FCTA to the applicable vendor and Bank shall be entitled to rely on such request from Aaron as if it had been made directly by Borrower. Any directions for SWIFT transfers transmitted by Aaron to Bank prior to 12:00 noon (Atlanta, Georgia time) on the Business Day immediately preceding the 10th or the 25th day of a month, shall be paid by Bank no later than the next Business Day thereafter, unless Borrower is otherwise notified by Aaron or Bank.

(iii) Upon receipt of the request for an SWIFT transfer (provided, however, that such request relates to an Approved Invoice), Bank shall honor such request by making an Advance pursuant to the Line of Credit Commitment in the amount of such request into Borrower’s FCTA and forwarding such amount to the supplier by means of a SWIFT transfer in accordance with the instructions of Borrower. Upon receipt of any request to deposit funds into another account in the name of Borrower or to an account of a third party, upon receipt of Aaron’s written approval thereof, Bank shall honor such request by making an Advance pursuant to the Line of Credit Commitment in the amount of such request into Borrower’s FCTA and automatically forwarding such amount to such account of Borrower (or such other approved account) by means of an SWIFT transfer (or such other method approved in writing by Aaron and acceptable to Bank) in accordance with the instructions of Borrower. In the event that a request for a SWIFT transfer (or other method of transfer approved in writing by Aaron and acceptable to Bank) is presented for payment and Borrower’s availability pursuant to the Line of Credit Commitment is insufficient to honor such request, Bank may, but shall have no obligation to, make such overadvance, which shall be an Advance for all purposes hereunder, but shall be due and payable upon demand. At the end of each calendar month, Bank shall provide Borrower with a monthly FCTA statement in the form customarily used by Bank for its commercial customers and a loan account statement.

(iv) The aggregate amount of Advances made to Borrower during such month shall be amortized into twenty-four (24) equal payments of principal due and payable on the next succeeding Payment Dates; provided, however, that, in the event that Bank terminates the Line of Credit Commitment as provided in Section 2.6 below, all outstanding amounts shall be due and payable on the 24th Payment Date following such termination.

2.4 Establishment of Revolving Loan. Any Revolving Commitment now or hereafter committed to by Bank pursuant to which Borrower shall execute and deliver to Bank a Revolving Note shall be governed by and issued pursuant to the provisions, terms and conditions set forth herein.

2.5 Revolving Advances.

(i) Upon Borrower’s execution of this Agreement and a Revolving Note and compliance with the terms of this Agreement and subject to Bank’s confirmation if requested by Aaron that Bank has a first priority security interest in the Collateral, Bank shall notify Borrower that Borrower may request Advances pursuant to the Revolving Commitment. Bank shall make such Advances into the FCTA for the sole purpose of honoring requests from Borrower, made through Aaron by fax, email or other electronic form of notification to Aaron by 12:00 noon (Atlanta, Georgia time) on the Business Day immediately preceding the 10th or the 25th day of each month, to purchase inventory or, to the extent permitted, by Aaron, for any other purpose. Borrower shall not use the FCTA for any purpose other than as contemplated by this Agreement. The maximum principal amount of Advances under the Revolving Commitment at any time outstanding shall not exceed the lesser of (A) the committed amount of the Revolving Commitment and (B) (1) the Borrowing Base, as most recently reported by Aaron to Bank pursuant to Section 2.5(iv) hereof minus (2) the outstanding principal amount of the Term Loan (such lesser amount herein referred to as the “Revolver Availability”). Each Advance shall be in the amount of not less than $500.

(ii) Borrower shall submit purchase order requests for Merchandise to Aaron from time to time. In the event that the purchase order is authorized pursuant to the Franchise Agreement, Aaron will prepare the purchase order and submit the same to the appropriate supplier requested by Borrower. The supplier will be instructed to ship all Merchandise directly to Borrower and Borrower will be responsible for (a) inspecting all Merchandise and resolving all disputes regarding the Merchandise with such supplier and (b) paying all freight and other shipping and/or insurance charges arising in connection therewith with funds other than the proceeds of Loans, unless otherwise agreed by Aaron. The supplier will invoice Borrower for such Merchandise in accordance with normal industry practice. When Borrower wishes to pay such invoice by Advance pursuant to the Revolving Commitment, Borrower, subject to the Revolver Availability, shall pay such invoice by requesting, through fax, email or other electronic form of notification, that Aaron direct Bank to pay such invoice by initiating a SWIFT transfer from Borrower’s FCTA to the applicable vendor and Bank shall be entitled to rely on such request from Aaron as if it had been made directly by Borrower. Any directions for such SWIFT transfers transmitted by Aaron to Bank prior to 12:00 noon (Atlanta, Georgia time) on any Business Day immediately preceding the 10th or the 25th day of any month, shall be paid by the Bank no later than the next Business Day thereafter, unless Borrower is otherwise notified by Aaron or the Bank.

(iii) Upon receipt of the request for a SWIFT transfer (provided, however, that such request relates to an Approved Invoice), the Bank shall honor such request by making an Advance pursuant to the Revolving Commitment in the amount of such request into Borrower’s FCTA and automatically forwarding such amount to the supplier by means of a SWIFT transfer in accordance with the instructions of Borrower. Upon receipt of any request to deposit funds in another account in the name of Borrower or to an account of a third party, and receipt of Aaron’s written approval thereof, Bank shall honor such request by making an Advance pursuant to the Revolving Commitment in the amount of such request into Borrower’s FCTA and automatically forwarding such amount to such account of Borrower (or such other approved account) by means of a SWIFT transfer (or such other method approved in writing by Aaron and acceptable to Bank) in accordance with the instructions of Borrower. In the event that a request for a SWIFT transfer (or other method of transfer approved in writing by Aaron and acceptable to Bank) is presented for payment and Borrower’s availability pursuant to the Revolving Commitment is insufficient to honor such request, Bank may, but shall have no obligation to, make such overadvance, which shall be an Advance for all purposes hereunder, but shall be due and payable upon demand. At the end of each calendar month, Bank shall provide Borrower with a monthly FCTA statement in the form customarily used by Bank for its commercial customers and a loan account statement.

(iv) On the fifth Business Day of each month, for a Borrower with a Revolving Loan (as determined on the last day of the preceding calendar month), Aaron shall calculate the Borrowing Base and report the same to Bank in writing (the “Borrowing Base Report”), and Bank shall be entitled to rely conclusively upon such information. Upon receipt of the Borrowing Base Report, Bank shall input such information into Bank’s loan records to be effective as of the date which is two Business Days after receipt of such information. On the 15th day of each calendar month, Bank shall mail to Borrower a bill setting forth the total amount of principal (to the extent that the Revolving Availability is less than zero) and interest due on the next Payment Date which bill shall be considered correct, and accepted by and conclusively binding upon Borrower, unless Borrower notifies Bank to the contrary within thirty (30) days after Bank’s sending of said bill to Borrower. In addition, Bank, on the date which is two Business Days after receipt of the Borrowing Base Report from Aaron, shall notify Borrower in writing (including facsimile) of the new Borrowing Base for Borrower and shall require that Borrower repay on the next Payment Date any additional Advances made since the date of the preparation of the statement for such Payment Date if necessary to avoid any overadvance as of such date and such amount (in addition to any amounts set forth in the bill to Borrower) shall be due and payable on the next Payment Date.

2.6 Term Loan. Any Term Loan Commitment now or hereafter committed to by Bank pursuant to which Borrower shall execute and deliver to Bank a Term Note shall be governed by and issued pursuant to the provisions, terms and conditions set forth herein. Upon Borrower’s execution of this Agreement and a Term Note and compliance with the terms of this Agreement and subject to Bank’s confirmation if requested by Aaron that Bank has a first priority security interest in the Collateral, Bank may make a Term Loan to Borrower in a principal amount not to exceed the Term Loan Commitment; provided, however, that if for any reason the full amount of Bank’s Term Loan Commitment is not fully drawn on the Closing Date, the undrawn portion thereof shall automatically be cancelled.

2.7 Repayment.

(i) Line of Credit Loans. Payments of principal for Line of Credit Loans shall be due and payable by Borrower to Bank on each Payment Date and subject to the provisions of Section 2.10(ii) below, on the Maturity Date for the Line of Credit Commitment, unless sooner accelerated in accordance with the terms hereof.

(ii) Revolving Loans. Payments of principal for Revolving Loans shall be due and payable by Borrower to Bank, subject to the provisions of Section 2.10(ii) below, on the Maturity Date for the Revolving Commitment, unless sooner accelerated in accordance with the terms hereof.

(iii) Term Loans. Payments of principal for Term Loans shall be due and payable by Borrower to Bank in installments payable on the dates set forth in the Term Note, provided, however, that, to the extent not previously paid, the aggregate unpaid principal balance of the Term Loans shall be due and payable on the Maturity Date for the Term Loan.

(iii) Except as provided below, all payments of principal of, or interest on, the Loans (including Asset Disposition Prepayments) and all other sums due under the terms of the Loan Documents at Set Intervals shall be made by way of pre-authorized debit from an account at a financial institution in Canada specified by Borrower. All voluntary prepayments of the Loan shall be made to Bank at the Lender’s Account by way of SWIFT transfer of immediately available funds or by pre-authorized debit from an account at a financial institution in Canada specified by Borrower.

2.8 Loan Term; Voluntary Termination.

(i) The original term of the Line of Credit Commitment shall be for a period of 364 days from the Closing Date (the “Loan Term”). Thereafter, the Loan Term shall automatically be extended on each anniversary of the Closing Date for an additional 364 day period unless either party terminates the Line of Credit Commitment as set forth hereunder. Upon ninety (90) days prior written notice to Borrower, Bank may, at its option, terminate the Line of Credit Commitment. Upon written notice to Bank, Borrower may, at its option, terminate the Line of Credit Commitment. Bank may also terminate the Line of Credit Commitment pursuant to Section 10 hereof. Upon the effective date of a termination of the Line of Credit Commitment effected by Borrower, the principal of and all accrued but unpaid interest on the Loan Indebtedness in respect of the Line of Credit Loans shall be forthwith due and payable, but all of the duties and covenants of Borrower hereunder, and all rights, remedies and privileges of Bank under this Agreement and Bank’s security interest in the Collateral, shall continue in full force and effect until all of the Loan Indebtedness in respect of the Line of Credit Loans is fully and finally paid. In the event Bank elects to terminate, (a) Bank shall continue to make Advances until the effective date of the termination and (b) Advances outstanding at the effective date of the termination shall be repaid according to the twenty-four (24) month amortization schedule provided above, provided, however, that, notwithstanding the foregoing all outstanding Loan Indebtedness in respect of the Line of Credit Loans shall be due and payable in full on the 24th Payment Date following termination of the Line of Credit Commitment by Bank. Nothing set forth in this Section 2.8(i) shall be deemed to limit the ability of Bank to declare all amounts outstanding under the Line of Credit Note immediately due and payable upon the occurrence of an Event of Default hereunder as provided herein.

(ii) The original term of the Revolving Commitment shall terminate on the Maturity Date, subject to Section 10 hereof, which may be extended from time to time in the sole discretion of the Bank for an additional period up to 364 days (the “Extended Loan Term”) by written notice from Bank to Borrower, unless either party terminates the Loan as set forth hereunder. The Bank may, at its option, terminate the Revolving Commitment, which termination will occur on the then-current Maturity Date without further notice or action by the Bank. Upon the termination of the Revolving Commitment, the principal of and all accrued but unpaid interest on the Loan Indebtedness shall be forthwith due and payable, but all of the duties and covenants of Borrower hereunder, and all rights, remedies and privileges of Bank under this Agreement and Bank’s security interest in the Collateral, shall continue in full force and effect until all of the Loan Indebtedness is fully and finally paid.

(iii) The Term Loan shall terminate on the Maturity Date for the Term Loan set forth in the Term Note, as the case may be, which date shall be no more than two years from the Closing Date, subject to Section 10 hereof. Upon the termination of the Term Loan, the principal of and all accrued but unpaid interest on the Loan Indebtedness in respect of the Term Loan shall be forthwith due and payable, but all of the duties and covenants of Borrower hereunder, and all rights, remedies and privileges of Bank under this Agreement and Bank’s security interest in the Collateral, shall continue in full force and effect until all of such Loan Indebtedness is fully and finally paid.

2.9 Interest.

(i) From and after the date hereof, interest shall accrue on the unpaid principal amount of the Loan Indebtedness at the Floating Rate. Interest shall be calculated daily and shall be computed on the basis of actual days elapsed over the period of a 360 day year. Interest shall be payable in arrears on each Payment Date and on the Maturity Date, whether due to acceleration or otherwise. Any principal balance outstanding pursuant to a Loan not paid when due shall bear interest at a rate of interest per annum equal to the Default Rate, such interest to be payable upon demand. After the occurrence of an Event of Default and during the continuance thereof, the outstanding principal balance of the Loans shall bear interest at the Default Rate, which shall be payable on demand.

(ii) In no contingency or event whatsoever shall the amount paid or agreed to be paid to Bank for the use, forbearance or detention of money advanced under this Agreement exceed the highest lawful rate permissible under Applicable Law. It is the intent hereof that Borrower will not pay or contract to pay, and that Bank not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be charged to and paid by Borrower under Applicable Law. All interest (and charges deemed interest) paid or agreed to be paid to Bank shall, to the extent permitted by Applicable Law, be amortized, pro rated, allocated and spread in equal parts throughout the full term hereof until payment in full of the principal amount of the Loan Indebtedness owing hereunder (including the period of any renewal or extension hereof) so that interest on the principal amount of the Loan Indebtedness outstanding hereunder for such full period will not exceed the maximum amount permitted by Applicable Law.

2.10 Loan Prepayment.

(i) Voluntary Prepayment. Borrower shall have the right to prepay the Loans in whole or in part on any Payment Date, but subject to Borrower having provided at least two (2) Business Days’ prior written notice to Bank. Partial prepayments of any Line of Credit Loan (other than proceeds of Asset Dispositions which shall be applied as set forth in the following Section 2.10(ii)) shall be applied to reduce the current month’s Advance(s) to such Borrower with any excess prepayment applied to unpaid principal payments of the Loan as Aaron and the Bank may mutually agree (which may include, but is not limited to, application of such excess prepayment to unpaid principal payments of the Loan in inverse order of maturity or on a pro rata basis).

(ii) Mandatory Prepayment. For the Line of Credit Loan, mandatory prepayment shall be required for Asset Dispositions. For the Revolving Loan, on any Payment Date on which the aggregate outstanding principal amount of the Revolving Loan exceeds the lesser of (x) the Revolving Commitment or (y) (1) the Borrowing Base, as most recently reported to Borrower by Bank pursuant to Section 2.7(iv) hereof minus (2) the outstanding principal balance of the Term Loan, Borrower shall prepay the Revolving Loans in the amount of such overadvance, as notified to Borrower by Bank.

2.11 Audits. Borrower hereby consents and authorizes Aaron or Bank or any agent or representative thereof to conduct periodic field audits of Borrower. Such field audits may include, without limitation, examinations of the payment receipts, tax returns, bank statements, loan statements, Lease Contracts, inventory on hand, computer-generated reports of Asset Dispositions, Rental Revenue and other financial data necessary to determine the accuracy and validity of the reports, compliance certificates, financial reports and other information forwarded to either of Bank or Aaron by Borrower in connection with the Loan.

2.12 Tracking of Merchandise; Asset Dispositions.

(i) All Merchandise financed by Bank must be serialized by means of the Aaron’s Proprietary System for appropriate reconciliation of Advances and receipt of Merchandise and for purposes of tracking Asset Dispositions, if applicable. Borrower shall be obligated to furnish serial numbers for all Merchandise purchased directly to Aaron on a weekly basis (and, if available, on a daily basis) by transmittal of Borrower’s receiving report (containing Aaron’s Proprietary System numbers) directly to Aaron on the Aaron’s Proprietary System. As set forth more fully below, Aaron will maintain and track such information as agent for Bank and Bank shall at all times have access to such information.

(ii) If Borrower has a Line of Credit Note and an Asset Disposition occurs, Borrower shall immediately report such Asset Disposition to Aaron by means of the Aaron’s Proprietary System, such information to include the Aaron’s Proprietary System numbers, and if assigned, the serial numbers of the Merchandise subject to the Asset Disposition, the Net Book Value of such Merchandise and the proceeds received by Borrower therefrom. Aaron, on a monthly basis, shall transmit all such information to Bank in a summary form. Based solely on such information provided by Aaron, Bank will notify Borrower on a monthly basis, of the amount of the required prepayment (the “Asset Disposition Prepayment”) of the aggregate outstanding amount of the Line of Credit Loan due on the next Payment Date which amount shall be equal to the Net Book Value of the Asset Dispositions during the preceding month not applied to Advances made during such month as set forth above, unless otherwise agreed to by Bank. Borrower shall be notified by Bank by the Business Day next following the 25th day of each calendar month of the Asset Disposition Prepayment and payment thereof shall be due on the next succeeding Payment Date.

2.13 Closing Fee. On the Closing Date of each Loan, Borrower shall pay to Bank a closing fee (“Closing Fee”) in the amount of $500 per store location [plus $5,000]2.

2.14 Commitment Fees.

(i) Borrower shall pay a commitment fee (the “Commitment Fee”) on any unused portion of the Line of Credit Commitment and the Revolving Commitment in the amount of     % per annum, such Commitment Fee to be paid quarterly in arrears on every third Payment Date, commencing on the third Payment Date after the Closing Date.

(ii) All Commitment Fees shall be paid on the dates due, in immediately available funds, to Bank.

[2]	Note: in the case of an Borrower with a Term Loan Commitment that has customized financial covenants as specified by Sponsor in accordance with Section 6 hereof, an additional $5,000 fee will be charged.

2.15 Delinquent Payment Fees. In the event that any payment due and payable hereunder is not received by Bank on the Payment Date when due (including, without limitation, any payment not received as a result of the dishonour of a pre-authorized debit or a return of a pre-authorized debit initiated by Borrower), Borrower shall, upon request from Bank, pay to Bank a delinquent payment fee (the “Delinquent Payment Fee”) in an amount equal to the greater of (i) one percent (1%) of the amount of the late payment and (ii) $500.00.

3.	COLLATERAL AND INSURANCE.

3.1 Granting of Security Interest in Collateral. As security for the payment and performance of all of the Loan Indebtedness, Borrower shall enter into the Security Agreement and grant Bank thereunder a continuing security interest in its Collateral. The Loan Indebtedness shall also be secured by any other property (whether real or personal) in which Borrower may have heretofore or concurrently herewith granted, or may hereafter grant, a Lien in favor of Bank.

3.2 Form of Lease Contracts. All Lease Contracts will be (i) in a form prescribed by Aaron for use by its franchisees, (ii) be transferable to Bank and (iii) contain the following provision directly above Borrower’s customer’s signature:

“NOTWITHSTANDING ANYTHING SET FORTH IN THIS AGREEMENT TO THE CONTRARY, THE UNDERSIGNED ACKNOWLEDGES AND CONSENTS TO THE TRANSFER OF, OR GRANT OF A SECURITY INTEREST IN, ANY OR ALL OF THE LESSOR’S RIGHT, TITLE AND INTEREST (RESIDUAL OR OTHERWISE) IN AND UNDER THIS AGREEMENT TO ANY THIRD PARTY. NO SUCH TRANSFER OR GRANT OF SECURITY INTEREST WILL: (A) AFFECT THE UNDERSIGNED’S LOAN INDEBTEDNESS; (B) CHANGE ANY DUTIES OF, OR INCREASE ANY BURDENS OR RISKS IMPOSED ON, THE PARTIES TO THIS AGREEMENT; NO ENFORCEMENT OF ANY SECURITY INTEREST WILL CONSTITUTE A TRANSFER THAT CHANGES ANY DUTIES OF, OR INCREASES ANY BURDENS OR RISK IMPOSED ON, THE PARTIES TO THIS AGREEMENT.”

Immediately upon execution of the same, all Lease Contracts shall be hereby assigned to Bank, and, immediately upon Bank’s request, delivered to Bank together with any and all related documents, and will contain, by way of a stamp or as a part of the preprinted lease contract, the following legend directly below Borrower’s customer’s signature:

“FOR VALUE RECEIVED, THIS AGREEMENT HAS BEEN ASSIGNED TO SUNTRUST BANK AND THERE ARE NO DEFENSES AGAINST THE ASSIGNEE.”

Borrower will not assign, sell, pledge, convey or by any other means transfer to any person other than Bank any Lease Contracts or Chattel Paper, without Bank’s prior written consent.

3.3 Other Documents. Borrower shall execute and deliver, or shall be caused to be executed and delivered, to Bank such other instruments, agreements, assignments, notifications or other documents relating to the Collateral as Bank may from time to time request in order to evidence, perfect or continue the perfection of Bank’s Liens upon any of the Collateral.

3.4 Insurance. Borrower shall maintain and keep in force insurance of the types and in the amounts customarily carried in lines of business similar to Borrower’s and such other insurance as Bank may require, including, without limitation, theft, fire, public liability, business interruption, casualty, property damage, and worker’s compensation insurance, which insurance shall be carried with companies and in amounts satisfactory to Bank. All casualty and property damage insurance shall name Bank as mortgagee, sole loss payee, or additional insured, as appropriate. Borrower shall deliver to Bank from time to time, at Bank’s request, copies of all such insurance policies and certificates of insurance and schedules setting forth all insurance then in effect. Each policy of insurance shall contain a clause requiring the insurer to give not less than thirty (30) days’ prior written notice to Bank in the event of any lapse, termination or cancellation of the policy for any reason whatsoever and a clause that the interest of Bank shall not be impaired or invalidated by any act or neglect of Borrower or owner of the property nor by the occupation of the premises for purposes more hazardous than are permitted by said policy. All such insurance policies shall contain such other provisions as Bank may require in order to protect Bank’s Lien in the collateral and Bank’s right to receive payments under such policies. Borrower hereby appoints Bank as attorney in fact for Borrower to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable to Borrower thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments, or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies, which power of attorney shall be deemed coupled with an interest and irrevocable so long as Bank shall have a Lien in any of the Collateral pursuant to this Agreement. If Borrower shall fail to procure such insurance or to pay any premium with respect thereto, then Bank may, at its discretion, procure such insurance or pay such premium and any costs so incurred by Bank shall constitute a part of the Loan Indebtedness. Bank may apply the proceeds of any insurance policy received by Bank to the payment of any liabilities, whether or not due, in such order of application as Bank shall determine. Borrower shall promptly furnish Bank with certificates or other evidence satisfactory to Bank indicating compliance with the foregoing insurance requirements.

3.5 Validation and Collection of Accounts. Whether or not a Default Condition or an Event of Default has occurred, Bank shall have the right, at any time or times hereafter, in the name of Bank or any designee of Bank to verify the validity, amount or any other matter relating to any Accounts by mail, telephone or otherwise, and Borrower shall fully cooperate with Bank in an effort to facilitate and promptly conclude any such verification process. Unless Bank shall at any time following the occurrence of an Event of Default, elect to give notice to Account Debtors to make payments on the Accounts directly to Bank, Borrower shall endeavor in the first instance to make collection of its Accounts for Bank. Borrower shall at the request of Bank notify the Account Debtors of the security interest of Bank in any Account and Bank may itself at any time so notify Account Debtors. Upon or after the occurrence of an Event of Default, Borrower shall (if and to the extent requested to do so by Bank) notify the Account Debtors to make all payments owing to Borrower directly to Bank for application to the Loan Indebtedness.

3.6 Maintenance of Collateral. Borrower shall maintain all Inventory and Equipment in good condition, reasonable wear and tear excepted in the case of Equipment, and shall, as and when requested by Bank, provide Bank with a list of all of the Equipment and evidence of ownership thereof. Borrower shall not permit any of the Equipment to become affixed to any real property so that such Equipment is deemed a fixture under the real estate laws of the applicable jurisdiction.

3.7 Expenses Relating to Collateral. Borrower shall pay Bank on demand an amount equal to any and all expenses, including legal fees, incurred or paid by Bank in connection with Bank’s insuring, maintaining, protecting, storing, safeguarding, or paying Liens with respect to any of the Collateral or otherwise discharging any duty or obligation of Borrower with respect to any of the Collateral.

3.8 Rights to Collateral. Bank shall have no duty to collect, protect or preserve the underlying value of any Collateral or any income thereon or to preserve any rights against prior parties. Bank may exercise its rights and remedies with respect to the Collateral without first resorting (and without regard) to any other security for the Loans or other sources of payment or reimbursement for the Loan Indebtedness.

4.	CONDITIONS PRECEDENT.

Borrower shall deliver and Bank shall have received the following documents, each in form and substance satisfactory to Bank, as conditions precedent of the Loans:

(i) a validly executed copy of this Agreement and the Security Agreement;

(ii) the validly executed Notes;

(iii) a validly executed copy of a Guaranty of each partner or majority stockholder of Borrower, and to the extent not prohibited by Applicable Law, the spouse of such Person together, in the case of the spouse, a certificate of independent legal advice with respect to the spouse’s execution of such Guaranty; provided, however, that if such spouse is not providing a Guaranty, a validly executed copy of the Spousal Consent;

(iv) [Reserved.];

(v) a validly executed PAD Authorization in the form attached hereto as Exhibit F, authorizing Bank to debit Borrower’s bank account at a Canadian financial institution specified therein for payments due hereunder at Set Intervals, including without limitation, Asset Disposition Prepayments and mandatory prepayments of the Loans pursuant to Section 2.8(ii);

(vi) a validly executed subordination agreement, in form and substance satisfactory to Bank, from each other debtholder of Borrower;

(vii) evidence of Borrower’s good standing;

(viii) a validly executed officer’s certificate or such other evidence acceptable to Bank evidencing Borrower’s corporate, partnership or other necessary authorization of the Loans and incumbency;

(ix) a certificate of insurance from an insurer acceptable to Bank evidencing Borrower’s compliance with Section 3.4 hereof and naming Bank as loss payee/additional insured as follows:

Aaron’s Program Manager

SunTrust Bank

Program Lending

303 Peachtree Street, N.E.

2nd Floor

Mail Code 1802

Atlanta, Georgia 30308

(x) a validly executed authorization in favour of Aaron, authorizing Aaron to initiate SWIFT transfers from the FCTA to pay vendors in accordance with Section 2.3(ii); and

(xi) valid Personal Property Security Act financing statements suitable for filing to enable Bank to perfect the security interest granted to it under this Agreement.

In addition, (x) Bank shall have satisfied itself that (i) all necessary steps have been taken and all necessary registrations have been made to perfect Bank’s security interest in the Collateral, and (ii) there are no Liens on any of the Collateral, and Bank shall be satisfied that all corporate or partnership proceedings necessary for the authorization of the Loan shall have been taken and Bank shall have received any other documents that it deems necessary or advisable and (y) unless waived in writing by Aaron, Aaron shall have obtained a validly executed landlord’s waiver for each location leased by Borrower where the financed Merchandise is located, which Aaron shall provide to Bank up request.

5.	BORROWER’S REPRESENTATIONS AND WARRANTIES.

To induce Bank to enter into this Agreement, Borrower represents and warrants as follows:

5.1 Organization and Qualification of Borrower. Borrower is                      under the laws of the province shown on the first page hereof or under the laws of Canada, and is qualified to do business in all jurisdictions where the character of its properties or the nature of its activities make such qualification necessary.

5.2 Trade Names, Subsidiaries and Location of Assets. Exhibit B attached hereto and made a part hereof fully and accurately discloses any legal name, trade name or style ever used by Borrower, any Subsidiaries owned by Borrower, and each office, other place of business or location of assets of Borrower.

5.3 Corporate or Other Authority; No Violation of Other Agreements. The execution, delivery and performance by Borrower of this Agreement and the other Loan Documents have been duly authorized by all necessary action on the part of Borrower and do not and will not (i) violate any provision of Borrower’s articles of incorporation, by laws, or other organizational documents or any Applicable Law, or (ii) be in conflict with, result in a breach of, or constitute (following notice or lapse of time or both) a default under any agreement to which Borrower is a party or by which Borrower or any of its property is bound. Each PAD Authorization has been executed by persons with signing authority in respect of the account at a Canadian financial institution that is the subject of such PAD Authorization and any such PAD Authorization is a Business PAD and not a Personal PAD.

5.4 Enforceability. This Agreement and each of the other Loan Documents create legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

5.5 Entire Agreement. The Notes and accompanying Loan Documents executed in connection with the Loans and delivered to Bank are the only contracts evidencing the transaction described herein and constitute the entire agreement of the parties hereto with respect to the transaction.

5.6 Genuineness of Signatures. The Notes and each accompanying Loan Document executed in connection with the Loans are genuine and all signatures, names, amounts and other facts and statements therein and thereon are true and correct.

5.7 Litigation. There are no actions, suits, proceedings or investigations pending or, to the knowledge of Borrower, threatened before any court, tribunal or administrative or governmental agency that may, individually or collectively, adversely affect the financial condition or business operations of Borrower.

5.8 Financial Condition. Borrower’s financial statement previously delivered to Aaron, fairly and accurately presents the financial condition of Borrower as of such date and has been prepared in accordance with GAAP consistently applied, and since the date of that financial statement, there has been no material adverse change in the financial condition of Borrower. Borrower is now and will remain Solvent.

5.9 Taxes. All federal, provincial and local tax returns have been duly filed, and all taxes, assessments and withholdings shown on such returns or billed to Borrower have been paid, and Borrower maintains adequate reserves and accruals in respect of all such federal, provincial and other taxes, assessments and withholdings. There are no unpaid assessments pending against Borrower for any taxes or withholdings, and Borrower knows of no basis therefor.

5.10 Compliance with Laws. Borrower has duly complied with, and its properties and business operations are in compliance in all material respects with, the provisions of all Applicable Laws, including, without limitation, all Environmental Laws. Borrower possesses all permits, franchises, licenses, trademark rights, trade names, patents and other authorizations necessary to enable it to conduct its business operations as now conducted, and no filing with, and no consent, authorization, order or license of, any Person is necessary in connection with the execution or performance of this Agreement or the other Loan Documents.

5.11 No Default. No Default Condition or Event of Default exists.

5.12 Accounts. Each Account arises out of a bona fide lease or sale and delivery of goods or rendition of services by Borrower and, unless otherwise indicated by Borrower to Bank in writing promptly after learning thereof, the facts appearing on the invoice evidencing such Account and Borrower’s books relating thereto are true and accurate and payment thereof is not subject to any known dispute, offset or claim except for discounts granted in the ordinary course of Borrower’s business that are reflected on the face of such invoice.

5.13 Use of Proceeds. None of the proceeds of any Advances by Bank or the Term Loan have been or will be used to purchase or carry (or to satisfy or refinance any indebtedness incurred to purchase or carry) any “margin stock” (as defined in Regulation U of the Federal Reserve Board). Advances shall be made for the sole purposes of honoring requests for SWIFT transfers to (i) suppliers of Merchandise in payment of Approved Invoices, and (ii) other accounts specified by Borrower with respect to Advances made for working capital purposes, subject to the approval of Aaron, which requests have been made to Aaron as provided in Section 2.3(i) or Section 2.3(ii), or upon the consent of Aaron, for the purpose of payment of freight charges (but not for the purpose of paying provincial sales taxes, goods and services tax, harmonized sales tax or customs duty). The proceeds of the Term Loan shall be used solely for the purpose of financing the acquisition and expansion of stores franchised by Aaron and operated by the Borrower and for Aaron-approved working capital purposes, but excluding in all cases any non-business purposes.

5.14 Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance in all material respects by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers (in such capacity), employees (in such capacity) and, to the knowledge of the Borrower, its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions. None of (a) the Borrower, any Subsidiary or any of their respective officers (in such capacity) or employees (in such capacity), or (b) to the knowledge of the Borrower, any director or agent of the Borrower or any Subsidiary is a Sanctioned Person. No borrowing or other extension of credit hereunder, use by the Borrower or any Subsidiary of the proceeds thereof or other transactions contemplated hereby will violate Anti-Corruption Laws or applicable Sanctions.

5.15 Patriot Act. Neither the Borrower nor any of its Subsidiaries is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act or any enabling legislation or executive order relating thereto. Neither the Borrower nor any of its Subsidiaries is in violation of (a) the Trading with the Enemy Act, (b) any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (c) the Patriot Act. Neither the Borrower nor any of its Subsidiaries (i) is a blocked person described in Section 1 of the Anti-Terrorism Order or (ii) to the best of its knowledge, engages in any dealings or transactions, or is otherwise associated, with any such blocked person.

Each submission of an Approved Invoice made by Borrower pursuant to this Agreement or any other Loan Document shall constitute an automatic representation and warranty by Borrower to Bank that there does not then exist any Default Condition or Event of Default and a reaffirmation as of the date of said request that all representations and warranties of Borrower contained in this Agreement and the other Loan Documents are true in all material respects. All representations and warranties contained in this Agreement or in any of the other Loan Documents shall survive the execution, delivery and acceptance hereof by Bank and the closing of the transactions described herein.

6.	FINANCIAL COVENANTS.

Borrower shall comply with the following financial covenant[s]:

(i) [Rental Revenue to Debt Service. Commencing on the first day of the calendar quarter in which the 25th month following the Opening Date of the first store location of Borrower occurs and measured as of the last day of the calendar quarter in which such 25th month occurs and on the last day of each calendar quarter thereafter, the ratio of Borrower’s Rental Revenue to Debt Service for such quarter shall not be less than 2.2:1.0;]3

(ii) Debt to Rental Revenue. [Commencing on the first day of the calendar quarter in which the first day of the 19th month following the Opening Date of the first store location of Borrower occurs and measured as of the last day of the calendar quarter in which such 19th month occurs and on the last day of each calendar quarter thereafter,][On the last day of each calendar quarter] the ratio of Borrower’s Debt to Borrower’s Rental Revenue shall not exceed [    ]:1.0.4

To the extent any of the financial covenants set forth above in this Section 6 are calculated based upon the Opening Date of a store location, the financial information from store locations that have not reached the Opening Date anniversary incorporated into such covenants shall be excluded from such calculations. Debt Service and Debt attributable to such locations and deducted from the final calculations shall be deducted on a pro rata basis calculated by dividing such stores’ aggregate Net Book Value of Merchandise by the Net Book Value of Merchandise for all store locations. The financial covenants shall otherwise be calculated on a consolidated basis as to all store locations.

[3]	Note: This covenant will not apply in the case of any Borrowers who have Revolving Loans or Term Loans as, in such case, the Borrowing Base in the applicable Loan Agreement will apply in lieu of this covenant.
[4]	Note: This covenant will apply and be tested on last day of each calendar quarter and not be tied to any Opening Date of store locations in the case of any Loan Agreement providing for Loans to be made available to a Borrower consisting of Revolving Loans and/or Term Loans. Covenant levels for this covenant will be established by Sponsor for each Borrower as per the Servicing Agreement.

7.	BORROWER’S AFFIRMATIVE COVENANTS.

During the term of this Agreement, and thereafter for so long as there is any outstanding Loan Indebtedness to Bank, Borrower covenants that, unless otherwise consented to by Bank in writing, it shall:

7.1 Financial Reports. Deliver to Aaron or cause to be delivered to Aaron:

(i) on or before the last Business Day of each month, an unaudited balance sheet and income statement accurately reflecting the financial transactions and status of Borrower as of the end of the prior month and on a year to date basis, on a consolidated and per store basis; prepared in accordance with GAAP in the format recommended by Aaron;

(ii) on or before the last Business Day of each month after the end of each calendar quarter (a) an unaudited balance sheet and income statement accurately reflecting the financial transactions and status of Borrower as of the end of the prior month and on a quarterly basis, on a consolidated and per store basis, prepared in accordance with GAAP in the format recommended by Aaron, and (b) a compliance certificate as described below in Section 7.2;

(iii) within 90 days after the end of each fiscal year a balance sheet and income statement of Borrower as of the end of such year and for the fiscal year then ended, compiled by such firm of chartered accountants as may be designated by Borrower and be satisfactory to Bank as prepared in accordance with GAAP and, to the extent delivered to Aaron, audited financial statements for such period;

(iv) within 120 days after the end of each fiscal year, an annual personal financial statement of each Guarantor; and

(v) with reasonable promptness, all reports by Borrower to its shareholders and such other information as Aaron or Bank may reasonably request from time to time.

7.2 Compliance Certificate. Prepare and deliver to Aaron, to the extent Borrower has a Line of Credit Loan, in conjunction with the quarterly financial reports required to be delivered pursuant to Section 7.1(iii) above, a quarterly compliance certificate (the form of which is attached hereto as Exhibit C), including a Quarterly Covenant Compliance Report (the form of which is attached hereto as Exhibit D) presenting the calculation of the financial covenants set forth above in Section 6, noting any negative variances with the covenants and explaining any such variances.

Borrower acknowledges that Aaron will review each compliance certificate and may revise the calculations set forth on such compliance certificate to be consistent with the information shown on quarterly detailed Inventory reconciliation reports and detailed revenue reports prepared by Aaron each quarter showing the amount of Inventory at each of Borrower’s stores as of the end of such quarter and the amount of monthly and quarterly revenue at each of Borrower’s stores. Borrower acknowledges that Aaron will forward copies of each compliance certificate, with revised calculations as appropriate, to Bank and agrees that Bank shall be entitled to rely each such compliance certificate, as revised by Aaron, for purposes of determining whether the covenants set forth in Section 6 above have been met.

7.3 Books and Records. Maintain its Books and Records and accounts in accordance with GAAP and permit any Person designated by Bank or Aaron to visit Borrower’s premises, inspect any of the Collateral or any of the Books and Records, and to make copies thereof and take extracts therefrom, and to discuss Borrower’s financial affairs with Borrower’s financial officers and accountants.

7.4 Taxes. Promptly file all tax returns and pay and discharge all taxes, assessments, withholdings and other governmental charges imposed upon it, its income or profits, or upon any property belonging to it, prior to the date on which penalties attach thereto.

7.5 Notices to Bank. Promptly notify Bank in writing of (i) the occurrence of any Default Condition or Event of Default; (ii) any pending or threatened litigation claiming damages in excess of $25,000 or seeking relief that, if granted, would adversely affect the financial condition or business operations of Borrower; (iii) the release or discharge of any Hazardous Substance on any property owned by Borrower; and (iv) any asserted violation by Borrower of or demand for compliance by Borrower with any Applicable Law.

7.6 Compliance with Applicable Laws. Comply in all material respects with all Applicable Laws, including, without limitation, all Environmental Laws.

7.7 Corporate Existence. Maintain its separate corporate existence and all rights, privileges and franchises in connection therewith, and maintain its qualification and good standing in all jurisdictions where the failure to do so could have a Material Adverse Effect upon its financial condition or ability to collect the Accounts.

7.8 Electronic Debit Authorizations. Execute and deliver to Bank and maintain in effect at all times a PAD Authorization authorizing Bank to debit Borrower’s specified account at a Canadian financial institution for all payments required hereunder that are due at Set Intervals, including, without limitation, all payments of interest payable pursuant to Section 2.7, all Asset Disposition Prepayments and other mandatory principal prepayments payable pursuant to Section 2.8 and all Commitment Fees payable pursuant to Section 2.12 and, if requested by Bank in connection with any Sporadic payment required to be made by Borrower hereunder, a PAD Authorization in respect of such Sporadic payment, each such PAD Authorization to be executed and delivered by persons having signing authority over the bank account that is the subject of such PAD Authorization.

8.	NEGATIVE COVENANTS.

During the term of this Agreement, and thereafter for so long as there are is Loan Indebtedness outstanding, Borrower covenants that unless Bank has first consented thereto in writing, it will not:

8.1 Merger; Disposal or Moving of Collateral. Amalgamate, merge or consolidate with or acquire any substantial portion of the assets or stock of any Person; sell, lease, transfer or otherwise dispose of all or any portion of its properties (including any of the Collateral), except sales or leases of Inventory in the ordinary course of business; or, without having given Bank at least 60 days prior written notice and having executed such instruments and agreements as Bank shall require, change its name, adopt a French form of name, change the location of any Collateral or the location of its chief executive office, principal place of business or the office at which it maintains its Books and Records. Notwithstanding the foregoing, to the extent that Borrower is calculating its compliance with the financial covenants set forth in Section 6 hereof on a consolidated basis, Borrower may move Inventory from one location included in such calculation to another of Borrower’s Aaron’s locations without complying with the notice provisions hereof, as long as such Inventory is properly transferred in the Aaron’s Proprietary System.

8.2 Liens. Grant or suffer to exist any Lien upon any of the Collateral except Permitted Liens.

8.3 Guarantees. Guarantee, assume, endorse or otherwise become contingently liable for any obligation or indebtedness of any Person, either directly or indirectly, exceeding $25,000 not existing as of this date, except by endorsement of items of payment for deposit or collection.

8.4 Loans. Make loans or advances of money to or investments in any Person, or (except in the ordinary course of business and on fair and reasonable terms) engage in any transaction with a Subsidiary or affiliate.

8.5 Stock of Borrower. Repurchase, or pay or declare any dividend on, any of its capital stock; provided, however, that if no Default Condition or Event of Default exists and Borrower remains in compliance with the financial covenants set forth in Section 6 above after giving effect thereto, it may pay dividends and make such repurchases.

8.6 Sanctions and Anti-Corruption Laws. Request or use any borrowing or other extension of credit hereunder, or use, and the Borrower shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any borrowing or other extension of credit hereunder (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

9.	EVENTS OF DEFAULT.

9.1 List of Events of Default. The occurrence of any one or more of the following conditions or events shall constitute an “Event of Default”:

(i) Borrower shall fail to pay any of the Loan Indebtedness (including any overadvance) or to repay principal as required in connection with any Asset Disposition within ten (10) days of the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise and including any failure to pay resulting from a dishonour of a pre-authorized debit or a return of a pre-authorized debit initiated by Borrower);

(ii) any warranty, representation, or other statement by Borrower herein or in any instrument, certificate or financial statement furnished in compliance herewith proves to have been false or misleading in any material respect when made;

(iii) Borrower shall fail or neglect to perform, keep or observe any covenant contained in this Agreement, any of the other Loan Documents or any other agreement now or hereafter entered into with Bank; Borrower shall fail to abide by the financial covenants set forth in Section 6 hereof, provided that Aaron may waive any financial covenant.

(iv) Borrower or any Guarantor shall fail to pay when due any amount owed to any creditor (other than Bank) or Borrower or any Guarantor shall fail to pay or perform any liability or obligation in accordance with the terms of any agreement with Bank;

(v) Borrower, Aaron or any Guarantor shall cease to be Solvent, shall die or become incompetent, shall suffer the appointment of a receiver, trustee, custodian or similar fiduciary, shall make an assignment for the benefit of creditors, or shall make an offer of settlement or composition to their respective unsecured creditors generally;

(vi) any petition for an order for relief shall be filed by or against Borrower or any Guarantor or Aaron under the BIA or the CCAA (if against Borrower or any Guarantor, the continuation of such proceeding for more than 30 days);

(vii) any judgment, writ of attachment or similar process is entered or filed against Borrower or any Guarantor or any of Borrower’s or any Guarantor’s property and such judgment, writ of attachment or process is not dismissed, satisfied or vacated within ten (10) days thereafter or (ii) results in the creation or imposition of any Lien upon any Collateral that is not a Permitted Lien;

(viii) any Guarantor shall revoke or attempt to revoke the guaranty signed by such Guarantor or shall repudiate such Guarantor’s liability thereunder or Aaron shall default in its obligations to Bank with respect to the Loan Indebtedness or repudiate its liability therefor;

(ix) any Person, or group of Persons (whether or not related), shall have or obtain legal or beneficial ownership of a majority of the outstanding voting securities or rights of Borrower, other than any Person, or group of Persons, that has such majority ownership on the date of execution of this Agreement;

(x) Borrower shall lose its franchise, license or right to lease or to sell the Inventory or Borrower’s Franchise Agreement is terminated or revoked for any reason;

(xi) Borrower shall fail to enter properly any acquisition of Inventory or Equipment or any Asset Disposition on the Aaron’s Proprietary System;

(xii) Borrower shall use its FCTA for any use other than as explicitly authorized pursuant to this Agreement; or

(xiii) Borrower shall not have in effect at all times an effective PAD Authorization in respect of the payment of all amounts payable by it hereunder at Set Intervals or shall fail, if so requested by Lender, to execute and deliver a PAD Authorization in respect of any sporadic payment due hereunder.

9.2 Cure Period. Borrower shall have a five (5) calendar day period after Bank gives it notice of the occurrence of an Event of Default (other than an Event of Default pursuant to Section 9.1(vi) above), during which it may cure such Event of Default. An Event of Default arising under Section 9.1(i) above shall only be cured by Bank’s receipt of payment in immediately available funds by wire transfer or pre-authorized debit.

9.3 Advances. In no event shall Bank have any obligation to make any Loan hereunder or an Advance pursuant to a Line of Credit Commitment or Revolving Commitment hereunder if there exists a Default Condition or an Event of Default.

10.	REMEDIES.

All of the Loan Indebtedness shall become immediately due and payable and the Line of Credit Commitment and Revolving Commitment shall be deemed immediately terminated (without notice to or demand upon Borrower) upon the occurrence of an Event of Default under Section 9.1(vi) of this Agreement; and upon and after the occurrence of any other Event of Default, subject to the cure period set forth in Section 9.2 hereof, Bank shall have the right to terminate immediately the Line of Credit Commitment and Revolving Commitment and to declare the entire unpaid principal balance of and accrued interest with respect to the Loan Indebtedness to be, and the same shall thereupon become, immediately due and payable upon receipt by Borrower of written notice and demand. From and after the date on which the Loan Indebtedness becomes automatically due and payable or is declared by Bank to be due and payable as aforesaid, Bank shall have and may exercise from time to time any and all rights and remedies afforded to a secured party under the PPSA or any other Applicable Law. If the Loan Indebtedness is collected by or through legal counsel, Bank shall be entitled to collect reasonable legal fees and court costs from Borrower. In addition to, and without limiting the generality of the foregoing, Bank shall have the rights and remedies set forth in the Security Agreement and the following rights and remedies which it may exercise at any time or times (all of which rights and remedies shall be cumulative and may be exercised singularly or concurrently):

(i) the right to notify any Account Debtor to make all payments owing to Borrower directly to Bank for application to the Loan Indebtedness and to collect all amounts owing from any such Account Debtor;

(ii) the right to sell, lease or otherwise dispose of any or all of the Collateral at public or private sale, for cash, upon credit or upon such other terms as Bank deems advisable in its sole discretion, or otherwise to realize upon the whole or from time to time any part of the Collateral in which Bank may have a security interest. Any requirement of reasonable notice shall be met if such notice is sent to Borrower in accordance with Section 12 hereof at least seven (7) days before the date of sale or other disposition of the Collateral. Bank may bid and be the purchaser at any such sale if permitted by Applicable Law;

(iii) the right to require Borrower, at Borrower’s expense, to assemble the Collateral and make it available to Bank at a place reasonably convenient to both parties (and, for purposes hereof, Borrower stipulates that Bank shall be entitled to the remedy of specific performance). Alternatively, Bank may peaceably by its own means or with judicial assistance enter Borrower’s premises and take possession of the Collateral or dispose of the Collateral on Borrower’s premises without interference by Borrower;

(iv) the right to incur legal fees and expenses in exercising any of the rights, remedies, powers or privileges provided hereunder, and the right (but not the obligation) to pay, satisfy and discharge, or to bond, deposit or indemnify against, any tax or other Lien which in the opinion of Bank may in any manner or to any extent encumber any of the Collateral, all of which fees, payments and expenses shall become part of Bank’s expenses of retaking, holding, preparing for sale and the like, and shall be added to and become a part of the principal amount of the Loan Indebtedness;

(v) the right, in Bank’s sole discretion, to perform any agreement of Borrower hereunder which Borrower shall fail to perform and take any other action which Bank deems necessary for the maintenance or preservation of any of the Collateral or Bank’s interest therein, and Borrower agrees forthwith to reimburse Bank for all expenses incurred in connection with the foregoing, together with interest thereon at the Default Rate from the date incurred until the date of reimbursement;

(vi) the right at any time or times, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand) held by Bank for Borrower’s account against any of the Loan Indebtedness, irrespective of whether or not Bank has made any demand under the this Agreement;

(vii) the right to apply the proceeds realized from any collection, sale, lease or other disposition of the Collateral first to the costs, expenses and legal fees incurred by Bank for collection and for acquisition, protection, removal, storage, sale and delivery of the Collateral; secondly, to interest due upon the principal amount of the Loan Indebtedness; and thirdly, to the principal amount of the Loan Indebtedness. If any deficiency shall arise, Borrower and Guarantors shall remain bound and liable to Bank therefor; and

(viii) the right to act as Borrower’s attorney in fact (and Borrower hereby irrevocably appoints Bank as Borrower’s agent and attorney in- fact), in Borrower’s or Bank’s name, but at Borrower’s cost and expense, to receive, open and dispose of all mail addressed to Borrower pertaining to any of the Collateral, to notify postal authorities to change the address and delivery of mail to Borrower to such address as Bank may designate, to sign Borrower’s name on any bill of lading constituting or relating to any Collateral, to send verifications with respect to the Collateral, to execute in Borrower’s name any affidavits or notices with regard to any and all Lien rights and to do all other acts and things necessary to carry out the terms of this Agreement or to discharge any obligation of Borrower hereunder, this power, being coupled with an interest, is to be irrevocable so long as any Loan Indebtedness is outstanding.

11.	WAIVERS.

Borrower waives notice of Bank’s acceptance hereof. Borrower hereby waives any requirement on the part of Bank to post any bond or other security as a condition to Bank’s right to obtain an immediate writ of possession with respect to any Collateral. Bank shall not be deemed to have waived any of its rights upon or remedies hereunder or any Event of Default unless such waiver be in writing and signed by Bank. No delay or omission on the part of Bank in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion.

12.	NOTICES.

All notices and demands to or upon a party hereto shall be in writing and shall be sent by certified or registered mail, return receipt requested, personal delivery against receipt or by telecopier or other facsimile transmission and shall be deemed to have been validly served, given or delivered when delivered against receipt or one Business Day after deposit in the mail, postage prepaid, or, in the case of facsimile transmission, when indicated by verification receipt printed by the sending machine as having been received at the office of the noticed party, addressed in each case as follows:

If to Borrower:
Attn:

,
Telecopier No.:

If to Bank:	SunTrust Bank
Program Lending
Attn: Aaron’s Program Manager
303 Peachtree Street, N.E., 2nd Floor
Mail Code 1802
Atlanta, Georgia 30308
Telecopier No.: (404) 724-3716

or to such other address as each party may designate for itself by like notice given in accordance with this Section 12. Any written notice or demand that is not sent in conformity with the provisions hereof shall nevertheless be effective on the date that such notice is actually received by the individual to whose attention such notice is to be sent as specified above or such individual’s successor in office.

13.	INDEMNIFICATION.

Borrower hereby agrees to indemnify Bank and hold Bank harmless from and against any liability, loss, damage, suit, action or proceeding ever suffered or incurred by Bank as the result of Borrower’s failure to observe, perform or discharge Borrower’s duties hereunder. Without limiting the generality of the foregoing, this indemnity shall extend to any claims asserted against Bank by any Person under any environmental laws. If any taxes, fees or other charges shall be payable by Borrower or Bank on account of the execution, delivery or recording of any of the Loan Documents or any loans outstanding hereunder, Borrower will pay (or reimburse Bank’s payment of) all such taxes, fees or other charges, including any applicable interests and penalties, and will indemnify and hold Bank harmless from and against liability in connection therewith. The indemnity obligations of Borrower under this Section 13 shall survive the payment in full of the Loan Indebtedness.

14.	ENTIRE AGREEMENT; AMENDMENT.

This Agreement and the other Loan Documents embody the entire understanding and agreement between the parties hereto with respect to the subject matter hereof, and this Agreement may not be modified or amended except by an agreement in writing signed by Borrower and Bank.

15.	SUCCESSORS AND ASSIGNS.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; but Borrower shall not assign this Agreement or any right or benefit hereunder to any Person. Bank may assign its rights and obligations hereunder at any time and to any Person, including without limitation, to Aaron.

16.	ARBITRATION.

ANY CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE DETERMINED BY ARBITRATION IN ACCORDANCE WITH THE INTERNATIONAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION EXCEPT TO THE EXTENT OTHERWISE SET FORTH IN THIS SECTION 16. THE PLACE OF ARBITRATION SHALL BE ATLANTA, GEORGIA AND THE LANGUAGE OF ARBITRATION SHALL BE ENGLISH. THE NUMBER OF ARBITRATORS SHALL BE THREE SELECTED AS FOLLOWS: WITHIN FOURTEEN (14) DAYS AFTER THE COMMENCEMENT OF ARBITRATION, EACH PARTY WILL APPOINT ONE ARBITRATOR. THESE TWO ARBITRATORS WILL THEN NAME A PRESIDING ARBITRATOR WITHIN FOURTEEN (14) DAYS AFTER THE SELECTION OF THE PARTY APPOINTEES. EACH ARBITRATOR SHALL BE AN ATTORNEY ADMITTED BEFORE THE BAR OF ANY STATE OF THE UNITED STATES OR THE BAR OF ANY PROVINCE OF CANADA. IF EITHER PARTY FAILS TO APPOINT AN ARBITRATOR, OR IF THE TWO ARBITRATORS DO NOT NAME A THIRD ARBITRATOR WITHIN THESE TIME PERIODS, THE INTERNATIONAL CENTRE FOR DISPUTE RESOLUTION SHALL AT THE WRITTEN REQUEST OF EITHER PARTY COMPLETE THE APPOINTMENTS THAT HAVE NOT BEEN MADE PURSUANT TO THE INTERNATIONAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION. THE ARBITRATORS SHALL AWARD TO

THE PREVAILING PARTY, IF ANY, AS DETERMINED BY THE ARBITRATORS, ALL COSTS AND EXPENSES OF THE ARBITRATORS AND THE INTERNATIONAL CENTRE FOR DISPUTE RESOLUTION. ALL WITNESS TESTIMONY AT THE HEARING SHALL BE TRANSCRIBED BY A PUBLIC STENOGRAPHER OR COURT REPORTER. ALL PARTIES AGREE TO BE BOUND BY THE RESULTS OF SUCH ARBITRATIONS; JUDGMENT UPON THE AWARD SO RENDERED MAY BE ENTERED AND ENFORCED IN ANY COURT OF COMPETENT JURISDICTION. TO THE EXTENT REASONABLY PRACTICABLE, BOTH PARTIES AGREE TO CONTINUE PERFORMING THEIR RESPECTIVE OBLIGATIONS UNDER THIS AGREEMENT WHILE THE DISPUTE IS BEING RESOLVED.

17.	MISCELLANEOUS.

Time is of the essence of this Agreement. Bank reserves the right to participate, sell or assign the Loans made hereunder and provide any participant or assignee all information in Bank’s possession regarding Borrower, its business and the Collateral. Borrower shall reimburse Bank for Bank’s out-of-pocket expenses and for the fees and expenses and disbursements of Bank’s counsel in connection with the negotiation, documentation and closing of the transactions contemplated hereby, and Borrower will pay all expenses incurred by Borrower in connection with the transactions. The Section headings are for convenience only and shall not limit or otherwise affect any of the terms hereof. THIS AGREEMENT AND ALL RIGHTS AND OBLIGATIONS HEREUNDER, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF GEORGIA (WITHOUT REGARD TO THE LAWS OF CONFLICTS THEREOF) AND IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT.

18.	RELATIONS WITH AARON.

Borrower recognizes and acknowledges that Bank has made the Loans available to Borrower hereunder at the behest of and as an accommodation to Aaron. Accordingly, Borrower agrees that from time to time Bank may release to Aaron such information about Borrower and the Loans as Aaron may request, and Bank may condition its agreement to any waiver, modification or amendment on the prior written consent of Aaron. Borrower further agrees that upon the occurrence of an Event of Default hereunder, Bank may notify Aaron of such Event of Default prior to notifying Borrower thereof, and Bank shall not be liable to Borrower for failure to give simultaneous notice to Borrower. Borrower further agrees that Bank shall not be liable to Borrower as a result of any information or document obtained by Bank regarding Borrower which is shared by Bank with Aaron.

WITNESS the hand and seal of the parties hereto on the date first above written.

Accepted in Atlanta, Georgia:

BORROWER:

BANK:

SUNTRUST BANK:

By:
Name:
Title:

EXHIBIT A-1

FORM OF

LINE OF CREDIT NOTE

Closing Date: [Closing Date]	$
Atlanta, Georgia

FOR VALUE RECEIVED, the undersigned,                      (the “Borrower”), promises to pay to the order of SUNTRUST BANK, a Georgia banking corporation (the “Bank”), at Bank’s principal office in Atlanta, Georgia, or at such other place as the holder hereof may designate by notice in writing to Borrower, in immediately available funds in lawful money of Canada, on                                         , (the “Maturity Date”, as such date may be extended from time to time, for an additional 364 day period unless either party terminates the Loan as set forth in Section 2.6 of the Loan Agreement), the lesser of (x) the principal sum of the Line of Credit Commitment:                      ($        ), or (y) so much principal thereof as shall have been from time to time disbursed hereunder in accordance with that certain Loan Agreement, dated as of [                    ], by and between Borrower and Bank (as amended, restated, modified or supplemented from time to time, the “Agreement”) and not theretofore repaid, as shown on the records of Bank.

In addition to principal, Borrower agrees to pay interest on the principal amounts disbursed hereunder at a floating rate of interest equal to the Prime Rate plus an additional                                         , from time to time, upon such dates as provided for in the Agreement. Interest shall accrue on the outstanding principal balance from the date hereof up to and through the date on which all principal and interest hereunder is paid in full, and shall be computed on the basis of the actual number of days elapsed in a year of 360 days. Such interest is to be paid to Bank at its address set forth above or as otherwise provided in the Agreement. For informational purposes, as of the date hereof the Prime Rate in effect is     % per annum, thus producing an initial interest rate under the Agreement on such date of     % per annum and, when adjusted for a year of 365 days, an initial simple interest rate of     % per annum. Any principal amount due under this Line of Credit Note (the “Note”) that is not paid on the due date therefor whether on the Maturity Date, or resulting from the acceleration of maturity upon the occurrence of an Event of Default (as defined in the Agreement), shall bear interest from the date due until payment in full at the Default Rate, as such term is defined in the Agreement.

This Note evidences a loan incurred pursuant to the terms and conditions of the Agreement to which reference is hereby made for a full and complete description of such terms and conditions, including, without limitation, provisions for the acceleration of the maturity hereof upon the existence or occurrence of certain conditions or events, and the terms of any permitted prepayments hereof. All capitalized terms used in this Note shall have the same meanings as set forth in the Agreement.

Upon the existence or occurrence of any Event of Default, the principal and all accrued interest hereof shall automatically become, or may be declared, due and payable in the manner and with the effect provided in the Agreement. In addition, this Note is subject to mandatory prepayment upon the terms and conditions of the Agreement.

Bank shall at all times have a right of set off against any deposit balances of Borrower in the possession of Bank and Bank may apply the same against payment of this Note or any other indebtedness of Borrower to Bank. The payment of any indebtedness evidenced by this Note prior to the Maturity

Date shall not affect the enforceability of this Note as to any future, different or other indebtedness incurred hereunder by Borrower. In the event the indebtedness evidenced by this Note is collected by legal action or through legal counsel, Bank shall be entitled to recover from Borrower all costs of collection, including, without limitation, reasonable legal fees if collected by or through legal counsel.

Borrower acknowledges that the actual crediting of the amount of any disbursement under the Agreement to an account of Borrower or recording such amount in the records of Bank shall, in the absence of manifest error, constitute presumptive evidence of such disbursement and that such Advance was made and borrowed under the Agreement. Such account records shall constitute, in the absence of manifest error, presumptive evidence of principal amounts outstanding and the payments made under the Agreement at any time and from time to time, provided, however, that the failure of Bank to record in such account the type or amount of any Advance shall not affect the obligation of the undersigned to repay such amount together with interest thereon in accordance with this Note and the Agreement.

For the purposes of this Note, whenever interest to be paid hereunder is to be calculated on the basis of 360 days or any other period of time that is less than a calendar year, the yearly rate of interest to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360 or such other number of days in such period, as the case may be.

Failure or forbearance of Bank to exercise any right hereunder, or otherwise granted by the Agreement or by law, shall not affect or release the liability of Borrower hereunder, and shall not constitute a waiver of such right unless so stated by Bank in writing. THIS NOTE AND THE RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF GEORGIA. TIME IS OF THE ESSENCE OF THIS NOTE.

PRESENTMENT FOR PAYMENT, NOTICE OF DISHONOR AND PROTEST ARE HEREBY WAIVED.

Executed under hand and seal of Borrower as of the day and year first above written.

EXHIBIT A-2

FORM OF

TERM NOTE

Closing Date: [Closing Date]	$
Atlanta, Georgia

FOR VALUE RECEIVED, the undersigned,                     (the “Borrower”), promises to pay to the order of SUNTRUST BANK, a Georgia banking corporation (the “Bank”), at Bank’s principal office in Atlanta, Georgia, or at such other place as the holder hereof may designate by notice in writing to Borrower, in immediately available funds in lawful money of Canada,                                  ($        ). Repayment will be in      consecutive equal monthly installments of principal in the amount of $         based on a      month amortization plus accrued and unpaid interest and shall be due and payable on each Payment Date, with the first installment being due and payable on                     , and the remaining outstanding principal balance, together with all accumulated unpaid interest shall be due and payable on                     , (the “Maturity Date”).

In addition to principal, Borrower agrees to pay interest on the principal amounts disbursed hereunder at a floating rate of interest equal to the Prime Rate plus an additional                                         , from time to time, upon such dates as provided for in that certain Loan Agreement dated as of [                    ], by and between Borrower and Bank (as amended, restated, modified or supplemented from time to time, the “Agreement”). Interest shall accrue on the outstanding principal balance from the date hereof up to and through the date on which all principal and interest hereunder is paid in full, and shall be computed on the basis of the actual number of days elapsed in a year of 360 days. Such interest is to be paid to Bank at its address set forth above or as otherwise provided in the Agreement. For informational purposes, as of the date hereof the Prime Rate in effect is     % per annum, thus producing an initial interest rate under the Agreement on such date of     % per annum and, when adjusted for a year of 365 days, an initial simple interest rate of     % per annum. Any principal amount due under this Term Note (the “Note”) that is not paid on the due date therefor whether on the due date, or resulting from the acceleration of maturity upon the occurrence of an Event of Default (as defined in the Agreement), shall bear interest from the date due until payment in full at the Default Rate, as such term is defined in the Agreement.

This Note evidences a loan incurred pursuant to the terms and conditions of the Agreement to which reference is hereby made for a full and complete description of such terms and conditions, including, without limitation, provisions for the acceleration of the maturity hereof upon the existence or occurrence of certain conditions or events, and the terms of any permitted prepayments hereof. All capitalized terms used in this Note shall have the same meanings as set forth in the Agreement.

Upon the existence or occurrence of any Event of Default, the principal and all accrued interest hereof shall automatically become, or may be declared, due and payable in the manner and with the effect provided in the Agreement. In addition, this Note is subject to mandatory prepayment upon the terms and conditions of the Agreement.

Bank shall at all times have a right of set off against any deposit balances of Borrower in the possession of Bank and Bank may apply the same against payment of this Note or any other indebtedness of Borrower to Bank, irrespective of whether or not Bank has made any demand under the Agreement. The payment of any indebtedness evidenced by this Note prior to the Maturity Date shall not affect the enforceability of this Note as to any future, different or other indebtedness incurred hereunder by Borrower. In the event the indebtedness evidenced by this Note is collected by legal action or through legal counsel, Bank shall be entitled to recover from Borrower all costs of collection, including, without limitation, reasonable legal fees if collected by or through legal counsel.

Borrower acknowledges that the actual crediting of the amount of any disbursement under the Agreement to an account of Borrower or recording such amount in the records of Bank shall, in the absence of manifest error, constitute presumptive evidence of such disbursement. Such account records shall constitute, in the absence of manifest error, presumptive evidence of principal amounts outstanding and the payments made under the Agreement at any time and from time to time, provided, however, that the failure of Bank to record in such account the type or amount of any advance shall not affect the obligation of the undersigned to repay such amount together with interest thereon in accordance with this Note and the Agreement.

For the purposes of this Note, whenever interest to be paid hereunder is to be calculated on the basis of 360 days or any other period of time that is less than a calendar year, the yearly rate of interest to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360 or such other number of days in such period, as the case may be.

Failure or forbearance of Bank to exercise any right hereunder, or otherwise granted by the Agreement or by law, shall not affect or release the liability of Borrower hereunder, and shall not constitute a waiver of such right unless so stated by Bank in writing. THIS NOTE AND THE RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF GEORGIA. TIME IS OF THE ESSENCE OF THIS NOTE.

PRESENTMENT FOR PAYMENT, NOTICE OF DISHONOR AND PROTEST ARE HEREBY WAIVED.

Executed under hand and seal of Borrower as of the day and year first above written.

EXHIBIT A-3

FORM OF

REVOLVING NOTE

Closing Date: [Closing Date]	$
Atlanta, Georgia

FOR VALUE RECEIVED, the undersigned,                      (the “Borrower”), promises to pay to the order of SUNTRUST BANK, a Georgia banking corporation (the “Bank”), at Bank’s principal office in Atlanta, Georgia, or at such other place as the holder hereof may designate by notice in writing to Borrower, in immediately available funds in lawful money of Canada, on                                         , (the “Maturity Date”, as such date may be extended from time to time in the sole discretion of Bank for up to an additional 364 day period by written notice from Bank to Borrower unless either party terminates the Loan as set forth in Section 2.8 of the Loan Agreement), the lesser of (i) principal sum of the Revolving Commitment:                      ($        ), or (ii) so much thereof as shall have been from time to time disbursed hereunder in accordance with certain Loan Agreement, dated as of [                    ], by and between Borrower and Bank (as amended, restated, modified or supplemented from time to time, the “Agreement”) and not theretofore repaid, as shown on the records of Bank.

In addition to principal, Borrower agrees to pay interest on the principal amounts disbursed hereunder at a floating rate of interest equal to the Prime Rate plus an additional                                         , from time to time, upon such dates as provided for in the Agreement. Interest shall accrue on the outstanding principal balance from the date hereof up to and through the date on which all principal and interest hereunder is paid in full, and shall be computed on the basis of the actual number of days elapsed in a year of 360 days. Such interest is to be paid to Bank at its address set forth above or as otherwise provided in the Agreement. For informational purposes, as of the date hereof the Prime Rate in effect is     % per annum, thus producing an initial interest rate under the Agreement on such date of     % per annum and, when adjusted for a year of 365 days, an initial simple interest rate of     % per annum. Any principal amount due under this Revolving Note (the “Note”) that is not paid on the due date therefor whether on the Maturity Date, or resulting from the acceleration of maturity upon the occurrence of an Event of Default (as defined in the Agreement), shall bear interest from the date due until payment in full at the Default Rate, as such term is defined in the Agreement.

This Note evidences loans incurred pursuant to the terms and conditions of the Agreement to which reference is hereby made for a full and complete description of such terms and conditions, including, without limitation, provisions for the acceleration of the maturity hereof upon the existence or occurrence of certain conditions or events, and the terms of any permitted prepayments hereof. All capitalized terms used in this Note shall have the same meanings as set forth in the Agreement.

Upon the existence or occurrence of any Event of Default, the principal and all accrued interest hereof shall automatically become, or may be declared, due and payable in the manner and with the effect provided in the Agreement. In addition, this Note is subject to mandatory prepayment upon the terms and conditions of the Agreement.

Bank shall at all times have a right of set-off against any deposit balances of Borrower in the possession of Bank and Bank may apply the same against payment of this Note or any other indebtedness of Borrower to Bank, irrespective of whether or not Bank has made any demand under the Loan Agreement. The payment of any indebtedness evidenced by this Note prior to the Maturity Date shall not affect the enforceability of this Note as to any future, different or other indebtedness incurred hereunder by Borrower. In the event the indebtedness evidenced by this Note is collected by legal action or through legal counsel, the Bank shall be entitled to recover from Borrower all costs of collection, including, without limitation, reasonable legal fees if collected by or through legal counsel.

Borrower acknowledges that the actual crediting of the amount of any disbursement under the Agreement to an account of Borrower or recording such amount in the records of Bank shall, in the absence of manifest error, constitute presumptive evidence of such disbursement and that such Advance was made and borrowed under the Agreement. Such account records shall constitute, in the absence of manifest error, presumptive evidence of principal amounts outstanding and the payments made under the Agreement at any time and from time to time, provided, however, that the failure of Bank to record in such account the type or amount of any Advance shall not affect the obligation of the undersigned to repay such amount together with interest thereon in accordance with this Note and the Agreement.

For the purposes of this Note, whenever interest to be paid hereunder is to be calculated on the basis of 360 days or any other period of time that is less than a calendar year, the yearly rate of interest to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360 or such other number of days in such period, as the case may be.

Failure or forbearance of Bank to exercise any right hereunder, or otherwise granted by the Agreement or by law, shall not affect or release the liability of Borrower hereunder, and shall not constitute a waiver of such right unless so stated by Bank in writing. THIS NOTE AND THE RIGHTS AND OBLIGATION HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF GEORGIA. TIME IS OF THE ESSENCE OF THIS NOTE.

PRESENTMENT FOR PAYMENT, NOTICE OF DISHONOR AND PROTEST ARE HEREBY WAIVED.

Executed under hand and seal of Borrower as of the day and year first above written.

EXHIBIT B

Permitted Liens

The following described Liens are Permitted Liens (if none, so state):

Name of Lien Holder	Date of Recording	Collateral

Trade Names and Styles

The following are the only trade names or trade styles ever used by Borrower (if none, so state):

Subsidiaries

The following are all of the subsidiaries owned by Borrower (if none, so state):

Business Locations

The following are all of the locations where Borrower has an office or other place of business or owns assets:

EXHIBIT C

COMPLIANCE CERTIFICATE OF BORROWER

(Pursuant to Section 7.2 of Loan Agreement dated                     )

                    (the “Borrower”) HEREBY CERTIFIES that:

This Compliance Certificate is furnished pursuant to the Loan Agreement (the “Agreement”) dated                     by and between Borrower and SUNTRUST BANK (“Bank”). Unless otherwise defined herein, the terms used in this Report have the meanings given to them in this Agreement.

The figures and information for determining compliance by Borrower with the financial covenants set forth in the Quarterly Covenant Compliance Report attached hereto have been prepared based upon the financial reports accompanied hereby and both the Quarterly Covenant Compliance Report and such financial reports are true and complete as of the date hereof.

The activities of Borrower during the preceding quarter have been reviewed by the president or other authorized officer or the employees or agents under his immediate supervision. Based on such review, to the best knowledge and belief of the president or other authorized officer, and as of the date of this Certificate, Borrower has performed and observed each and every covenant contained in the Agreement to be performed by it, and no Event of Default or Default Condition exists, except for the following:

Please describe or indicate “None” if none exist:

Borrower has properly and accurately reported all Asset Dispositions pursuant to Section 2.10 of the Agreement.

WITNESS my hand this     day of             ,         .

EXHIBIT D

QUARTERLY COVENANT COMPLIANCE REPORT

(Section 6 - Financial Covenants)

Test Borrower

For Quarter Ending:

With respect to the financial covenants set forth below which are calculated based upon the Opening Date of a store location, the financial information from store locations that have not reached the Opening Date anniversary incorporated into such covenants shall be excluded from such calculations. [Debt Service and] Debt attributable to such locations and deducted from the final calculations shall be deducted on a pro rata basis calculated by dividing such stores’ aggregate Net Book Value of Merchandise by the Net Book Value of Merchandise for all store locations. The financial covenants shall otherwise be calculated on a consolidated basis as to all store locations.

I.	Rental Revenue to Debt Service

A.	Enter amount of quarterly Rental Revenue.	$

B.	Enter amount of quarterly Rental Revenue attributable to store locations open less than 25 months.	$

C.	Subtract B from A.	$

D.	Enter amount of quarter’s Debt Service.	$

E.	Enter amount of quarter’s Debt Service attributable to store locations open less than 25 months.	$

F.	Subtract E from D.	$

Ratio of C:F.

	STANDARD — Ratio not less than —		2.2: 1.0

Compliance? Yes ☐ No ☐

II.	Debt to Rental Revenue

A.	Enter amount of Debt.	$

B. [Enter amount of Debt attributable to store locations open less than 19 months.]		$

C.	[Subtract B from A.	$		]

D. Enter Amount of last quarter’s Rental Revenue.	$

E. [Enter amount of last quarter’s Rental Income attributable to store locations open less than 19 months.	$	]

F. [Subtract E from D.	$	[5]

Ratio of C : F.

STANDARD	[ ] : 1.0

Compliance? Yes ☐ No ☐

Note: All terms are those used in generally accepted accounting practices unless specifically defined in the Agreement.

[5]	Note: This covenant will apply and be tested on last day of each calendar quarter and not be tied to any Opening Date of store locations in the case of any Loan Agreement providing for Loans to made available to a Borrower consisting solely of Revolving Loans. In which case, the bracketed portions of this Debt to Rental Revenue covenant will not be applicable. Covenant levels for this covenant will be established by Sponsor for each Borrower as per the Servicing Agreement.

EXHIBIT E

FORM OF SECURITY AGREEMENT

THIS AGREEMENT is made as of —, 20—

BETWEEN

—, a [corporation][limited partnership][partnership] [incorporated/formed] under the laws of [the Province of —][Canada] (the “Debtor”),

- and -

SUNTRUST BANK, a Georgia banking corporation (the “Secured Party”).

WHEREAS the Debtor has entered into the Loan Agreement with the Secured Party pursuant to which certain credit facilities will be extended to the Debtor;

AND WHEREAS the Debtor has agreed to grant a security interest and assignment, mortgage and charge in the Collateral to the Secured Party in order to secure the performance of its Obligations;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE 1 - INTERPRETATION

1.1 Interpretation. In this Agreement, unless something in the subject matter or context is inconsistent therewith, capitalized terms used and not otherwise defined in this Agreement have the meanings given to them in the Loan agreement and:

“Agreement” means this agreement, including its recitals and schedules, as amended from time to time.

“Collateral” has the meaning set out in Section 2.1.

“Loan Agreement” means the loan agreement made as of —, 20— between the Debtor and the Secured Party as amended from time to time.

“Event of Default” means any of the events described as “events of default” in the Loan Agreement.

“Obligations” means all obligations and liabilities of any kind whatsoever of the Debtor to the Secured Party in connection with or relating to the Loan Agreement, including all debts and liabilities, present or future, direct or indirect, absolute or contingent, matured or not, whenever, wherever and however incurred, in any currency at any time owing by the Debtor to the Secured Party or remaining unpaid by the Debtor to the Secured Party and whether the same is from time to time reduced and thereafter increased or entirely extinguished and thereafter incurred again, whether incurred by the Debtor alone or with another or others and whether as principal or surety or otherwise, including all interest, commissions, legal and other costs, charges and expenses.

The terms “accessions”, “accounts”, “chattel paper”, “documents of title”, “goods”, “instruments”, “intangibles”, “inventory”, “money”, “proceeds” and “securities” whenever used herein have the meanings given to those terms in the Personal Property Security Act currently in effect in the province referred to in Section 5.13 below.

1.2 Headings. The division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and do not affect the construction or interpretation of this Agreement. The terms “hereof”, “hereunder” and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles and Sections are to Articles and Sections of this Agreement. 1.3 Extended Meanings. In this Agreement words importing the singular number only include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, corporations, limited and unlimited liability companies, general and limited partnerships, associations, trusts, unincorporated organizations, joint ventures and governmental authorities. The term “including” means “including without limiting the generality of the foregoing”. The inclusion of reference to Permitted Liens in the Loan Agreement or herein, by reference or otherwise, is not intended to subordinate, and will not subordinate, the security granted hereunder to any such Permitted Lien.

ARTICLE II - GRANT OF SECURITY INTEREST

2.1 Security Interest. As general and continuing security for the payment and performance of all Obligations, the Debtor hereby grants to the Secured Party a security interest in all of the Debtor’s present and after-acquired undertaking and property, both real and personal including, without limitation, all Lease Contracts (collectively, the “Collateral”), and, as further general and continuing security for the payment and performance of the Obligations, the Debtor hereby also assigns the Collateral (other than trademarks) to the Secured Party and mortgages and charges the Collateral as and by way of a fixed and specific mortgage and charge to the Secured Party.

2.2 Attachment of Security Interest. The Debtor acknowledges that value has been given and agrees that the security interest granted hereby attaches upon the execution of this Agreement by the Debtor (or, in the case of any after-acquired property, at the time of acquisition by the Debtor of any rights therein).

2.3 Real Property. The assignment, mortgage and charge granted hereby will not extend to the last day of the term of any lease or agreement relating to real property, but the Debtor will hold such last day in trust for the Secured Party and, upon the enforcement by the Secured Party of its security, will assign such last day as directed by the Secured Party.

ARTICLE III - DEALING WITH COLLATERAL

3.1 Dealing with Collateral by the Debtor. The Debtor must not sell, lease or otherwise dispose of any of the Collateral without the prior written consent of the Secured Party, except that the Debtor may, until an Event of Default occurs, deal with its money or rent, lease or sell items of Inventory in the ordinary course of its business so that the purchaser thereof takes title thereto free and clear of the security interest, assignment and mortgage and charge granted hereby, but all proceeds of any such sale will continue to be subject to the security granted hereby. Upon the occurrence of an Event of Default and the exercise by the Secured Party of any of its rights and remedies under Section 4.1, all money received by the Debtor will be held by the Debtor in trust for the Secured Party and must be held separate and apart from other money of the Debtor and paid over to the Secured Party on request.

3.2 Rights and Duties of the Secured Party. The Secured Party may perform any of its rights and duties hereunder by or through agents and is entitled to retain counsel and to act in reliance upon the advice of such counsel concerning all matters pertaining to its rights and duties hereunder.

ARTICLE IV - REMEDIES

4.1 Consequences of a Default. On or after the occurrence of any Event of Default that has not been either cured or waived, at the option of the Secured Party, (a) any or all of the Obligations not yet payable will become immediately payable, without presentment, protest, notice of protest or notice of dishonour, all of which are expressly waived; (b) the obligation, if any, of the Secured Party to extend further credit to the Debtor will cease; and (c) the security granted hereby will become immediately enforceable.

4.2 Remedies. In addition to any right or remedy otherwise provided herein or by law, on or after the occurrence of any Event of Default that has not been either cured or waived, the Secured Party will have the rights and remedies set out in the Loan Agreement and those rights and remedies set forth below, all of which may be enforced successively or concurrently:

(a) the Secured Party may take possession of the Collateral and require the Debtor to assemble the Collateral and deliver or make the Collateral available to the Secured Party at such places as may be specified by the Secured Party, and neither the Secured Party nor any Receiver will be or be deemed to be a mortgagee in possession by virtue of any such actions;

(b) the Secured Party may take such steps as it considers desirable to maintain, preserve or protect the Collateral;

(c) the Secured Party may carry on, or concur in the carrying on of, all or any part of the business of the Debtor;

(d) the Secured Party may have, exercise or enforce any rights of the Debtor in respect of the Collateral;

(e) the Secured Party may sell, lease or otherwise dispose of the Collateral at public auction, by private tender, by private sale or otherwise either for cash or upon credit, upon such terms and conditions as the Secured Party may determine and without notice to the Debtor unless required by law;

(f) the Secured Party may accept all or any part of the Collateral in total or partial satisfaction of the Obligations in the manner provided by law;

(g) the Secured Party may, for any purpose specified herein, including for the maintenance, preservation or protection of any Collateral or for carrying on any of the business or undertaking of the Debtor, borrow money on the security of the Collateral, which security will rank in priority to the security granted hereby;

(h) the Secured Party may occupy and use all or any of the premises, buildings and plants occupied by the Debtor and use all or any of the Equipment and other property of the Debtor for such time as the Secured Party requires to facilitate the realization of the Collateral, free of charge and the Secured Party will not be liable for any rent, charges, depreciation or damages in connection with such actions, nor will the Secured Party or any Receiver be or be deemed to be a mortgagee in possession by virtue of any such actions;

(i) the Secured Party may appoint a receiver or receiver and manager (each herein referred to as the “Receiver”) of the whole or any part of the Collateral and may remove or replace such Receiver from time to time or may institute proceedings in any court of competent jurisdiction for the appointment of a Receiver of the Collateral;

(j) the Secured Party may discharge any claim, lien, mortgage, charge, security interest, encumbrance or any rights of others that may exist or be threatened against the Collateral, and in every such case the amounts so paid together with costs, charges and expenses incurred in connection therewith will be added to the Obligations.

4.3 Powers of the Receiver. Any Receiver will have all of the rights and powers that the Secured Party is entitled to exercise pursuant to Section 4.3 but the Secured Party will not be in any way responsible for any misconduct or negligence of any such Receiver.

4.4 Liability of Secured Party. The Secured Party will not be liable or responsible for any failure to seize, collect, realize, or obtain payment with respect to the Collateral and is not bound to institute proceedings or to take other steps for the purpose of seizing, collecting, realizing or obtaining possession or payment with respect to the Collateral or for the purpose of preserving any rights of the Secured Party, the Debtor or any other person in respect of the Collateral. In the exercise of its rights and the performance of its obligations, the Secured Party will only be liable for gross negligence or wilful misconduct.

4.5 Proceeds of Realization. The Secured Party may apply any proceeds of realization of the Collateral to payment of costs, fees and expenses, including those related to the realization of the Collateral, and the Secured Party may apply any balance to payment of all other Obligations in such order as the Secured Party sees fit. If there is any surplus remaining, the Secured Party may pay it to any person entitled thereto by law of whom the Secured Party has knowledge and any balance remaining may be paid to the Debtor. If the realization of the Collateral fails to satisfy the Obligations, the Debtor will be liable to pay any deficiency to the Secured Party.

4.6 Waivers by Debtor. The Secured Party may (a) grant extensions of time, (b) take and perfect or abstain from taking and perfecting security, (c) give up any security, (d) accept compositions or compromises, (e) grant releases and discharges, and (f) otherwise waive rights against the Debtor, debtors of the Debtor, guarantors and others and with respect to the Collateral and other security as the Secured Party sees fit. No such action or omission will reduce the Obligations or affect the Secured Party’s rights hereunder.

ARTICLE V - GENERAL

5.1 Appointment of Consultant. The Secured Party will be entitled to an appoint a consultant to provide such services and advice as the Secured Party may determine in its sole discretion, with power to enter the Debtor’s premises, to inspect and evaluate the Collateral, to make copies of the Debtor’s records, to review the Debtor’s business plans and projections, to assess the conduct and viability of the Debtor’s business, to prepare reports on the Debtor’s affairs and to distribute such reports to the Secured Party or to other such persons as the Secured Party may direct. Such consultant will act as an agent for the Secured Party and will owe no duty to the Debtor. The consultant is to have no managerial or advisory capacity and will have no decision making responsibility. The Debtor authorizes the Secured Party to provide confidential information to the consultant. All fees and expenses in connection with the engagement of a consultant are payable by the Debtor to the Secured Party.

5.2 Waivers of Legal Limitations. To the fullest extent permitted by law, the Debtor waives all of the rights, benefits and protections that is given by the provisions of any law that imposes limitations upon the powers, rights or remedies of a secured party, including any law that limits the rights of a secured party to both seize Collateral and sue for any deficiency following realization of Collateral. Without limitation, the Debtor (if a corporation) agrees that the Limitation of Civil Rights Act and Part IV of the Saskatchewan Farm Securities Act of the Province of Saskatchewan will not apply to this agreement or any of the rights, remedies or powers of the Secured Party or any Receiver hereunder.

5.3 Benefit of the Agreement. This Agreement will enure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.

5.4 Entire Agreement. This Agreement has been entered into pursuant to the provisions of the Loan Agreement and is subject to all the terms and conditions thereof and, if there is any conflict or inconsistency between the provisions of this Agreement and the provisions of the Loan Agreement, the rights and obligations of the parties will be governed by the provisions of the Loan Agreement. This Agreement cancels and supersedes any prior understandings and agreements between the parties with respect thereto. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory, between the Secured Party and the Debtor with respect to the subject matter hereof except as expressly set forth herein or in the Loan Agreement.

5.5 Amendments and Waivers. No amendment to this Agreement will be valid or binding unless set forth in writing and duly executed by all of the parties. No waiver of any breach of any provision of this Agreement will be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided, will be limited to the specific breach waived.

5.6 Assignment. The rights of the Secured Party under this Agreement may be assigned by the Secured Party without the prior consent of the Debtor. The Debtor may not assign its obligations under this Agreement.

5.7 Severability. If any provision of this Agreement is determined by any court of competent jurisdiction to be illegal or unenforceable, that provision will be severed from this Agreement and the remaining provisions will continue in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either of the parties.

5.8 Notices. Any demand, notice or other communication to be given in connection with this Agreement must be given in accordance with the Loan Agreement

5.9 Remedies Cumulative; Additional Continuing Security. The rights and remedies of the Secured Party hereunder are cumulative and are in addition to and not in substitution for any other security now or hereafter held by the Secured Party or any other rights or remedies available at law or in equity or otherwise. No single or partial exercise by the Secured Party of any right or remedy precludes or otherwise affects the exercise of any other right or remedy to which the Secured Party may be entitled. This Agreement is a continuing agreement and security that will remain in full force and effect until discharged by the Secured Party.

5.10 Further Assurances. Each of the Debtor and the Secured Party will from time to time execute and deliver all such further documents and instruments, including financing statements and schedules, and do all acts and things as the other party may reasonably require to effectively carry out or better evidence or perfect the security granted hereby and the full intent and meaning of this Agreement.

5.11 Power of Attorney. The Debtor hereby irrevocably appoints any officer for the time being of the Secured Party the true and lawful attorney of the Debtor upon the occurrence of an Event of Default that is continuing, with full power of substitution, to do all things and execute and deliver all such documents and instruments, including financing statements and schedules, as are referred to in Section 5.9 above, with the right to use the name of the Debtor whenever and wherever the officer may deem necessary or expedient and from time to time to exercise all rights and powers and to perform all acts of ownership in respect to the Collateral in accordance with this Agreement.

5.12 Discharge. The Debtor will be entitled to a discharge of this Agreement and termination of any and all commitments under the Loan Agreement or under any other Loan Document upon written request by the Debtor and full and irrevocable payment, performance and satisfaction of the Obligations. No discharge will be effective unless in writing and executed by the Secured Party.

5.13 Governing Law. This Agreement is governed by and will be construed in accordance with the laws of the Province of — and the laws of Canada applicable therein.

5.14 Copy of Documents and Consent to Filings. The Debtor acknowledges having received a fully executed copy of this Agreement and, to the extent permitted by applicable law, waives all rights to receive from the Secured Party a copy of any financing statement, financing change statement, or verification statement, filed or issued at any time in respect of this Agreement. The Debtor confirms its consent to the filing by the Secured Party or on its behalf of any financing statement or financing change statement filed or issued at any time in respect of this Agreement.

IN WITNESS WHEREOF the parties have executed this Agreement.

DEBTOR		—

Per:

Date of Execution		Name:
Title:
c/s

Name:
Title:

SECURED PARTY:		SUNTRUST BANK

Per:

Date of Execution		Name:
Title:

c/s

Name:
Title:

EXHIBIT F

FORM OF PAYOR’S PAD AGREEMENT

Business Pre-Authorized Debit Plan* -

Authorization of the Payor to the Payee to Direct Debit an Account

Instructions:

1.	Please complete all sections in order to instruct your financial institution to make payments directly from your account.

2.	Please sign the Terms and Conditions that are part of this document.

3.	Return the completed form with a blank cheque marked “VOID” to the Payee at the address noted below.

4.	If you have any questions, please write or call the Payee.

PAYOR INFORMATION (Please type or print clearly)

Payor Name:

Address:

Telephone:
Name(s) of Authorized Signing Officer(s):

Signature(s) of Authorized Signing Officer(s):	Date:

PAYOR FINANCIAL INSTITUTION/BANKING INFORMATION (Please type or print clearly)

Branch Number	Institution #	Account Number

Name of Financial Institution
Branch
Branch Address
City/Province		Postal Code

PAYEE INFORMATION (Please type or print clearly)

Payee Name:
Address: Number, Street/Avenue/Blvd/Crsc/ City/Province/Postal Code
Telephone: Fax: Email:

PAYMENT INFORMATION (Please type or print clearly)

Please specify whether the payment is a: (Please check one)	☐	Fixed Amount: (Please specify)
	☐	Variable Amount: If variable, please specify whether there is a maximum amount or indicate N/A if there is no maximum amount:
Occurring at: (Please check one)	☐	Set intervals: Please specify the timing (i.e. weekly, bi-weekly, monthly)
Sporadic intervals The Payor must describe the occurrence of an Event or other criteria that will trigger the debit of the account

	☐	Mandatory description here:
Are top-ups or adjustments permissible? (Please check one)	☐ ☐	Yes No

*	This form is for PADs which relate to commercial activities of a Payor who is a corporation, organization, trade, association, government entity, profession, venture or enterprise.

PAYOR’S PAD AGREEMENT

Business Pre-Authorized Debit Plan

Terms & Conditions

	1.	In this Agreement “we”, “us” and “our” refers to the Payor indicated on page 1.

2.

We agree to participate in this Business Pre-Authorized Debit Plan and we authorize the Payee indicated on page 1 and any successor or assign of the Payee to draw a debit in paper, electronic or other form for the purpose of making payment for goods or services related to our commercial activities (a “Business PAD”) on our account indicated on the page 1 (the “Account”) at the financial institution indicated on page 1 (the “Financial Institution”) and we authorize the Financial Institution to honour and pay such debits.

This Agreement and our authorization are provided for the benefit of the Payee and our Financial Institution and are provided in consideration of our Financial Institution agreeing to process debits against our Account in accordance with the Rules of the Canadian Payments Association.

We agree that any direction we may provide to draw a Business PAD, and any Business PAD drawn in accordance with this Agreement, shall be binding on us as if signed by us, and, in the case of paper debits, as if they were cheques signed by us.

3.

We may revoke or cancel this Agreement at any time upon notice being provided by us either in writing or orally. We acknowledge that in order to revoke or cancel the authorization provided in this Agreement, we must provide notice of revocation or cancellation to the Payee.

This Agreement applies only to the method of payment and we agree that revocation or cancellation of this Agreement does not terminate or otherwise have any bearing on any contract that exists between us and the Payee.

The Payee shall use best efforts to cancel the Business PAD in the next business, billing or processing cycle but shall within not more than 30 days from the notice cease to issue any new Business PADs.

We understand that we may obtain a sample cancellation form, or further information on our right to cancel a PAD Agreement, at our financial institution or at www.cdnpay.ca.

	4.	We agree that our Financial Institution is not required to verify that any Business PAD has been drawn in accordance with this Agreement, including the amount, frequency and fulfillment of any purpose of any Business PAD.

	5.	We agree that delivery of this Agreement to the Payee constitutes delivery by us to our Financial Institution. We agree that the Payee may deliver this Agreement to the Payee’s financial institution and agree to the disclosure of any information which may be contained in this Agreement to such financial institution.

Delete either 6(a) or 6(b) as applicable	6.	(a)	We understand that with respect to:
			(i)	fixed amount Business PADs occurring at set intervals, we shall receive written notice from the Payee of the amount to be debited and the due date(s) of debiting, at least 10 calendar days before the first Business PAD, and such notice shall be received every time there is a change in the amount or payment date(s), except as provided in clause (iii) below;
			(ii)	variable amount Business PADs occurring at set intervals, we shall receive written notice from the Payee of the amount to be debited and the due date(s) of debiting, at least 10 calendar days before the due date of every Business PAD, except as provided in clause (iii) below; and
			(iii)	fixed amount and variable amount Business PADs occurring at set intervals, where the Business PAD Plan provides for a change in the amount of such fixed and variable amount PADs as a result of our direct action (such as, but not limited to, a telephone instruction) requesting the Payee to change the amount of a PAD, no pre-notification of such changes is required.

- OR -

If Payor agrees to waive pre-notification, Payor must sign where indicated		(b) We agree to waive the pre-notification requirements in section 6(a) of this Agreement.
		Signature of Payor	Signature of Payor

7.

We agree that with respect to Business PADs, where the payment frequency is sporadic, an authorization given using a password or secret code or other signature equivalent that is issued to us shall constitute a valid authorization for the Payee or its agent to debit our account.

	8.	We may dispute a Business PAD by providing a signed declaration to our Financial Institution under the following conditions:

		(a)	the Business PAD was not drawn in accordance with this Agreement;

		(b)	this Agreement was revoked or cancelled; or

		(c)	any pre-notification required and not waived by section 6(b) was not received by us.

We acknowledge that, in order to obtain reimbursement from our Financial Institution for the amount of a disputed Business PAD, we must sign a declaration to the effect that either (a), (b) or (c) above took place and present it to our Financial Institution up to and including but not later than ten (10) business days after the date on which the disputed Business PAD was posted to our Account.

We acknowledge that, after this ten (10) business day period, we shall resolve any dispute regarding a Business PAD solely with the Payee, and that our Financial Institution shall have no liability to us respecting any such Business PAD.

	9.	We certify that all information provided with respect to the Account is accurate and we agree to inform the Payee, in writing, of any change in the Account information provided in this Agreement at least ten (10) business days prior to the next due date of a Paper and/or Electronic Business PAD. In the event of any such change, this Agreement shall continue in respect of any new account to be used for Business PADs.

	10.	We have certain recourse/reimbursement rights if any debit does not comply with this Agreement. For example, we have the right to receive reimbursement for any debit that is not authorized or is not consistent with this PAD Agreement. To obtain more information on our recourse/reimbursement rights, we may contact our financial institution or visit the CPA website at www.cdnpay.ca.

11.

We warrant and guarantee that all persons whose signatures are required to sign on the Account have signed this Agreement below. In addition we warrant and guarantee, where applicable, that we have the authority to electronically agree to commit to this Agreement by secure electronic signature and that our secure electronic signature conforms with the requirements of Rule H1.

If Payee intends to use a payment provider must include statement	12.	We agree that a payment service provider will administer the PAD. [INSERT NAME] will be administering the PAD.

13	We understand and agree to the foregoing terms and conditions.

14.

We agree to comply with the Rules of the Canadian Payments Association, or any other rules or regulations which may affect the services described herein, as may be introduced in the future or are currently in effect and we agree to execute any further documentation which may be prescribed from time to time by the Canadian Payments Association in respect of the services described herein.

15.

Applicable to the Province of Quebec only: It is the express wish of the parties that this Agreement and any related documents be drawn up and executed in English. Les parties conviennent que la présente convention et tous les documents s’y rattachant soient rédigés et signés en anglais.

Per:
Name of Payor		Signature of Authorized Signing Officer	Date
Name:
Title:

Per:
		Signature of Authorized Signing Officer	Date
Name:
Title:

EXHIBIT C

EXHIBIT C

TO

THIRD AMENDED AND RESTATED LOAN FACILITY AGREEMENT

AND GUARANTY

FORM OF LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (this “Agreement”) dated as of                     , is made between                      (“Borrower”), and SUNTRUST BANK (“Bank”), a Georgia banking corporation having its principal office in Atlanta, Georgia.

W I T N E S S E T H:

WHEREAS, Borrower engages in the business of leasing and selling furniture, electronics, appliances, and other household goods and is a franchisee of Aaron’s, Inc., a Georgia corporation formerly known as Aaron Rents, Inc. (“Aaron”);

WHEREAS, Borrower has requested and Bank has agreed to provide financing to Borrower;

WHEREAS, Borrower and Bank wish to enter into this Agreement to set forth the terms and conditions of Bank’s establishment of a credit facility for Borrower;

THEREFORE, upon the terms and conditions hereinafter stated, and in consideration of the mutual premises set forth above and other adequate consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1. DEFINITIONS AND RULES OF CONSTRUCTION

1.1. As used in this Agreement, the following terms shall have the meanings set forth below (terms defined in the singular to have the same meaning when used in the plural and vice versa):

“Aaron’s Proprietary System” shall mean Aaron’s proprietary point of sale software system, as modified from time to time, used by Aaron and its franchisees, such as Borrower.

“Account” means any right of Borrower to payment for goods sold or leased or for services rendered which is not evidenced by an Instrument or Chattel Paper, whether or not earned by performance.

“Account Debtor” means any Person who is liable on an Account.

“Advance” shall mean an advance of funds by Bank on behalf of Borrower pursuant to the Line of Credit Note or Revolving Note executed by Borrower.

“Agreement” means this Loan and Security Agreement and all exhibits, riders and schedules at any time executed by the parties and made a part hereof by reference, either as originally executed or as hereafter amended, restated, modified or supplemented from time to time.

“Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to the Borrower and its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Anti-Terrorism Order” shall mean Executive Order 13224, signed by President George W. Bush on September 23, 2001.

“Applicable Law” means all laws, rules and regulations applicable to the Person, conduct, transaction, covenant or Loan Documents in question, including, without limitation, all applicable law and equitable principles; all provisions of all applicable state and federal constitutions, statutes, rules, regulations and orders of governmental bodies; and all orders, judgments and decrees of all courts and arbitrators.

“Approved Invoice” means an invoice for the aggregate purchase price of Merchandise purchased by Borrower with a purchase order approved by Aaron.

“Asset Disposition” shall mean (i) all sales of Merchandise; (ii) all Merchandise which is determined to have been stolen; (iii) all Merchandise that is destroyed, lost or otherwise removed from the premises of Borrower other than pursuant to a Lease Contract or by outright sale or for repair work; and (iv) all “skipped” Merchandise which is Merchandise subject to a Lease Contract.

“Asset Disposition Prepayment” shall have the meaning set forth in Section 2.12(b) hereof.

“Balances” means all monies and funds of Borrower at any time on deposit with Bank.

“Bank” shall mean SunTrust Bank and its successors and assigns.

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as may be amended from time to time.

“Books and Records” means all of Borrower’s books and records evidencing or relating to its business, financial condition or the Collateral, including, but not limited to, all customer lists, ledgers, invoices, purchase orders, financial statements, computer tapes and disks.

“Borrowing Base” shall mean, on any date of determination, an amount equal to [    ] multiplied by Rental Revenue for the most recently ended three calendar months.

“Borrowing Base Report” shall have the meaning set forth in Section 2.5(iv) hereof.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in Atlanta, Georgia are authorized by law to close.

“Chattel Paper” shall have the meaning ascribed to it in the Code.

“Closing Date” shall mean for (i) the Revolving Commitment, the date set forth in the Revolving Note on which all Loan Documents have been executed and delivered and the conditions precedent to funding the loan have been satisfied, (ii) the Term Loan, the date set forth in the Term Note on which all Loan Documents have been executed and delivered and the conditions precedent to funding the loan have been satisfied and (iii) the Line of Credit Commitment, the date set forth in the Line of Credit Note on which all Loan Documents have been executed and delivered and the conditions precedent to funding the loan have been satisfied.

“Closing Fee” shall have the meaning given to such term in Section 2.13 hereof.

“Code” means the Uniform Commercial Code as in effect from time to time in the State of Georgia.

“Collateral” shall have the meaning given to such term in Section 3.1 hereof.

“Collateral Agreement” means an agreement executed by Borrower and any other Persons primarily or secondarily liable for all or part of the Loans or granting a security interest to Bank in specified Collateral as security for the Loans, including without limitation, this Agreement and any Guaranties.

“Commitment Fee” shall have the meaning set forth in Section 2.14 hereof.

“DDA Account” shall mean Borrower’s Demand Deposit Account into which Bank shall deposit the Advances for the purpose of (i) paying, by means of ACH transfer, Approved Invoices arising from purchases of Merchandise from a supplier, including any freight charges to the extent Aaron consents thereto, (ii) paying, to Borrower’s own account (or, with the written consent of Aaron, such other account for which wiring instructions have been provided to the Bank) upon the consent of Aaron, state use taxes associated therewith, and (iii) paying, to Borrower’s own account (or, with the written consent of Aaron, such other account for which wiring instructions have been provided to the Bank) any other items to the extent expressly permitted to be paid hereunder.

“Debt” means (i) indebtedness for borrowed money or for the deferred purchase price of property or services (other than trade accounts payable on customary terms in the ordinary course of business), (ii) financial obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) financial obligations as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, and (iv) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or financial obligations of others of the kinds referred to in clauses (i) through (iii) above.

“Debt Service” shall mean, for any particular period, the total required payments of principal (excluding any payments of principal required to be made as a result of any Asset Disposition), interest and fees made by Borrower with respect to its Debt (other than Debt of the Borrower which is subordinated to the Loan Indebtedness owing to the Bank pursuant to a subordination agreement in form and substance satisfactory to the Bank) during such period to the extent that such Debt arises pursuant to this Agreement or any other financing arrangement with respect to Merchandise.

“Default Condition” means the occurrence of any event which, after satisfaction of any requirement for the giving of notice or the lapse of time, or both, would become an Event of Default.

“Default Rate” means the annual percentage interest rate applied to the principal of the Loans not paid when due under the terms of the applicable Loan Documents, which rate shall equal the sum of two percent (2%) per annum plus the Floating Rate.

“Delinquent Payment Fee” shall have the meaning given to such term in Section 2.15 hereof.

“Documents” shall have the meaning ascribed to it in the Code.

“Environment” means navigable waters, waters of the contiguous zone, ocean waters, natural resources, surface waters, ground water, drinking water supply, land surface, subsurface strata, ambient air, both inside and outside of buildings and structures.

“Environmental Laws” means federal, state, local and foreign laws, principles of common law, regulations and codes, as well as orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder relating to pollution, protection of the environment or public health and safety, including, but not limited to the release or threatened release of Hazardous Substances into the Environment or otherwise relating to the presence, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances.

“Equipment” means all machinery, equipment, furniture, fixtures, motor vehicles and other tangible personal property (other than Inventory) of Borrower, including, but not limited to, all items described on the Equipment Schedule (if attached) and all substitutions and replacements thereof.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Event of Default” shall have the meaning given to such term in Section 9 hereof.

“Floating Rate” means a rate of interest per annum equal to the Prime Rate plus an additional [four and three-quarters] percent ([4.75%]6) per annum, such rate to change as and when the Prime Rate changes.

“Franchise Agreement” means the written agreement between Aaron and Borrower whereby Borrower is authorized to establish an “Aaron’s” franchise.

“GAAP” means generally accepted accounting principles in the United States, consistently applied.

“General Intangibles” shall have the meaning ascribed to it in the Code and shall include, without limitation, all of Borrower’s tax refund claims, patents, copyrights, licenses, trademarks, trade names, service marks, patent applications and choses in action.

“Guarantor” means each Person who now or hereafter guarantees payment of the whole or any part of the Loan Indebtedness.

“Guaranty” means any guaranty agreement executed by each of the partners, shareholders, and where not prohibited by law, the spouses of such persons, of Borrower, or such other Persons as may be required by the Bank, in favor of the Bank with respect to the obligations of Borrower with respect to the Loans in the form provided by the Bank, as the same may be amended, restated or supplemented from time to time.

“Hazardous Substances” means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or waste, petroleum or petroleum-derived substance or waste, or any constituent of any such substance or waste, including without limitation, any such substance regulated under or defined by any Environmental Law.

“Instrument” shall have the meaning ascribed to it in the Code.

[6]	Note: This interest rate shall be as designated by Aaron’s in the applicable loan Funding Approval Notice.

“Inventory” means all inventory of Borrower, including, without limitation, all raw materials, work-in-process, finished goods, goods being leased pursuant to Lease Contracts, and other goods held by Borrower for sale or lease or furnished under contracts of service.

“Investment Property” shall have the meaning ascribed to it in the Code.

“Lease Contract” means a contract between Borrower and a customer to lease Merchandise in the form approved by Aaron (and which may include purchase options).

“Lien” means any interest in property securing an obligation, whether such interest is based on the common law, statute or contract, including, without limitation, a security interest, lien or security title arising from a security agreement, mortgage, security deed, trust deed, pledge or condition sale, or a lease, consignment or bailment for security purposes.

“Line of Credit Commitment” means the committed line of credit facility established by the Bank in favor of Borrower in the amount set forth in the Line of Credit Note and upon the terms described in this Agreement.

“Line of Credit Loan” means a loan or an advance made by the Bank to the Borrower under its Line of Credit Commitment.

“Line of Credit Note” means a note executed by Borrower in favor of Bank, substantially in the form of Exhibit A-1 attached hereto in the committed principal amount of the Bank’s Line of Credit Commitment evidencing the obligation of the Borrower to repay its Line of Credit Loans.

“Loan Account” means the internal bank loan account established by the Bank for Borrower.

“Loan Documents” means this Agreement, the Notes, the Collateral Agreements, any other documents relating to the Loans delivered by Borrower or any guarantor or surety thereof to the Bank and any amendments thereto.

“Loan Indebtedness” means all amounts due and payable by Borrower under the terms of the Loan Documents with respect to the Loans made thereunder, including, without limitation, outstanding principal, accrued interest, any late charges, and all reasonable costs and expenses of any legal proceeding brought by the Bank to collect any of the foregoing (including without limitation, reasonable attorneys’ fees).

“Loans” means the Line of Credit Loans, Revolving Loans or Term Loans.

“Loan Term” shall have the meaning set forth in Section 2.8 hereof.

“Maturity Date” shall mean for (i) the Revolving Commitment, the date set forth in the Revolving Note, (ii) the Term Loan, the date set forth in the Term Note and (iii) the Line of Credit Commitment, the date set forth in the Line of Credit Note.

“Merchandise” means goods distributed or sold to Borrower through Aaron.

“Net Book Value” means, for any item of Merchandise, the cost of such Merchandise less accumulated depreciation as calculated in accordance with the Aaron’s Proprietary System.

“Note” means the Line of Credit Note, the Revolving Note, or the Term Note, as the case may be.

“Opening Date” shall mean with respect to each store location, the date determined by Aaron to be the opening date of such location in accordance with its standard practice, as notified to the Bank.

“Patriot Act” shall mean the USA PATRIOT Improvement and Reauthorization Act of 2005 (Pub. L. 109-177 (signed into law March 9, 2006)), as amended and in effect from time to time.

“Payment Date” shall mean the last day of each calendar month; provided, however, if such day is not a Business Day, the next succeeding Business Day.

“Permitted Liens” means Liens in favor of Bank or Aaron; Liens for taxes not yet due or payable; statutory Liens securing the claims of materialmen, mechanics, carriers and landlords for labor, materials, supplies or leases incurred in the ordinary course of Borrower’s business, but only if payment thereof is not at the time required and such Liens are at all times junior in priority to the Liens in favor of Bank; Liens shown on Exhibit B (if any); and Liens hereafter consented to by Bank in writing.

“Person” means a corporation, an association, partnership, an organization, a business, a business trust, a limited liability company, an individual, a government or political subdivision thereof or a governmental agency.

“Prime Rate” means the per annum rate of interest designated from time to time by the Bank to be its prime rate, with any change in the rate of interest resulting from a change in the Prime Rate to be effective as of the opening of business of the Bank on the day of such change. The prime rate is one of several reference rates used by the Bank and the Bank makes loans at rates both higher and lower than the Prime Rate.

“Quarterly Covenant Compliance Report” shall mean that Quarterly Covenant Compliance Report substantially in the form of Exhibit D attached hereto.

“Rental Revenue” means, for any period, the gross revenues of Borrower from leases to the public of Borrower’s furniture inventory, computer, electronics, appliances and lease equipment including, without limitation, all customer deposits, advance lease payments, waiver fees, late fees, delivery fees, nonsufficient fund fees, reinstatement fees, but excluding all retail sales proceeds and sales taxes.

“Revolving Commitment” means the committed revolving facility established by the Bank in favor of Borrower in the amount set forth in the Revolving Note and upon the terms described in this Agreement.

“Revolving Loan” means a loan or an advance made by the Bank to the Borrower under its Revolving Commitment.

“Revolving Note” means a note executed by Borrower in favor of Bank, substantially in the form of Exhibit A-2 attached hereto, in the committed principal amount of the Bank’s Revolving Commitment evidencing the obligation of the Borrower to repay its Revolving Loans.

“Sanctioned Country” shall mean, at any time, a country or territory that is, or whose government is, the subject or target of any Sanctions.

“Sanctioned Person” shall mean, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union or any EU member state, (b) any Person located, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.

“Sanctions” shall mean economic or financial sanctions or trade embargoes administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“Solvent” means, as to any Person, such Person (i) is able to pay, and does pay, its debts as they mature and (ii) has a positive tangible net worth determined in accordance with GAAP.

“Spousal Consent” shall mean any agreement provided by the spouse of any Person executing a Guaranty to the extent such spouse has not personally executed a Guaranty, to be substantially in the form provided by the Bank.

“Subsidiary” means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by Borrower.

“Term Loan” shall mean a single loan made by the Bank to the Borrower in an amount not to exceed the Term Loan Commitment.

“Term Loan Commitment” shall mean the obligation of the Bank to make a Term Loan in favor of Borrower in the amount set forth in the Term Note and upon the terms described in this Agreement.

“Term Note” means a note executed by Borrower in favor of Bank, substantially in the form of Exhibit A-3 attached hereto in the committed principal amount of the Bank’s Term Loan Commitment evidencing the obligation of the Borrower to repay its Term Loan.

1.2. Accounting Terms and Determination. Accounting terms used in this Agreement such as “amortization,” “depreciation,” “interest expense,” and “tangible net worth” shall have the meaning normally given them by, and shall be calculated (both as to amounts and classification of items) in accordance with, GAAP. Any pronoun used herein shall be deemed to cover all genders. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations, and all references to any instruments or agreements, including, without limitation, references to any of the Loan Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

2. LOAN; USE OF PROCEEDS.

2.1. Establishment of DDA Account; Loan Account. (a) Prior to the Closing Date, Bank shall establish a DDA Account for Borrower.

(b) Prior to the Closing Date, Bank shall also establish on its books an internal loan account in Borrower’s name (the “Loan Account”) in which Bank shall record, in accordance with customary accounting practice, all charges, expenses and other items properly chargeable to Borrower; all payments made by Borrower on account of indebtedness evidenced by the Loan Account; all proceeds of Collateral which are finally paid to Bank at its office in cash or solvent credits; and other appropriate debits and credits. The debit balance of the Loan Account shall reflect the amount of Borrower’s Loan Indebtedness from time to time by reason of the Loans and other appropriate charges hereunder. At least once each month, Bank shall render a statement of account for the Loan Account, which statement shall be considered correct, and accepted by and conclusively binding upon Borrower, unless Borrower notifies Bank to the contrary within thirty (30) days after Bank’s sending of said statement to Borrower.

2.2. Establishment of Line of Credit Loan. Any Line of Credit Commitment now or hereafter committed to by Bank pursuant to which Borrower shall execute and deliver to Bank a Line of Credit Note shall be governed by and issued pursuant to the provisions, terms and conditions set forth herein.

2.3. Line of Credit Advances. (i) Upon Borrower’s execution of this Agreement and a Line of Credit Note and compliance with the terms of this Agreement ,and subject to Bank’s confirmation if requested by Aaron that Bank has a first priority security interest in the Collateral, Bank shall notify Borrower that Borrower may request Advances pursuant to the Line of Credit Commitment. Bank shall make such Advances into the DDA Account (or, with the written consent of Aaron, such other account for which wiring instructions have been provided to Bank) for the sole purposes of (x) honoring requests from Borrower, made through the Aaron’s Proprietary System, for ACH transfers to suppliers of Merchandise in payment of Approved Invoices, including any freight charges to the extent Aaron consents thereto, or with Aaron’s consent, to Borrower’s own account for the payment of sales use taxes, and (y) honoring requests from Borrower for Advances made via wire transfers (or such other method approved in writing by Aaron and acceptable to Bank) to the DDA Account (or, with the written consent of Aaron, such other account of Borrower or of a third party for which wiring instructions have been provided to Bank) for working capital and for any other lawful purposes, in each case, to the extent approved in writing by Aaron. Borrower shall not use the DDA Account for any other purpose. The maximum principal amount of Advances under the Line of Credit Commitment at any time outstanding shall not exceed the committed amount of the Line of Credit Commitment. Each Advance shall be in the amount of not less than $500.

(ii) Borrower shall submit purchase order requests for Merchandise to Aaron from time to time. In the event that the purchase order is authorized pursuant to the Franchise Agreement, Aaron will prepare the purchase order and submit the same to the appropriate supplier requested by Borrower. The supplier will be instructed to ship all Merchandise directly to Borrower and Borrower will be responsible for (i) inspecting all Merchandise and resolving all disputes regarding the Merchandise with such supplier and (ii) paying all freight and other shipping and/or insurance charges arising in connection therewith with funds other than Loan proceeds, unless otherwise agreed by Aaron. The supplier will invoice Borrower for such Merchandise in accordance with normal industry practice. When Borrower wishes to pay such invoice, Borrower, subject to availability of the Line of Credit Commitment, shall pay such invoice by directing Bank, through the Aaron’s Proprietary System, to pay such invoice by means of an ACH transfer (or such other method approved in writing by Aaron and acceptable to Bank) from its DDA Account. Any directions for ACH transfers correctly inputted into the Aaron’s Proprietary System prior to 12:00 Midnight (Atlanta, Georgia time) on any Business Day, shall be paid by Bank no later than the third Business Day thereafter, unless Borrower is otherwise notified by Aaron or Bank.

(iii) Upon receipt of the request for an ACH transfer (provided that such request relates to an Approved Invoice), Bank shall honor such request by making an Advance pursuant to the Line of Credit Commitment in the amount of such request into Borrower’s DDA Account and automatically forwarding such amount to the supplier by means of an ACH transfer in accordance with the instructions of Borrower. Upon receipt of any request by Borrower to deposit funds into another account in the name of Borrower or in the name of a third party, and receipt of Aaron’s written approval thereof, Bank shall honor such request by making an Advance pursuant to the Line of Credit Commitment in the amount of such request into Borrower’s DDA Account (or, with the written consent of Aaron, such other account for which wiring instructions have been provided to Bank). In the event that a request for an ACH transfer

(or other method of transfer approved in writing by Aaron and acceptable to Bank) is presented for payment and Borrower’s availability pursuant to the Line of Credit Commitment is insufficient to honor such request, Bank may, but shall have no obligation to, make such overadvance, which shall be an Advance for all purposes hereunder, but shall be due and payable upon demand. At the end of each calendar month, Bank shall provide Borrower with a monthly DDA Account statement in the form customarily used by Bank for its commercial customers and a loan account statement.

(iv) The aggregate amount of Advances made to the Borrower during such month shall be amortized into eighteen (18) or twenty-four (24) (as designated by Aaron in writing from time to time) equal payments of principal due and payable on the next succeeding Payment Dates; provided that, in the event that Bank terminates the Line of Credit Commitment as provided in Section 2.8 below, all outstanding amounts shall be due and payable on the 24th Payment Date following such termination.

2.4. Establishment of Revolving Loan. Any Revolving Commitment now or hereafter committed to by Bank pursuant to which Borrower shall execute and deliver to Bank a Revolving Note shall be governed by and issued pursuant to the provisions, terms and conditions set forth herein.

2.5. Revolving Advances. (i) Upon Borrower’s execution of this Agreement and a Revolving Note and compliance with the terms of this Agreement and subject to Bank’s confirmation if requested by Aaron that Bank has a first priority security interest in the Collateral, Bank shall notify Borrower that Borrower may request Advances pursuant to the Revolving Commitment. Bank shall make such Advances into the DDA Account (or, with the written consent of Aaron, such other account for which wiring instructions have been provided to Bank) solely for the purposes specified in Section 2.3. The maximum principal amount of Advances under the Revolving Commitment at any time outstanding shall not exceed the lesser of (A) the committed amount of the Revolving Commitment and (B) the sum of the Borrowing Base minus the outstanding principal amount of the Term Loan, as most recently reported by Aaron to Bank pursuant to Section 2.5(iv) hereof (such lesser amount herein referred to as the “Revolver Availability”). Each Advance shall be in the amount of not less than $500.

(ii) Borrower shall submit purchase order requests for Merchandise to Aaron. In the event that the purchase order is authorized pursuant to the Franchise Agreement, Aaron will prepare the purchase order and submit the same to the appropriate supplier requested by Borrower. The supplier will be instructed to ship all Merchandise directly to Borrower and Borrower will be responsible for (i) inspecting all Merchandise and resolving all disputes regarding the Merchandise with such supplier and (ii) paying all freight and other shipping and/or insurance charges arising in connection therewith with funds other than Loan proceeds, unless otherwise agreed by Aaron. The supplier will invoice Borrower for such Merchandise in accordance with normal industry practice. When Borrower wishes to pay such invoice, Borrower, subject to the Revolver Availability, shall pay such invoice by directing Bank, through the Aaron’s Proprietary System, to pay such invoice by means of an ACH transfer from its DDA Account. Any directions for ACH transfers correctly inputted into the Aaron’s Proprietary System prior to 12:00 Midnight (Atlanta, Georgia time) on any Business Day, shall be paid by Bank no later than the third Business Day thereafter, unless Borrower is otherwise notified by Aaron or Bank.

(iii) Upon receipt of the request for an ACH transfer (provided that such request relates to an Approved Invoice), Bank shall honor such request by making an Advance pursuant to the Revolving Commitment in the amount of such request into Borrower’s DDA Account and automatically forwarding such amount to the supplier by means of an ACH transfer in accordance with the instructions of Borrower. Upon receipt of any request by Borrower to deposit funds in another account in the name of Borrower or in the name of a third party, and receipt of Aaron’s written approval thereof, Bank shall honor such request by making an Advance pursuant to the Revolving Commitment in the amount of such request into Borrower’s DDA Account (or, with the written consent of Aaron, such other account for which wiring instructions have been provided to Bank). In the event that a request for an ACH transfer (or such other method of transfer approved in writing by Aaron and acceptable to Bank) is presented for payment and Borrower’s availability pursuant to the Revolving Commitment is insufficient to honor such request, Bank may, but shall have no obligation to, make such overadvance, which shall be an Advance for all purposes hereunder, but shall be due and payable upon demand. At the end of each calendar month, Bank shall provide Borrower with a monthly DDA Account statement in the form customarily used by Bank for its commercial customers and a loan account statement.

(iv) On the fifth Business Day of each month, for Borrowers with a Revolving Loan (as determined on the last day of the preceding calendar month), Aaron shall calculate the Borrowing Base and report the same to Bank in writing (the “Borrowing Base Report”), and Bank shall be entitled to rely conclusively upon such information. Upon receipt of the Borrowing Base Report, Bank shall input such information into Bank’s loan records to be effective as of the date which is two Business Days after receipt of such information. On the 15th day of each calendar month, Bank shall mail to Borrower a bill setting forth the total amount of principal (to the extent that the aggregate outstanding principal amount of the Revolving Loans exceeds the lesser of the Revolving Commitment or the Borrowing Base as set forth in the most recent Borrowing Base Report) and interest due on the next Payment Date which bill shall be considered correct, and accepted by and conclusively binding upon Borrower, unless Borrower notifies Bank to the contrary within thirty (30) days after Bank’s sending of said bill to Borrower. In addition, Bank, on the date which is two Business Days after receipt of the Borrowing Base Report from Aaron, shall notify Borrower in writing (including facsimile) of the new Borrowing Base for Borrower and shall require that Borrower repay on the next Payment Date any additional Advances made since the date of the preparation of the statement for such Payment Date if necessary to avoid any overadvance as of such date and such amount (in addition to any amounts set forth in the bill to Borrower) shall be due and payable on the next Payment Date.

2.6. Term Loan. Any Term Loan Commitment now or hereafter committed to by Bank pursuant to which Borrower shall execute and deliver to Bank a Term Note shall be governed by and issued pursuant to the provisions, terms and conditions set forth herein. Upon Borrower’s execution of this Agreement and a Term Note and compliance with the terms of this Agreement and subject to Bank’s confirmation if requested by Aaron that Bank has a first priority security interest in the Collateral, Bank may make a Term Loan to the Borrower in a principal amount not to exceed the Term Loan Commitment; provided, that if for any reason the full amount of the Bank’s Term Loan Commitment is not fully drawn on the Closing Date, the undrawn portion thereof shall automatically be cancelled.

2.7. Repayment.

(i) Line of Credit Loans. Payments of principal and interest with respect to Line of Credit Loans shall be due and payable by Borrower to Bank on each Payment Date and subject to the provisions of Section 2.8 below, on the Maturity Date for the Line of Credit Commitment, unless sooner accelerated in accordance with the terms hereof.

(ii) Revolving Loans. Payments of principal for Revolving Loans shall be due and payable by Borrower to Bank, subject to the provisions of Section 2.10(b) below, on the Maturity Date for the Revolving Commitment, unless sooner accelerated in accordance with the terms hereof.

(iii) Term Loans. Payments of principal for Term Loans shall be due and payable by Borrower to Bank in installments payable on the dates set forth in the Term Note, provided, that, to the extent not previously paid, the aggregate unpaid principal balance of the Term Loans shall be due and payable on the Maturity Date for the Term Loan.

(iv) Except as provided below, all payments of principal of, or interest on, the Loan Documents (including Asset Disposition Prepayments) and all other sums due under the terms of the Loan shall be made in either (x) immediately available funds (including ACH transfers), or (y) checks or money orders made payable to the Bank at its principal office in Atlanta, Georgia in accordance with written instructions provided by the Bank. All voluntary prepayments of the Loan shall be made to the Bank at its Program Lending Department in Atlanta, Georgia using preprinted envelopes provided by the Bank for such purpose or, if such envelopes are unavailable, mailed to the following address:

Aaron’s Program Manager

SunTrust Bank

Program Lending

303 Peachtree Street, N.E., 2nd Floor

Mail Code 1802

Atlanta, Georgia 30308

2.8. Loan Term; Voluntary Termination. (i) The original term of the Line of Credit Commitment shall be for a period of one year from the Closing Date (the “Loan Term”). Thereafter, the Loan Term shall automatically be extended on each anniversary of the Closing Date for an additional one year period unless either party terminates the Loan as set forth hereunder. Upon ninety (90) days prior written notice to the Borrower, the Bank may, at its option, terminate the Line of Credit Commitment. Upon written notice to the Bank, the Borrower may, at its option, terminate the Line of Credit Commitment. Bank may also terminate the Line of Credit Commitment pursuant to Section 10 hereof. Upon the effective date of a termination of the Line of Credit Commitment effected by Borrower, the principal of and all accrued but unpaid interest on the Loan Indebtedness shall be forthwith due and payable, but all of the duties and covenants of Borrower hereunder, and all rights, remedies and privileges of Bank under this Agreement and Bank’s security interest in the Collateral, shall continue in full force and effect until all of the Loan Indebtedness is fully and finally paid. In the event Bank elects to terminate, (i) Bank shall continue to make Advances until the effective date of the termination and (ii) Advances outstanding at the effective date of the termination shall be repaid according to an eighteen (18) month amortization schedule or a twenty-four (24) month amortization schedule provided above, provided that, notwithstanding the foregoing all outstanding Loan Indebtedness shall be due and payable in full on the 24th Payment Date following termination of the Line of Credit Commitment by the Bank. Nothing set forth in this Section 2.8 shall be deemed to limit the ability of the Bank to declare all amounts outstanding under the Note immediately due and payable upon the occurrence of an Event of Default hereunder as provided herein.

(ii) The Revolving Commitment and the Term Loan shall terminate on the Maturity Date for the Revolving Commitment and the Term Loan set forth in the Revolving Note and the Term Note, as the case may be, which date shall be no more than four years from the Closing Date, subject to Section 10 hereof. Upon the termination of the Revolving Commitment or the Term Loan, the principal of and all accrued but unpaid interest on the Loan Indebtedness shall be forthwith due and payable, but all of the duties and covenants of Borrower hereunder, and all rights, remedies and privileges of Bank under this Agreement and Bank’s security interest in the Collateral, shall continue in full force and effect until all of the Loan Indebtedness is fully and finally paid.

2.9. Interest. (a) From and after the date hereof, interest shall accrue on the unpaid principal amount of the Loan Indebtedness at the Floating Rate. Interest shall be calculated daily and shall be computed on the basis of actual days elapsed over the period of a 360 day year. Interest shall be payable in arrears on each Payment Date and on the Maturity Date, whether due to acceleration or otherwise. Any principal amount outstanding pursuant to a Loan not paid when due shall bear interest at the Default Rate, which shall be payable upon demand. After the occurrence of an Event of Default and during the continuance thereof, the outstanding principal balance of the Loans shall bear interest at the Default Rate, which shall be payable upon demand.

(b) In no contingency or event whatsoever shall the amount paid or agreed to be paid to Bank for the use, forbearance or detention of money advanced under this Agreement exceed the highest lawful rate permissible under Applicable Law. It is the intent hereof that Borrower will not pay or contract to pay, and that Bank not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be charged to and paid by Borrower under Applicable Law. All interest (and charges deemed interest) paid or agreed to be paid to Bank shall, to the extent permitted by Applicable Law, be amortized, pro rated, allocated and spread in equal parts throughout the full term hereof until payment in full of the principal amount of the Loan Indebtedness owing hereunder (including the period of any renewal or extension hereof) so that interest on the principal amount of the Loan Indebtedness outstanding hereunder for such full period will not exceed the maximum amount permitted by Applicable Law.

2.10. Loan Prepayment.

(a) Voluntary Prepayment. Borrower shall have the right to prepay the Loans in whole or in part on any Payment Date, but subject to Borrower having provided at least two (2) Business Days’ prior written notice to Bank. Partial prepayments of any Line of Credit Loan (other than proceeds of Asset Dispositions which shall be applied as set forth in the following Section 2.10(b)(ii)) shall be applied to reduce the current month’s Advance(s) to such Borrower with any excess prepayment applied to unpaid principal payments of the Loan as Aaron and the Bank may mutually agree (which may include, but is not limited to, application of such excess prepayment to unpaid principal payments of the Loan in inverse order of maturity or on a pro rata basis)

(b) Mandatory Prepayment. (i) For the Line of Credit Loan, mandatory prepayment shall be required for Asset Dispositions. For the Revolving Loan, on any Payment Date on which the aggregate outstanding principal amount of the Revolving Loan exceeds the lesser of the Revolving Commitment or the Borrowing Base, as most recently reported to Borrower by Bank pursuant to Section 2.5(iv) hereof, Borrower shall prepay the Revolving Loans in the amount of such overadvance, as notified to Borrower by Bank.

2.11. Audits. Borrower hereby consents and authorizes Aaron or the Bank or any agent or representative thereof to conduct periodic field audits of Borrower. Such field audits may include, without limitation, examinations of the payment receipts, tax returns, bank statements, loan statements, Lease Contracts, inventory on hand, computer-generated reports of Asset Dispositions, Rental Revenue and other financial data necessary to determine the accuracy and validity of the reports, compliance certificates, financial reports and other information forwarded to either of the Bank or Aaron by Borrower in connection with the Loan.

2.12. Tracking of Merchandise; Asset Dispositions.

(a) All Merchandise financed by the Bank must be serialized by means of the Aaron’s Proprietary System for appropriate reconciliation of Advances and receipt of Merchandise and for purposes of tracking Asset Dispositions, if applicable. Borrower shall be obligated to furnish serial numbers for all Merchandise purchased directly to Aaron on a weekly basis (and, if available, on a daily basis) by transmittal of Borrower’s receiving report (containing Aaron’s Proprietary System numbers) directly to Aaron on the Aaron’s Proprietary System. As set forth more fully below, Aaron will maintain and track such information as agent for the Bank and the Bank shall at all times have access to such information.

(b) If Borrower has a Line of Credit Note and an Asset Disposition occurs, Borrower shall immediately report such Asset Disposition to Aaron by means of the Aaron’s Proprietary System, such information to include the Aaron’s Proprietary System numbers, and if assigned, the serial numbers of the Merchandise subject to the Asset Disposition, the Net Book Value of such Merchandise and the proceeds received by Borrower therefrom. Aaron, on a monthly basis, shall transmit all such information to the Bank in a summary form. Based solely on such information provided by Aaron, the Bank will notify Borrower on a monthly basis, of the amount of the required prepayment (the “Asset Disposition Prepayment”) of the aggregate outstanding amount of the Line of Credit Loan due on the next Payment Date which amount shall be equal to the Net Book Value of the Asset Dispositions during the preceding month not applied to Advances made during such month as set forth above, unless otherwise agreed to by the Bank. The Borrower shall be notified by the Bank by the 15th day of each calendar month of the Asset Disposition Prepayment and payment thereof shall be due on the next succeeding Payment Date.

2.13. Closing Fee. On the Closing Date of each Loan, Borrower shall pay to Bank a closing fee (“Closing Fee”) in the amount of $500 per store location [plus $5,000]7.

2.14. Commitment Fees.

(a) Borrower shall pay a commitment fee (the “Commitment Fee”) on any unused portion of the Line of Credit Commitment and the Revolving Commitment in the amount of     % per annum, such Commitment Fee to be paid quarterly in arrears on every third Payment Date, commencing on the third Payment Date after the Closing Date.

(b) All Commitment Fees shall be paid on the dates due, in immediately available funds, to the Bank.

2.15. Delinquent Payment Fees. In the event that any payment due and payable hereunder is not received by the Bank on the Payment Date when due, the Borrower shall, upon request from the Bank, pay to the Bank a delinquent payment fee (the “Delinquent Payment Fee”) in an amount equal to the greater of (i) one percent (1%) of the amount of the late payment and (ii) $500.00.

3. COLLATERAL AND INSURANCE.

3.1. Granting of Security Interest in Collateral. As security for the payment and performance of all of the Loan Indebtedness, Bank shall have and Borrower hereby grants to Bank a continuing security interest in the following described property of Borrower, whether now in existence or hereafter created or acquired and wherever located (collectively, the “Collateral”): all Accounts, Merchandise, Inventory, Investment Property, Equipment, General Intangibles, Documents, Instruments, Chattel Paper (including, but not limited to, the Lease Contracts), Balances, fixtures, and Books and Records, and all products and proceeds of the foregoing (including insurance proceeds). The Loan Indebtedness shall also be secured by any other property (whether real or personal) in which Borrower may have heretofore or concurrently herewith granted, or may hereafter grant, a Lien in favor of Bank.

[7]	Note: in the case of an Borrower with a Revolving Commitment or a Term Loan Commitment that has customized financial covenants as specified by Sponsor in accordance with Section 6 hereof, an additional $5,000 fee will be charged.

3.2. Form of Lease Contracts. All Lease Contracts will (a) be in a form prescribed by Aaron for use by its franchisees, (b) be transferable to Bank and (c) contain the following provision directly above Borrower’s customer’s signature:

“NOTWITHSTANDING ANYTHING SET FORTH IN THIS AGREEMENT TO THE CONTRARY, THE UNDERSIGNED ACKNOWLEDGES AND CONSENTS TO THE TRANSFER OF, OR GRANT OF A SECURITY INTEREST IN, ANY OR ALL OF THE LESSOR’S RIGHT, TITLE AND INTEREST (RESIDUAL OR OTHERWISE) IN AND UNDER THIS AGREEMENT TO ANY THIRD PARTY. NO SUCH TRANSFER OR GRANT OF SECURITY INTEREST WILL: (A) AFFECT THE UNDERSIGNED’S LOAN INDEBTEDNESS; (B) CHANGE ANY DUTIES OF, OR INCREASE ANY BURDENS OR RISKS IMPOSED ON, THE PARTIES TO THIS AGREEMENT; OR (C) GIVE RISE TO ANY RIGHTS OR REMEDIES PROVIDED UNDER SECTION 2A-303(1)(b) OF THE UNIFORM COMMERCIAL CODE, AS ADOPTED IN THE APPLICABLE JURISDICTION. NO ENFORCEMENT OF ANY SECURITY INTEREST WILL CONSTITUTE A TRANSFER THAT CHANGES ANY DUTIES OF, OR INCREASES ANY BURDENS OR RISK IMPOSED ON, THE PARTIES TO THIS AGREEMENT. THE UNDERSIGNED WAIVES ALL RIGHTS AND REMEDIES PROVIDED UNDER SECTION 2A-303 OF THE UNIFORM COMMERCIAL CODE, AS ADOPTED IN THE APPLICABLE JURISDICTION.”

Immediately upon execution of the same, all Lease Contracts shall be hereby assigned to Bank, and, immediately upon Bank’s request, delivered to Bank together with any and all related documents, and will contain, by way of a stamp or as a part of the preprinted lease contract, the following legend directly below Borrower’s customer’s signature:

“FOR VALUE RECEIVED, THIS AGREEMENT HAS BEEN ASSIGNED TO SUNTRUST BANK AND THERE ARE NO DEFENSES AGAINST THE ASSIGNEE.”

Borrower will not assign, sell, pledge, convey or by any other means transfer to any person other than Bank any Lease Contracts or Chattel Paper, without Bank’s prior written consent.

3.3. Other Documents. Borrower shall execute and deliver, or shall be caused to be executed and delivered, to Bank such other instruments, agreements, assignments, notifications or other documents relating to the Collateral as Bank may from time to time request in order to evidence, perfect or continue the perfection of Bank’s Liens upon any of the Collateral.

3.4. Insurance. Borrower shall maintain and keep in force insurance of the types and in the amounts customarily carried in lines of business similar to Borrower’s and such other insurance as Bank may require, including, without limitation, theft, fire, public liability, business interruption, casualty, property damage, and worker’s compensation insurance, which insurance shall be carried with companies and in amounts satisfactory to Bank. All casualty and property damage insurance shall name Bank as mortgagee, sole loss payee or additional insured, as appropriate. Borrower shall deliver to Bank from time to time, at Bank’s request, copies of all such insurance policies and certificates of insurance and schedules setting forth all insurance then in effect. Each policy of insurance shall contain a clause requiring the insurer to give not less than thirty (30) days’ prior written notice to Bank in the event of any lapse, termination or cancellation of the policy for any reason whatsoever and a clause that the interest of Bank shall not be impaired or invalidated by any act or neglect of Borrower or owner of the property nor by the occupation of the premises for purposes more hazardous than are permitted by said policy. All such insurance policies shall contain such other provisions as Bank may require in order to protect Bank’s security interests in the collateral and Bank’s right to receive payments under such policies. Borrower hereby appoints Bank as attorney-in-fact for Borrower to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable to Borrower thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments, or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies, which power of attorney shall be deemed coupled with an interest and irrevocable so long as Bank shall have a security interest in any of the Collateral pursuant to this Agreement. If Borrower shall fail to procure such insurance or to pay any premium with respect thereto, then Bank may, at its discretion, procure such insurance or pay such premium and any costs so incurred by Bank shall constitute a part of the liabilities secured hereby. Bank may apply the proceeds of any insurance policy received by Bank to the payment of any liabilities, whether or not due, in such order of application as Bank shall determine. Borrower shall promptly furnish Bank with certificates or other evidence satisfactory to Bank indicating compliance with the foregoing insurance requirements.

3.5. Validation and Collection of Accounts. Whether or not a Default Condition or an Event of Default has occurred, Bank shall have the right, at any time or times hereafter, in the name of Bank or any designee of Bank to verify the validity, amount or any other matter relating to any Accounts by mail, telephone or otherwise, and Borrower shall fully cooperate with Bank in an effort to facilitate and promptly conclude any such verification process. Unless Bank shall at any time following the occurrence of an Event of Default, elect to give notice to Account Debtors to make payments on the Accounts directly to Bank, Borrower shall endeavor in the first instance to make collection of its Accounts for Bank. Borrower shall at the request of Bank notify the Account Debtors of the security interest of Bank in any Account and Bank may itself at any time so notify Account Debtors. Upon or after the occurrence of an Event of Default, Borrower shall (if and to the extent requested to do so by Bank) notify the Account Debtors to make all payments owing to Borrower directly to Bank for application to the Loan Indebtedness.

3.6. Maintenance of Collateral. Borrower shall maintain all Inventory and Equipment in good condition, reasonable wear and tear excepted in the case of Equipment, and shall, as and when requested by Bank, provide Bank with a list of all of the Equipment and evidence of ownership thereof. Borrower shall not permit any of the Equipment to become affixed to any real property so that such Equipment is deemed a fixture under the real estate laws of the applicable jurisdiction.

3.7. Expenses Relating to Collateral. Borrower shall pay Bank on demand an amount equal to any and all expenses, including legal fees, incurred or paid by Bank in connection with Bank’s insuring, maintaining, protecting, storing, safeguarding, or paying Liens with respect to any of the Collateral or otherwise discharging any duty or obligation of Borrower with respect to any of the Collateral.

3.8. Rights to Collateral. Bank shall have no duty to collect, protect or preserve the underlying value of any Collateral or any income thereon or to preserve any rights against prior parties. Bank may exercise its rights and remedies with respect to the Collateral without first resorting (and without regard) to any other security for the Loan or other sources of payment or reimbursement for the Loan Indebtedness.

4. CONDITIONS PRECEDENT.

Borrower shall deliver and Bank shall have received the following documents, each in form and substance satisfactory to Bank, as conditions precedent of the Loans:

(a) a validly executed copy of this Agreement;

(b) the validly executed Notes;

(c) a validly executed copy of a Guaranty of each partner or majority stockholder of Borrower, and to the extent not prohibited by Applicable Law, the spouse of such Person; provided, however, that if such spouse is not providing a Guaranty, a validly executed copy of the Spousal Consent;

(d) [Reserved];

(e) a validly executed subordination agreement, in form and substance satisfactory to the Bank, from each other debtholder of Borrower;

(f) valid Uniform Commercial Code Financing Statements suitable for filing to enable Bank to perfect the security interest granted to it under this Agreement;

(g) evidence of Borrower’s good standing;

(h) a validly executed officer’s certificate or such other evidence acceptable to Bank evidencing Borrower’s corporate, partnership or other necessary authorization of the Loans and incumbency;

(i) a certificate of insurance from an insurer acceptable to Bank evidencing Borrower’s compliance with Section 3.4 hereof and naming the Bank as loss payee/additional insured as follows:

Aaron’s Program Manager

SunTrust Bank

Program Lending

303 Peachtree Street, N.E., 2nd Floor

Mail Code 1802

Atlanta, Georgia 30308

(j) a validly executed authorization to make the ACH transfers for payments of principal, interest and fees contemplated hereunder, including without limitation, Asset Disposition Prepayments, mandatory prepayments of the Loans pursuant to Section 2.10(b), which authorization shall be in form and substance satisfactory to the Bank; and

(k) an initial Borrowing Base Report from Aaron, if applicable.

In addition, (x) Bank shall have satisfied itself that (i) all necessary steps have been taken and all necessary registrations have been made to perfect Bank’s security interest in the Collateral, and (ii) there are no Liens on any of the Collateral, and Bank shall be satisfied that all corporate or partnership proceedings necessary for the authorization of the Loan shall have been taken and Bank shall have received any other documents that it deems necessary or advisable and (y) unless waived in writing by Aaron, Aaron shall have obtained a validly executed landlord’s waiver for each location leased by Borrower where the financed Merchandise is located, which Aaron shall provide to Bank up request.

5. BORROWER’S REPRESENTATIONS AND WARRANTIES.

To induce Bank to enter into this Agreement, Borrower represents and warrants as follows:

5.1. Organization and Qualification of Borrower. Borrower is                     under the laws of the state shown on the first page hereof, and is qualified to do business in all jurisdictions where the character of its properties or the nature of its activities make such qualification necessary.

5.2. Trade Names, Subsidiaries and Location of Assets. Exhibit B attached hereto and made a part hereof fully and accurately discloses any legal name, trade name or style ever used by Borrower, any Subsidiaries owned by Borrower, and each office, other place of business or location of assets of Borrower.

5.3. Corporate or Other Authority; No Violation of Other Agreements. The execution, delivery and performance by Borrower of this Agreement and the other Loan Documents have been duly authorized by all necessary action on the part of Borrower and do not and will not (i) violate any provision of Borrower’s articles of incorporation, by-laws, or other organizational documents or any Applicable Law, or (ii) be in conflict with, result in a breach of, or constitute (following notice or lapse of time or both) a default under any agreement to which Borrower is a party or by which Borrower or any of its property is bound.

5.4. Enforceability. This Agreement and each of the other Loan Documents create legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

5.5. Entire Agreement. The Notes and accompanying Loan Documents executed in connection with the Loans and delivered to Bank are the only contracts evidencing the transaction described herein and constitute the entire agreement of the parties hereto with respect to the transaction.

5.6. Genuineness of Signatures. The Notes and each accompanying Loan Document executed in connection with the Loans are is genuine and all signatures, names, amounts and other facts and statements therein and thereon are true and correct.

5.7. Litigation. There are no actions, suits, proceedings or investigations pending or, to the knowledge of Borrower, threatened before any court or administrative or governmental agency that may, individually or collectively, adversely affect the financial condition or business operations of Borrower.

5.8. Financial Condition. Borrower’s financial statement previously delivered to Aaron, fairly and accurately presents the financial condition of Borrower as of such date and has been prepared in accordance with GAAP consistently applied, and since the date of that financial statement, there has been no material adverse change in the financial condition of Borrower. Borrower is now and will remain Solvent.

5.9. Taxes. All federal, state and local tax returns have been duly filed, and all taxes, assessments and withholdings shown on such returns or billed to Borrower have been paid, and Borrower maintains adequate reserves and accruals in respect of all such federal, state and other taxes, assessments and withholdings. There are no unpaid assessments pending against Borrower for any taxes or withholdings, and Borrower knows of no basis therefor.

5.10. Compliance with Laws. Borrower has duly complied with, and its properties and business operations are in compliance in all material respects with, the provisions of all Applicable Laws, including, without limitation ERISA, the Fair Labor Standards Act and all Environmental Laws. Borrower possesses all permits, franchises, licenses, trademark rights, trade names, patents and other authorizations necessary to enable it to conduct its business operations as now conducted, and no filing with, and no consent, authorization, order or license of, any Person is necessary in connection with the execution or performance of this Agreement or the other Loan Documents.

5.11. No Default. No Default Condition or Event of Default exists.

5.12. Accounts. Each Account arises out of a bona fide lease or sale and delivery of goods or rendition of services by Borrower and, unless otherwise indicated by Borrower to Bank in writing promptly after learning thereof, the facts appearing on the invoice evidencing such Account and Borrower’s books relating thereto are true and accurate and payment thereof is not subject to any known dispute, offset or claim except for discounts granted in the ordinary course of Borrower’s business that are reflected on the face of such invoice.

5.13. Use of Proceeds. None of the proceeds of any Advances or the Term Loan by Bank have been or will be used to purchase or carry (or to satisfy or refinance any indebtedness incurred to purchase or carry) any “margin stock” (as defined in Regulation U of the Federal Reserve Board). Advances shall be made for the sole purposes of honoring requests for ACH transfers to (i) suppliers of Merchandise in payment of Approved Invoices, and (ii) other accounts specified by Borrower with respect to Advances made for working capital purposes, subject to the approval of Aaron, which requests have been entered by the Borrower in the Aaron’s Proprietary System as provided above, or upon the consent of Aaron, for the purpose of payment of state use taxes and freight charges. The proceeds of the Term Loan shall be used for acquisition financing, general working capital purposes or such other purpose approved by Aaron.

5.14 Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance in all material respects by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers (in such capacity), employees (in such capacity) and, to the knowledge of the Borrower, its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions. None of (a) the Borrower, any Subsidiary or any of their respective officers (in such capacity) or employees (in such capacity), or (b) to the knowledge of the Borrower, any director or agent of the Borrower or any Subsidiary is a Sanctioned Person. No borrowing or other extension of credit hereunder, use by the Borrower or any Subsidiary of the proceeds thereof or other transactions contemplated hereby will violate Anti-Corruption Laws or applicable Sanctions.

5.15 Patriot Act. Neither the Borrower nor any of its Subsidiaries is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act or any enabling legislation or executive order relating thereto. Neither the Borrower nor any of its Subsidiaries is in violation of (a) the Trading with the Enemy Act, (b) any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (c) the Patriot Act. Neither the Borrower nor any of its Subsidiaries (i) is a blocked person described in Section 1 of the Anti-Terrorism Order or (ii) to the best of its knowledge, engages in any dealings or transactions, or is otherwise associated, with any such blocked person.

Each submission of an Approved Invoice made by Borrower pursuant to this Agreement or any other Loan Document shall constitute an automatic representation and warranty by Borrower to Bank that there does not then exist any Default Condition or Event of Default and a reaffirmation as of the date of said request that all representations and warranties of Borrower contained in this Agreement and the other Loan Documents are true in all material respects. All representations and warranties contained in this Agreement or in any of the other Loan Documents shall survive the execution, delivery and acceptance hereof by Bank and the closing of the transactions described herein.

6. FINANCIAL COVENANTS.

Borrower shall comply with the following financial covenant[s]:

[(i) Rental Revenue to Debt Service. Commencing on the first day of the calendar quarter in which the 25th month following the Opening Date of the first store location of the Borrower occurs and measured as of the last day of the calendar quarter in which such 25th month occurs and on the last day of each calendar quarter thereafter, the ratio of the Borrower’s Rental Revenue to Debt Service for such quarter shall not be less than 2.2:1.0;]8

(ii) Debt to Rental Revenue. [Commencing on the first day of the calendar quarter in which the first day of the 19th month following the Opening Date of the first store location of Borrower occurs and measured as of the last day of the calendar quarter in which such 19th month occurs and on the last day of each calendar quarter thereafter,][On the last day of each calendar quarter] the ratio of Borrower’s Debt to Borrower’s Rental Revenue, shall not exceed [    ]:1.0.9

To the extent any of the financial covenants set forth above in this Section 6 are calculated based upon the Opening Date of a store location, the financial information from store locations that have not reached the Opening Date anniversary incorporated into such covenants shall be excluded from such calculations. Debt Service and Debt attributable to such locations and deducted from the final calculations shall be deducted on a pro rata basis calculated by dividing such stores’ aggregate Net Book Value of Merchandise by the Net Book Value of Merchandise for all store locations. The financial covenants shall otherwise be calculated on a consolidated basis as to all store locations.

7. BORROWER’S AFFIRMATIVE COVENANTS.

During the term of this Agreement, and thereafter for so long as there is any outstanding Loan Indebtedness to Bank, Borrower covenants that, unless otherwise consented to by Bank in writing, it shall:

7.1. Financial Reports. Deliver to Aaron or cause to be delivered to Aaron:

(i) on or before the last Business Day of each month, an unaudited balance sheet and income statement accurately reflecting the financial transactions and status of the Borrower as of the end of the prior month and on a year to date basis, on a consolidated and per store basis; prepared in accordance with GAAP in the format recommended by Aaron;

(ii) on or before the last Business Day of each month after the end of each calendar quarter (a) an unaudited balance sheet and income statement accurately reflecting the financial transactions and status of Borrower as of the end of the prior month and on a quarterly basis, on a consolidated and per store basis, prepared in accordance with GAAP in the format recommended by Aaron, and (b) a compliance certificate as described below in Section 7.2;

[8]	Note: This covenant will not apply in the case of any Borrowers who have Revolving Loans or Term Loans as, in such case, the Borrowing Base in the applicable Loan Agreement will apply in lieu of this covenant.
[9]	Note: This covenant will apply and be tested on last day of each calendar quarter and not be tied to any Opening Date of store locations in the case of any Loan Agreement providing for Loans to be made available to a Borrower consisting of Revolving Loans and/or Term Loans. Covenant levels for this covenant will be established by Sponsor for each Borrower as per the Servicing Agreement.

(iii) within 90 days after the end of each fiscal year a balance sheet and income statement of Borrower as of the end of such year, compiled by such firm of independent public accountants as may be designated by Borrower and be satisfactory to Bank as prepared in accordance with GAAP and, to the extent delivered to Aaron, audited financial statements for such period;

(iv) within 120 days after the end of each fiscal year, an annual personal financial statement of each Guarantor; and

(v) with reasonable promptness, all reports by Borrower to its shareholders and such other information as Aaron or the Bank may reasonably request from time to time.

7.2. Compliance Certificate. Prepare and deliver to Aaron, to the extent that Borrower has a Line of Credit Loan, in conjunction with the quarterly financial reports required to be delivered pursuant to Section 7.1(iii) above, a quarterly Compliance Certificate (the form of which is attached hereto as Exhibit C) including the Quarterly Covenant Compliance Report attached hereto as Exhibit D) presenting the calculation of the financial covenants set forth above in Section 6, noting any negative variances with the covenants and explaining any such variances.

Borrower acknowledges that Aaron will review each Compliance Certificate and may revise the calculations set forth on such Compliance Certificate to be consistent with the information shown on quarterly detailed Inventory reconciliation reports and detailed revenue reports prepared by Aaron each quarter showing the amount of Inventory at each of Borrower’s stores as of the end of such quarter and the amount of monthly and quarterly revenue at each of Borrower’s stores. Borrower acknowledges that Aaron will forward copies of each Compliance Certificate, with revised calculations as appropriate, to Bank and agrees that Bank shall be entitled to rely each such Compliance Certificate, as revised by Aaron, for purposes of determining whether the covenants set forth in Section 6 above have been met.

7.3. Books and Records. Maintain its Books and Records and accounts in accordance with GAAP and permit any Person designated by Bank or Aaron to visit Borrower’s premises, inspect any of the Collateral or any of the Books and Records, and to make copies thereof and take extracts therefrom, and to discuss Borrower’s financial affairs with Borrower’s financial officers and accountants.

7.4. Taxes. Promptly file all tax returns and pay and discharge all taxes, assessments, withholdings and other governmental charges imposed upon it, its income or profits, or upon any property belonging to it, prior to the date on which penalties attach thereto.

7.5. Notices to Bank. Promptly notify Bank in writing of (i) the occurrence of any Default Condition or Event of Default; (ii) any pending or threatened litigation claiming damages in excess of $25,000 or seeking relief that, if granted, would adversely affect the financial condition or business operations of Borrower; (iii) the release or discharge of any Hazardous Substance on any property owned by Borrower; and (iii) any asserted violation by Borrower of or demand for compliance by Borrower with any Applicable Law.

7.6. Compliance with Applicable Laws. Comply in all material respects with all Applicable Laws, including, without limitation, ERISA, the Fair Labor Standards Act and all Environmental Laws.

7.7. Corporate Existence. Maintain its separate corporate existence and all rights, privileges and franchises in connection therewith, and maintain its qualification and good standing in all jurisdictions where the failure to do so could have a material adverse effect upon its financial condition or ability to collect the Accounts.

8. NEGATIVE COVENANTS.

During the term of this Agreement, and thereafter for so long as there are is Loan Indebtedness outstanding, Borrower covenants that unless Bank has first consented thereto in writing, it will not:

8.1. Merger; Disposal or Moving of Collateral. Merge or consolidate with or acquire any substantial portion of the assets or stock of any Person; sell, lease, transfer or otherwise dispose of all or any portion of its properties (including any of the Collateral), except sales or leases of Inventory in the ordinary course of business; or, without having given Bank at least 60 days prior written notice and having executed such instruments and agreements as Bank shall require, change its name, the location of any Collateral or the location of its chief executive office, principal place of business or the office at which it maintains its Books and Records. Notwithstanding the foregoing, to the extent that Borrower is calculating its compliance with the financial covenants set forth in Section 6 hereof on a consolidated basis, Borrower may move Inventory from one location included in such calculation to another of Borrower’s Aaron’s locations without complying with the notice provisions hereof, as long as such Inventory is properly transferred in the Aaron’s Proprietary System.

8.2. Liens. Grant or suffer to exist any Lien upon any of the Collateral except Permitted Liens.

8.3. Guarantees. Guarantee, assume, endorse or otherwise become contingently liable for any obligation or indebtedness of any Person, either directly or indirectly, exceeding $25,000 not existing as of this date, except by endorsement of items of payment for deposit or collection.

8.4. Loans. Make loans or advances of money to or investments in any Person, or (except in the ordinary course of business and on fair and reasonable terms) engage in any transaction with a Subsidiary or affiliate.

8.5. Stock of Borrower. Repurchase, or pay or declare any dividend on, any of its capital stock; provided, however, that if no Default Condition or Event of Default exists and Borrower remains in compliance with the financial covenants set forth in Section 6 above after giving effect thereto, it may pay dividends and make such repurchases.

8.6 Sanctions and Anti-Corruption Laws. Request or use any borrowing or other extension of credit hereunder, or use, and the Borrower shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any borrowing or other extension of credit hereunder (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

9. EVENTS OF DEFAULT.

9.1. List of Events of Default. The occurrence of any one or more of the following conditions or events shall constitute an “Event of Default”:

(a) Borrower shall fail to pay any of the Loan Indebtedness (including any overadvance) or to pay for any Asset Disposition within ten (10) days of the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise);

(b) any warranty, representation, or other statement by Borrower herein or in any instrument, certificate or financial statement furnished in compliance herewith proves to have been false or misleading in any material respect when made;

(c) Borrower shall fail or neglect to perform, keep or observe any covenant contained in this Agreement, any of the other Loan Documents or any other agreement now or hereafter entered into with Bank; Borrower shall fail to abide by the financial covenants set forth in Section 6 hereof, provided that Aaron may waive any financial covenant.

(d) Borrower or any Guarantor shall fail to pay when due any amount owed to any creditor (other than Bank) or any Guarantor shall fail to pay or perform any liability or obligation in accordance with the terms of any agreement with Bank;

(e) Borrower, Aaron or any Guarantor shall cease to be Solvent, shall die or become incompetent, shall suffer the appointment of a receiver, trustee, custodian or similar fiduciary, shall make an assignment for the benefit of creditors, or shall make an offer of settlement or composition to their respective unsecured creditors generally;

(f) any petition for an order for relief shall be filed by or against Borrower or any Guarantor or Aaron under the Bankruptcy Code (if against Borrower or any Guarantor, the continuation of such proceeding for more than 30 days);

(g) any judgment, writ of attachment or similar process is entered or filed against Borrower or any Guarantor or any of Borrower’s or any Guarantor’s property and such judgment, writ of attachment or process is not dismissed, satisfied or vacated within ten (10) days thereafter or results in the creation or imposition of any Lien upon any Collateral that is not a Permitted Lien;

(h) Any Guarantor shall revoke or attempt to revoke the guaranty signed by such Guarantor or shall repudiate such Guarantor’s liability thereunder or Aaron shall default in its obligations to Bank with respect to the Loan Indebtedness or repudiate its liability therefor;

(i) any Person, or group of Persons (whether or not related), shall have or obtain legal or beneficial ownership of a majority of the outstanding voting securities or rights of Borrower, other than any Person, or group of Persons, that has such majority ownership on the date of execution of this Agreement;

(j) Borrower shall lose its franchise, license or right to lease or to sell the Inventory or Borrower’s Franchise Agreement is terminated or revoked for any reason;

(k) Borrower shall fail to enter properly any acquisition of Inventory or Equipment or any Asset Disposition on the Aaron’s Proprietary System; or

(l) Borrower shall use its DDA Account for any use other than as explicitly authorized pursuant to this Agreement.

9.2. Cure Period. Borrower shall have a five (5) calendar day period after the Bank gives it notice of the occurrence of an Event of Default (other than an Event of Default pursuant to Section 9.1(f)) above, during which it may cure such Event of Default. An Event of Default arising under Section 9.1(a) above shall only be cured by the Bank’s receipt of payment in immediately available funds by wire transfer, money order or cashier’s check.

9.3. Advances. In no event shall the Bank have any obligation to make any Loan hereunder or an Advance pursuant to a Line of Credit Commitment or Revolving Commitment hereunder if there exists a Default Condition or an Event of Default.

10. REMEDIES.

All of the Loan Indebtedness shall become immediately due and payable and the Line of Credit Commitment and Revolving Commitment shall be deemed immediately terminated (without notice to or demand upon Borrower) upon the occurrence of an Event of Default under Section 9.1(f) of this Agreement; and upon and after the occurrence of any other Event of Default, subject to the cure period set forth in Section 9.2 hereof, Bank shall have the right to terminate immediately the Line of Credit Commitment and Revolving Commitment and to declare the entire unpaid principal balance of and accrued interest with respect to the Loan Indebtedness to be, and the same shall thereupon become, immediately due and payable upon receipt by Borrower of written notice and demand. From and after the date on which the Loan Indebtedness becomes automatically due and payable or is declared by Bank to be due and payable as aforesaid, Bank shall have and may exercise from time to time any and all rights and remedies afforded to a secured party under the Code or any other Applicable Law. If the Loan Indebtedness is collected by or through an attorney at law, Bank shall be entitled to collect reasonable attorneys’ fees and court costs from Borrower. In addition to, and without limiting the generality of the foregoing, Bank shall have the following rights and remedies which it may exercise at any time or times (all of which rights and remedies shall be cumulative and may be exercised singularly or concurrently):

(a) The right to notify any Account Debtor to make all payments owing to Borrower directly to Bank for application to the Loan Indebtedness and to collect all amounts owing from any such Account Debtor;

(b) The right to sell, lease or otherwise dispose of any or all of the Collateral at public or private sale, for cash, upon credit or upon such other terms as Bank deems advisable in its sole discretion, or otherwise to realize upon the whole or from time to time any part of the Collateral in which Bank may have a security interest. Any requirement of reasonable notice shall be met if such notice is sent to Borrower in accordance with Section 12 hereof at least seven (7) days before the date of sale or other disposition of the Collateral. Bank may bid and be the purchaser at any such sale if permitted by Applicable Law;

(c) The right to require Borrower, at Borrower’s expense, to assemble the Collateral and make it available to Bank at a place reasonably convenient to both parties (and, for purposes hereof, Borrower stipulates that Bank shall be entitled to the remedy of specific performance). Alternatively, Bank may peaceably by its own means or with judicial assistance enter Borrower’s premises and take possession of the Collateral or dispose of the Collateral on Borrower’s premises without interference by Borrower;

(d) The right to incur attorneys’ fees and expenses in exercising any of the rights, remedies, powers or privileges provided hereunder, and the right (but not the obligation) to pay, satisfy and discharge, or to bond, deposit or indemnify against, any tax or other Lien which in the opinion of Bank may in any manner or to any extent encumber any of the Collateral, all of which fees, payments and expenses shall become part of Bank’s expenses of retaking, holding, preparing for sale and the like, and shall be added to and become a part of the principal amount of the Loan Indebtedness;

(e) The right, in Bank’s sole discretion, to perform any agreement of Borrower hereunder which Borrower shall fail to perform and take any other action which Bank deems necessary for the maintenance or preservation of any of the Collateral or Bank’s interest therein, and Borrower agrees forthwith to reimburse Bank for all expenses incurred in connection with the foregoing, together with interest thereon at the Default Rate from the date incurred until the date of reimbursement;

(f) The right at any time or times, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand) held by Bank for Borrower’s account against any of the Loan Indebtedness, irrespective of whether or not Bank has made any demand under the this Agreement;

(g) The right to apply the proceeds realized from any collection, sale, lease or other disposition of the Collateral first to the costs, expenses and attorneys’ fees incurred by Bank for collection and for acquisition, protection, removal, storage, sale and delivery of the Collateral; secondly, to interest due upon the principal amount of the Loan Indebtedness; and thirdly, to the principal amount of the Loan Indebtedness. If any deficiency shall arise, Borrower and Guarantors shall remain bound and liable to Bank therefor;

(h) The right to act as Borrower’s attorney-in-fact (and Borrower hereby irrevocably appoints Bank as Borrower’s agent and attorney-in- fact), in Borrower’s or Bank’s name, but at Borrower’s cost and expense, to receive, open and dispose of all mail addressed to Borrower pertaining to any of the Collateral, to notify postal authorities to change the address and delivery of mail to Borrower to such address as Bank may designate, to sign Borrower’s name on any bill of lading constituting or relating to any Collateral, to send verifications with respect to the Collateral, to execute in Borrower’s name any affidavits or notices with regard to any and all Lien rights and to do all other acts and things necessary to carry out the terms of this Agreement or to discharge any obligation of Borrower hereunder, this power, being coupled with an interest, is to be irrevocable so long as any Loan Indebtedness is outstanding.

11. WAIVERS.

Borrower waives notice of Bank’s acceptance hereof. Borrower hereby waives any requirement on the part of Bank to post any bond or other security as a condition to Bank’s right to obtain an immediate writ of possession with respect to any Collateral. Bank shall not be deemed to have waived any of its rights upon or remedies hereunder or any Event of Default unless such waiver be in writing and signed by Bank. No delay or omission on the part of Bank in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion.

12. NOTICES.

All notices and demands to or upon a party hereto shall be in writing and shall be sent by certified mail, return receipt requested, personal delivery against receipt or by telecopier or other facsimile transmission and shall be deemed to have been validly served, given or delivered when delivered against receipt or one Business Day after deposit in the mail, postage prepaid, or, in the case of facsimile transmission, when indicated by verification receipt printed by the sending machine as having been received at the office of the noticed party, addressed in each case as follows:

If to Borrower:
Attn:
,
Telecopier No.:

If to Bank:	SunTrust Bank
Program Lending
Attn: Aaron’s Program Manager
303 Peachtree Street, N.E., 2nd Floor
Mail Code 1802
Atlanta, Georgia 30308
Telecopier No.: (404)724-3716

or to such other address as each party may designate for itself by like notice given in accordance with this Section. Any written notice or demand that is not sent in conformity with the provisions hereof shall nevertheless be effective on the date that such notice is actually received by the individual to whose attention such notice is to be sent as specified above or such individual’s successor in office.

13. INDEMNIFICATION.

Borrower hereby agrees to indemnify Bank and hold Bank harmless from and against any liability, loss, damage, suit, action or proceeding ever suffered or incurred by Bank as the result of Borrower’s failure to observe, perform or discharge Borrower’s duties hereunder. Without limiting the generality of the foregoing, this indemnity shall extend to any claims asserted against Bank by any Person under any environmental laws. If any taxes, fees or other charges shall be payable by Borrower or Bank on account of the execution, delivery or recording of any of the Loan Documents or any loans outstanding hereunder, Borrower will pay (or reimburse Bank’s payment of) all such taxes, fees or other charges, including any applicable interests and penalties, and will indemnify and hold Bank harmless from and against liability in connection therewith. The indemnity obligations of Borrower under this Section shall survive the payment in full of the Loan Indebtedness.

14. ENTIRE AGREEMENT; AMENDMENT.

This Agreement and the other Loan Documents embody the entire understanding and agreement between the parties hereto with respect to the subject matter hereof, and this Agreement may not be modified or amended except by an agreement in writing signed by Borrower and Bank.

15. SUCCESSORS AND ASSIGNS.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; but Borrower shall not assign this Agreement or any right or benefit hereunder to any Person. The Bank may assign its rights and obligations hereunder at any time and to any Person, including without limitation, to Aaron.

16. ARBITRATION.

ANY CONTROVERSY ARISING WITH RESPECT TO THIS AGREEMENT SHALL BE DETERMINED BY ARBITRATION IN THE CITY AGREED UPON BY BORROWER AND BANK. IF BORROWER AND BANK FAIL TO SO AGREE, THEN SUCH ARBITRATION SHALL TAKE PLACE IN ATLANTA, GEORGIA. ARBITRATION SHALL BE IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION EXCEPT TO THE EXTENT OTHERWISE SET FORTH IN THIS SECTION. THE DISPUTE SHALL BE DETERMINED BY AN ARBITRATOR ACCEPTABLE TO BOTH PARTIES WHO SHALL BE SELECTED WITHIN SEVEN (7) DAYS OF FILING OF NOTICE OF INTENTION TO ARBITRATE. OTHERWISE, THE DISPUTE SHALL BE DETERMINED BY A PANEL OF THREE

ARBITRATORS SELECTED AS FOLLOWS: WITHIN SEVEN (7) DAYS OF FILING NOTICE OF INTENTION TO ARBITRATE, EACH PARTY WILL APPOINT ONE ARBITRATOR, WHO SHALL BE AN ATTORNEY ADMITTED BEFORE THE BAR OF ANY STATE OF THE UNITED STATES (BUT NEITHER SUCH ATTORNEY NOR ANY FIRM WITH WHICH SUCH ATTORNEY HAS BEEN ASSOCIATED IN THE IMMEDIATELY PRECEDING FIVE YEARS SHALL HAVE BEEN RETAINED BY SUCH PARTY DURING THE IMMEDIATELY PRECEDING FIVE YEARS). THESE TWO ARBITRATORS WILL THEN NAME A THIRD ARBITRATOR, WHO SHALL ALSO BE AN ATTORNEY ADMITTED BEFORE THE BAR OF ANY STATE OF THE UNITED STATES (BUT NEITHER SUCH ATTORNEY NOR ANY FIRM WITH WHICH SUCH ATTORNEY HAD BEEN ASSOCIATED FOR THE IMMEDIATELY PRECEDING FIVE YEARS SHALL HAVE BEEN RETAINED BY EITHER PARTY DURING THE IMMEDIATELY PRECEDING FIVE YEARS) AND WHO SHALL PRESIDE OVER THE PANEL. IF EITHER PARTY FAILS TO APPOINT AN ARBITRATOR, OR IF THE TWO ARBITRATORS DO NOT NAME A THIRD ARBITRATOR WITHIN SEVEN (7) DAYS, EITHER PARTY MAY REQUEST THE AMERICAN ARBITRATION ASSOCIATION TO APPOINT THE NECESSARY ARBITRATOR(S) PURSUANT TO THE COMMERCIAL ARBITRATION RULES. ARBITRATORS SHALL BE COMPENSATED FOR THEIR SERVICES BY THE NON-PREVAILING PARTY AT THE STANDARD HOURLY RATE CHARGED BY SUCH ARBITRATORS IN THEIR PRIVATE PROFESSIONAL ACTIVITIES. ALL TESTIMONY SHALL BE TRANSCRIBED BY A PUBLIC STENOGRAPHER OR COURT REPORTER. THE AWARD OF THE PANEL SHALL BE ACCOMPANIED BY FINDINGS OF FACT AND A STATEMENT OF REASONS FOR THE DECISION. ALL PARTIES AGREE TO BE BOUND BY THE RESULTS OF SUCH ARBITRATIONS; JUDGMENT UPON THE AWARD SO RENDERED MAY BE ENTERED AND ENFORCED IN ANY COURT OF COMPETENT JURISDICTION. TO THE EXTENT REASONABLY PRACTICABLE, BOTH PARTIES AGREE TO CONTINUE PERFORMING THEIR RESPECTIVE OBLIGATIONS UNDER THIS AGREEMENT WHILE THE DISPUTE IS BEING RESOLVED.

17. MISCELLANEOUS. Time is of the essence of this Agreement. Bank reserves the right to participate, sell or assign the Loans made hereunder and provide any participant or assignee all information in Bank’s possession regarding Borrower, its business and the Collateral. Borrower shall reimburse Bank for Bank’s out-of-pocket expenses and for the fees and expenses and disbursements of Bank’s counsel in connection with the negotiation, documentation and closing of the transactions contemplated hereby, and Borrower will pay all expenses incurred by Borrower in connection with the transactions. The Section headings are for convenience only and shall not limit or otherwise affect any of the terms hereof. THIS AGREEMENT AND ALL RIGHTS AND OBLIGATIONS HEREUNDER, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF GEORGIA (WITHOUT REGARD TO THE LAWS OF CONFLICTS THEREOF) AND IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT.

18. RELATIONS WITH AARON.

Borrower recognizes and acknowledges that the Bank has made the Loans available to Borrower hereunder at the behest of and as an accommodation to Aaron. Accordingly, Borrower agrees that from time to time the Bank may release to Aaron such information about Borrower and the Loans as Aaron may request, and the Bank may condition its agreement to any waiver, modification or amendment on the prior written consent of Aaron. Borrower further agrees that upon the occurrence of an Event of Default hereunder, the Bank may notify Aaron of such Event of Default prior to notifying Borrower thereof, and the Bank shall not be liable to Borrower for failure to give simultaneous notice to Borrower. Borrower further agrees that the Bank shall not be liable to Borrower as a result of any information or document obtained by Bank regarding Borrower which is shared by Bank with Aaron.

WITNESS the hand and seal of the parties hereto on the date first above written.

Accepted in Atlanta, Georgia:

BORROWER:

BANK:

SUNTRUST BANK:

By:

Name:

Title:

EXHIBIT A-1

FORM OF

LINE OF CREDIT NOTE

Closing Date: [Closing Date]	$

Atlanta, Georgia

FOR VALUE RECEIVED, the undersigned,                     (the “Borrower”), promises to pay to the order of SUNTRUST BANK, a Georgia banking corporation (the “Bank”), at Bank’s principal office in Atlanta, Georgia, or at such other place as the holder hereof may designate by notice in writing to Borrower, in immediately available funds in lawful money of the United States of America, on                                         , (the “Maturity Date”, as such date may be extended from time to time, for an additional 364 day period unless either party terminates the Loan as set forth in Section 2.8 of the Loan and Security Agreement) the lesser of (x) the principal sum of the Line of Credit Commitment:                      ($        ), or (y) so much principal thereof as shall have been from time to time disbursed hereunder in accordance with that certain Loan and Security Agreement, dated as of [                    ], by and between the Borrower and Bank (as amended, restated, modified or supplemented from time to time, the “Agreement”) and not theretofore repaid, as shown on the records of the Bank.

In addition to principal, Borrower agrees to pay interest on the principal amounts disbursed hereunder at a floating rate of interest equal to the Prime Rate plus an additional                                         , from time to time, from the date of each disbursement until paid at such rates of interest per annum and upon such dates as provided for in the Agreement. Interest shall accrue on the outstanding principal balance from the date hereof up to and through the date on which all principal and interest hereunder is paid in full, and shall be computed on the basis of the actual number of days elapsed in a 360-day year. Such interest is to be paid to Bank at its address set forth above or as otherwise provided in the Agreement. For informational purposes, as of the date hereof the Prime Rate in effect is     % per annum, thus producing an initial interest rate under the Agreement on such date of     % per annum and, when adjusted for a year of 365 days, an initial simple interest rate of     % per annum. Any principal amount due under this Line of Credit Note (the “Note”) that is not paid on the due date therefor whether on the Maturity Date, or resulting from the acceleration of maturity upon the occurrence of an Event of Default (as defined in the Agreement), shall bear interest from the date due until payment in full at the Default Rate, as such term is defined in the Agreement.

This Note evidences a loan incurred pursuant to the terms and conditions of the Agreement to which reference is hereby made for a full and complete description of such terms and conditions, including, without limitation, provisions for the acceleration of the maturity hereof upon the existence or occurrence of certain conditions or events, and the terms of any permitted prepayments hereof. All capitalized terms used in this Note shall have the same meanings as set forth in the Agreement.

Upon the existence or occurrence of any Event of Default, the principal and all accrued interest hereof shall automatically become, or may be declared, due and payable in the manner and with the effect provided in the Agreement. In addition, this Note is subject to mandatory prepayment upon the terms and conditions of the Agreement.

Bank shall at all times have a right of set-off against any deposit balances of Borrower in the possession of the Bank and the Bank may apply the same against payment of this Note or any other indebtedness of Borrower to the Bank. The payment of any indebtedness evidenced by this Note prior to the Maturity Date shall not affect the enforceability of this Note as to any future, different or other indebtedness incurred hereunder by the Borrower. In the event the indebtedness evidenced by this Note is collected by legal action or through an attorney-at-law, the Bank shall be entitled to recover from Borrower all costs of collection, including, without limitation, reasonable attorneys’ fees if collected by or through an attorney-at-law.

Borrower acknowledges that the actual crediting of the amount of any disbursement under the Agreement to an account of Borrower or recording such amount in the records of the Bank shall, in the absence of manifest error, constitute presumptive evidence of such disbursement and that such Advance was made and borrowed under the Agreement. Such account records shall constitute, in the absence of manifest error, presumptive evidence of principal amounts outstanding and the payments made under the Agreement at any time and from time to time, provided that the failure of Bank to record in such account the type or amount of any Advance shall not affect the obligation of the undersigned to repay such amount together with interest thereon in accordance with this Note and the Agreement.

Failure or forbearance of Bank to exercise any right hereunder, or otherwise granted by the Loan Agreement or by law, shall not affect or release the liability of Borrower hereunder, and shall not constitute a waiver of such right unless so stated by Bank in writing. THIS NOTE AND THE RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF GEORGIA. TIME IS OF THE ESSENCE OF THIS NOTE.

PRESENTMENT FOR PAYMENT, NOTICE OF DISHONOR AND PROTEST ARE HEREBY WAIVED.

Executed under hand and seal of the Borrower as of the day and year first above written.

EXHIBIT A-2

FORM OF

REVOLVING NOTE

Closing Date: [Closing Date]	$

Atlanta, Georgia

FOR VALUE RECEIVED, the undersigned,                      (the “Borrower”), promises to pay to the order of SUNTRUST BANK, a Georgia banking corporation (the “Bank”), at Bank’s principal office in Atlanta, Georgia, or at such other place as the holder hereof may designate by notice in writing to Borrower, in immediately available funds in lawful money of the United States of America, on                                         , (the “Maturity Date”, as such date may be extended from time to time, for an additional 364 day period unless either party terminates the Loan as set forth in Section 2.8 of the Loan and Security Agreement), the lesser of (i) principal sum of the Revolving Commitment:                      ($        ), or (ii) so much thereof as shall have been from time to time disbursed hereunder in accordance with certain Loan and Security Agreement, dated as of [                    ], by and between the Borrower and Bank (as amended, restated, modified or supplemented from time to time, the “Agreement”) and not theretofore repaid, as shown on the records of the Bank.

In addition to principal, Borrower agrees to pay interest on the principal amounts disbursed hereunder at a floating rate of interest equal to the Prime Rate plus an additional                                         , from time to time, from the date of each disbursement until paid at such rates of interest per annum and upon such dates as provided for in the Agreement. Interest shall accrue on the outstanding principal balance from the date hereof up to and through the date on which all principal and interest hereunder is paid in full, and shall be computed on the basis of the actual number of days elapsed in a 360-day year. Such interest is to be paid to Bank at its address set forth above or as otherwise provided in the Agreement. For informational purposes, as of the date hereof the Prime Rate in effect is     % per annum, thus producing an initial interest rate under the Agreement on such date of     % per annum and, when adjusted for a year of 365 days, an initial simple interest rate of     % per annum. Any principal amount due under this Revolving Note (the “Note”) that is not paid on the due date therefor whether on the Maturity Date, or resulting from the acceleration of maturity upon the occurrence of an Event of Default (as defined in the Agreement), shall bear interest from the date due until payment in full at the Default Rate, as such term is defined in the Agreement.

This Note evidences loans incurred pursuant to the terms and conditions of the Agreement to which reference is hereby made for a full and complete description of such terms and conditions, including, without limitation, provisions for the acceleration of the maturity hereof upon the existence or occurrence of certain conditions or events, and the terms of any permitted prepayments hereof. All capitalized terms used in this Note shall have the same meanings as set forth in the Agreement.

Upon the existence or occurrence of any Event of Default, the principal and all accrued interest hereof shall automatically become, or may be declared, due and payable in the manner and with the effect provided in the Agreement. In addition, this Note is subject to mandatory prepayment upon the terms and conditions of the Agreement.

Bank shall at all times have a right of set-off against any deposit balances of Borrower in the possession of the Bank and the Bank may apply the same against payment of this Note or any other indebtedness of Borrower to the Bank, irrespective of whether or not Bank has made any demand under the Loan Agreement. The payment of any indebtedness evidenced by this Note prior to the Maturity Date shall not affect the enforceability of this Note as to any future, different or other indebtedness incurred hereunder by the Borrower. In the event the indebtedness evidenced by this Note is collected by legal action or through an attorney-at-law, the Bank shall be entitled to recover from Borrower all costs of collection, including, without limitation, reasonable attorneys’ fees if collected by or through an attorney-at-law.

Borrower acknowledges that the actual crediting of the amount of any disbursement under the Agreement to an account of Borrower or recording such amount in the records of the Bank shall, in the absence of manifest error, constitute presumptive evidence of such disbursement and that such Advance was made and borrowed under the Agreement. Such account records shall constitute, in the absence of manifest error, presumptive evidence of principal amounts outstanding and the payments made under the Agreement at any time and from time to time, provided that the failure of Bank to record in such account the type or amount of any Advance shall not affect the obligation of the undersigned to repay such amount together with interest thereon in accordance with this Note and the Agreement.

Failure or forbearance of Bank to exercise any right hereunder, or otherwise granted by the Agreement or by law, shall not affect or release the liability of Borrower hereunder, and shall not constitute a waiver of such right unless so stated by Bank in writing. THIS NOTE AND THE RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF GEORGIA. TIME IS OF THE ESSENCE OF THIS NOTE.

PRESENTMENT FOR PAYMENT, NOTICE OF DISHONOR AND PROTEST ARE HEREBY WAIVED.

Executed under hand and seal of the Borrower as of the day and year first above written.

EXHIBIT A-3

FORM OF

TERM NOTE

Closing Date: [Closing Date]	$

Atlanta, Georgia

FOR VALUE RECEIVED, the undersigned,                      (the “Borrower”), promises to pay to the order of SUNTRUST BANK, a Georgia banking corporation (the “Bank”), at Bank’s principal office in Atlanta, Georgia, or at such other place as the holder hereof may designate by notice in writing to Borrower, in immediately available funds in lawful money of the United States of America,                                          ($        ). Repayment will be in          consecutive equal monthly installments of principal in the amount of $         based on a              month amortization plus accrued and unpaid interest and shall be due and payable on each Payment Date, with the first installment being due and payable on                     , and the remaining outstanding principal balance, together with all accumulated unpaid interest shall be due and payable on                      (the “Maturity Date”).

In addition to principal, Borrower agrees to pay interest on the principal amounts disbursed hereunder at a floating rate of interest equal to the Prime Rate plus an additional                                         , from time to time, upon such dates as provided for in that certain Loan Agreement dated as of [                    ], by and between Borrower and Bank (as amended, restated, modified or supplemented from time to time, the “Agreement”). Interest shall accrue on the outstanding principal balance from the date hereof up to and through the date on which all principal and interest hereunder is paid in full, and shall be computed on the basis of the actual number of days elapsed in a 360-day year. Such interest is to be paid to Bank at its address set forth above or as otherwise provided in the Agreement. For informational purposes, as of the date hereof the Prime Rate in effect is     % per annum, thus producing an initial interest rate under the Agreement on such date of     % per annum and, when adjusted for a year of 365 days, an initial simple interest rate of     % per annum. Any principal amount due under this Term Note (the “Note”) that is not paid on the due date therefor whether on the due date, or resulting from the acceleration of maturity upon the occurrence of an Event of Default (as defined in the Agreement), shall bear interest from the date due until payment in full at the Default Rate, as such term is defined in the Agreement.

This Note evidences a loan incurred pursuant to the terms and conditions of the Agreement to which reference is hereby made for a full and complete description of such terms and conditions, including, without limitation, provisions for the acceleration of the maturity hereof upon the existence or occurrence of certain conditions or events, and the terms of any permitted prepayments hereof. All capitalized terms used in this Note shall have the same meanings as set forth in the Agreement.

Upon the existence or occurrence of any Event of Default, the principal and all accrued interest hereof shall automatically become, or may be declared, due and payable in the manner and with the effect provided in the Agreement. In addition, this Note is subject to mandatory prepayment upon the terms and conditions of the Agreement.

Bank shall at all times have a right of set-off against any deposit balances of Borrower in the possession of the Bank and the Bank may apply the same against payment of this Note or any other indebtedness of Borrower to the Bank, irrespective of whether or not Bank has made any demand under the Agreement. The payment of any indebtedness evidenced by this Note prior to the Maturity Date shall not affect the enforceability of this Note as to any future, different or other indebtedness incurred hereunder by the Borrower. In the event the indebtedness evidenced by this Note is collected by legal action or through an attorney-at-law, the Bank shall be entitled to recover from Borrower all costs of collection, including, without limitation, reasonable attorneys’ fees if collected by or through an attorney-at-law.

Borrower acknowledges that the actual crediting of the amount of any disbursement under the Agreement to an account of Borrower or recording such amount in the records of the Bank shall, in the absence of manifest error, constitute presumptive evidence of such disbursement. Such account records shall constitute, in the absence of manifest error, presumptive evidence of principal amounts outstanding and the payments made under the Agreement at any time and from time to time, provided that the failure of Bank to record in such account the type or amount of any advance shall not affect the obligation of the undersigned to repay such amount together with interest thereon in accordance with this Note and the Agreement.

Failure or forbearance of Bank to exercise any right hereunder, or otherwise granted by the Loan Agreement or by law, shall not affect or release the liability of Borrower hereunder, and shall not constitute a waiver of such right unless so stated by Bank in writing. THIS NOTE AND THE RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF GEORGIA. TIME IS OF THE ESSENCE OF THIS NOTE.

PRESENTMENT FOR PAYMENT, NOTICE OF DISHONOR AND PROTEST ARE HEREBY WAIVED.

Executed under hand and seal of the Borrower as of the day and year first above written.

EXHIBIT B

A.	Permitted Liens

The following described Liens are Permitted Liens (if none, so state):

Name of Lien Holder	Date of Recording	Collateral

B.	Trade Names and Styles

The following are the only trade names or trade styles ever used by Borrower (if none, so state):

C.	Subsidiaries

The following are all of the subsidiaries owned by Borrower (if none, so state):

D.	Business Locations

The following are all of the locations where Borrower has an office or other place of business or owns assets:

EXHIBIT C

COMPLIANCE CERTIFICATE OF BORROWER

(Pursuant to Section 7.2 of Loan and Security Agreement dated                     )

                    (the “Borrower”) HEREBY CERTIFIES that:

This Compliance Certificate is furnished pursuant to the Loan and Security Agreement (the “Agreement”) dated                      by and between the Borrower and SUNTRUST BANK (the “Bank”). Unless otherwise defined herein, the terms used in this Report have the meanings given to them in this Agreement.

1. The figures and information for determining compliance by the Borrower with the financial covenants set forth in the Quarterly Covenant Compliance Report attached hereto have been prepared based upon the financial reports accompanied hereby and both the Quarterly Covenant Compliance Report and such financial reports are true and complete as of the date hereof.

2. The activities of the Borrower during the preceding quarter have been reviewed by the president or other authorized officer or the employees or agents under his immediate supervision. Based on such review, to the best knowledge and belief of the president or other authorized officer, and as of the date of this Certificate, the Borrower has performed and observed each and every covenant contained in the Agreement to be performed by it, and no Event of Default or Default Condition exists, except for the following:

Please describe or indicate “None” if none exist:

3. The Borrower has properly and accurately reported all Asset Dispositions pursuant to Section 2.12 of the Agreement.

WITNESS my hand this         day of             ,         .

EXHIBIT D

QUARTERLY COVENANT COMPLIANCE REPORT

(Section 6 - Financial Covenants)

Test Borrower

For Quarter Ending:

With respect to the financial covenants set forth below which are calculated based upon the Opening Date of a store location, the financial information from store locations that have not reached the Opening Date anniversary incorporated into such covenants shall be excluded from such calculations. [Debt Service and] Debt attributable to such locations and deducted from the final calculations shall be deducted on a pro rata basis calculated by dividing such stores’ aggregate Net Book Value of Merchandise by the Net Book Value of Merchandise for all store locations. The financial covenants shall otherwise be calculated on a consolidated basis as to all store locations.

I.	Rental Revenue to Debt Service

	A.	Enter amount of quarterly Rental Revenue.	$

	B.	Enter amount of quarterly Rental Revenue attributable to store locations open less than 25 months.	$

	C.	Subtract B from A.	$

	D.	Enter amount of quarter’s Debt Service. $

	E.	Enter amount of quarter’s Debt Service attributable to store locations open less than 25 months.	$

	F.	Subtract E from D.	$

Ratio of C:F.

STANDARD — Ratio not less than — 2.2: 1.0

Compliance? ☐ Yes ☐ No

II.	Debt to Rental Revenue

	A.	Enter amount of Debt.	$

	B.	[Enter amount of Debt attributable to store locations open less than 19 months.	$ ]

	C.	[Subtract B from A.	$ ]

D.	Enter Amount of last quarter’s Rental Revenue.	$

E.	[Enter amount of last quarter’s Rental Income attributable to store locationsopen less than 19 months.	$ ]

F.	[Subtract E from D.	$ ][10]

Ratio of C : F.

STANDARD [ ]:1.0

Compliance? ☐ Yes ☐ No

Note: All terms are those used in generally accepted accounting practices unless specifically defined in the Agreement.

[10]	Note: This covenant will apply and be tested on last day of each calendar quarter and not be tied to any Opening Date of store locations in the case of any Loan Agreement providing for Loans to made available to a Borrower consisting solely of Revolving Loans. In which case, the bracketed portions of this Debt to Rental Revenue covenant will not be applicable. Covenant levels for this covenant will be established by Sponsor for each Borrower as per the Servicing Agreement.